As filed with the Securities and Exchange Commission on October 4, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

8050

(Primary standard industrial classification code number)

61-1323993

(I.R.S. Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky 40202-2412

(502) 596-7300

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

and the Guarantors identified in Table of Additional Registrant Guarantors below

Joseph L. Landenwich, Esq. Senior Vice President, Corporate Legal Affairs and Corporate Secretary Kindred Healthcare, Inc. 680 South Fourth Street Louisville, Kentucky 40202 (502) 596-7300	Janet L. Fisher, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
8.25% Senior Notes due 2019	$550,000,000	100%	$550,000,000	$63,030
Guarantees for the 8.25% Senior Notes due 2019	(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457 under the Securities Act.
(3)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
American VitalCare, LLC	California	22-2646452	8000	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Avery Manor Nursing, L.L.C.	Delaware	20-3618851	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Bayberry Care Center, L.L.C.	Delaware	20-4454621	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Braintree Nursing, L.L.C.	Delaware	20-3618766	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
California Nursing Centers, L.L.C.	Delaware	20-4454493	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Cannon & Associates, LLC	Delaware	56-2376676	8000	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Care Center of Rossmoor, L.L.C.	Delaware	20-4454602	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Central Arizona Home Health Care, Inc.	Arizona	86-0714789	8000	3107 Clearwater Drive Prescott, Arizona 86305 (928) 445-2522
Clear Lake Rehabilitation Hospital, L.L.C.	Delaware	20-2971820	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Country Estates Nursing, L.L.C.	Delaware	20-3618740	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Courtland Gardens Health Center, Inc.	Connecticut	06-1149454	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
Foothill Nursing Company Partnership	California	91-1473634	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Forestview Nursing, L.L.C.	Delaware	20-3618900	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Goddard Nursing, L.L.C.	Delaware	20-3618957	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Greenbrae Care Center, L.L.C.	Delaware	20-4454677	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Greens Nursing and Assisted Living, L.L.C.	Delaware	20-2822083	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Harborlights Nursing, L.L.C.	Delaware	20-3618878	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Haven Health, LLC	Delaware	26-1425546	8000	5292 College Drive, Suite 304 Murray, Utah 84123 (801) 676-6000
Helian ASC of Northridge, Inc.	California	77-0277817	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Helian Health Group, Inc.	Delaware	95-4070276	8093	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
HHS Healthcare Corp.	Delaware	90-0527683	8000	200 California Street, 3rd Floor San Francisco, California 94111 (925) 891-7000
Highgate Nursing, L.L.C.	Delaware	20-3618795	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Highlander Nursing, L.L.C.	Delaware	20-3618815	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
Hillhaven–MSC Partnership	California	93-1023838	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Home Health Services, Inc.	Utah	87-0494759	8000	640 East 700 South, Suite 101 St. George, Utah 84770 (435) 634-9300
Homestead Health and Rehabilitation Center, L.L.C.	Delaware	20-3329906	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
J. B. Thomas Hospital, Inc.	Massachusetts	04-3209212	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Braintree Hospital, L.L.C.	Delaware	20-3618938	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development 4, L.L.C.	Delaware	20-2822034	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development 7, L.L.C.	Delaware	20-2822097	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development 8, L.L.C.	Delaware	20-2822116	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development 9, L.L.C.	Delaware	20-2822132	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development 10, L.L.C.	Delaware	20-2822148	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development 11, L.L.C.	Delaware	20-2822172	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development 12, L.L.C.	Delaware	20-2822200	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
Kindred Development 13, L.L.C.	Delaware	20-2822219	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development 15, L.L.C.	Delaware	20-2822255	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development 17, L.L.C.	Delaware	20-3329727	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development 27, L.L.C.	Delaware	20-3329890	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development 29, L.L.C.	Delaware	20-3329915	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development Holdings 3, L.L.C.	Delaware	20-2822011	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Development Holdings 5, L.L.C.	Delaware	20-2822056	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Healthcare Operating, Inc.	Delaware	52-2085484	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Healthcare Services, Inc.	Delaware	61-1264993	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Hospice Services, L.L.C.	Delaware	26-0717945	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Hospital Palm Beach, L.L.C.	Delaware	20-3329716	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Hospital-Pittsburgh-North Shore, L.L.C.	Delaware	20-2822240	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
Kindred Hospitals East, L.L.C.	Delaware	52-2085555	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Hospitals Limited Partnership	Delaware	52-2085561	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Hospitals West, L.L.C.	Delaware	52-2085556	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Hospital-Springfield, L.L.C.	Delaware	20-3329924	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Hospital-Toledo, L.L.C.	Delaware	20-2821971	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Nevada, L.L.C.	Delaware	52-2085559	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Nursing Centers Central Limited Partnership	Delaware	52-2134134	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Nursing Centers East, L.L.C.	Delaware	52-2085557	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Nursing Centers Limited Partnership	Delaware	52-2085562	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Nursing Centers North, L.L.C.	Delaware	52-2134130	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Nursing Centers South, L.L.C.	Delaware	52-2134132	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Nursing Centers West, L.L.C.	Delaware	52-2085558	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
Kindred Rehab Services, Inc.	Delaware	33-0359338	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Kindred Systems, Inc.	Delaware	61-1239343	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Development 50, L.L.C.	Delaware	26-0717534	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Development 51, L.L.C.	Delaware	26-0717557	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Development 52, L.L.C.	Delaware	32-0315911	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Development 53, L.L.C.	Delaware	26-0717649	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Development 54, L.L.C.	Delaware	26-0717650	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Development 55, L.L.C.	Delaware	26-0717700	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Development 56, L.L.C.	Delaware	26-0717720	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Development 57, L.L.C.	Delaware	26-0717861	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Development 58, L.L.C.	Delaware	26-0717881	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Development 59, L.L.C.	Delaware	26-0717903	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
KND Hospital Real Estate Holdings, L.L.C.	Delaware	26-2162659	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 1, L.L.C.	Delaware	26-0709558	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 2, L.L.C.	Delaware	26-0709578	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 3, L.L.C.	Delaware	26-0709614	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 4, L.L.C.	Delaware	26-0709645	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 5, L.L.C.	Delaware	26-0710006	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 6, L.L.C.	Delaware	26-0710041	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 7, L.L.C.	Delaware	26-0710089	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 8, L.L.C.	Delaware	26-0710126	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 9, L.L.C.	Delaware	26-0710175	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 10, L.L.C.	Delaware	26-0710197	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 11, L.L.C.	Delaware	26-0710226	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
KND Real Estate 12, L.L.C.	Delaware	26-0710270	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 13, L.L.C.	Delaware	26-0710286	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 14, L.L.C.	Delaware	26-0710314	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 15, L.L.C.	Delaware	26-0710335	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 16, L.L.C.	Delaware	26-0710365	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 17, L.L.C.	Delaware	26-0710427	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 18, L.L.C.	Delaware	26-0710446	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 19, L.L.C.	Delaware	26-0710469	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 20, L.L.C.	Delaware	26-0710495	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 21, L.L.C.	Delaware	26-2162815	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 22, L.L.C.	Delaware	26-2162837	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 23, L.L.C.	Delaware	26-2162857	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
KND Real Estate 24, L.L.C.	Delaware	26-2162868	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 25, L.L.C.	Delaware	26-2162889	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 26, L.L.C.	Delaware	26-2165510	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 27, L.L.C.	Delaware	26-2165558	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 28, L.L.C.	Delaware	26-2165581	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 29, L.L.C.	Delaware	26-2165620	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 30, L.L.C.	Delaware	26-2165832	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 31, L.L.C.	Delaware	26-2165913	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 32, L.L.C.	Delaware	26-2165953	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 33, L.L.C.	Delaware	26-2165984	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 34, L.L.C.	Delaware	26-2166047	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 35, L.L.C.	Delaware	26-2166087	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
KND Real Estate 36, L.L.C.	Delaware	26-2166429	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 37, L.L.C.	Delaware	26-2166498	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 38, L.L.C.	Delaware	26-2166543	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 39, L.L.C.	Delaware	26-2166600	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 40, L.L.C.	Delaware	26-2166651	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 41, L.L.C.	Delaware	26-2166736	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 42, L.L.C.	Delaware	26-2166781	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 43, L.L.C.	Delaware	26-2166808	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 44, L.L.C.	Delaware	26-2166835	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate 45, L.L.C.	Delaware	26-2166872	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Real Estate Holdings, L.L.C.	Delaware	26-0708352	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
KND Rehab Real Estate Holdings, L.L.C.	Delaware	26-2162539	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
KND SNF Real Estate Holdings, L.L.C.	Delaware	26-2162624	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Lafayette Health Care Center, Inc.	Georgia	58-1815590	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Lafayette Specialty Hospital, L.L.C.	Delaware	20-2971752	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Laurel Lake Health and Rehabilitation, L.L.C.	Delaware	20-3618836	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Louisiana Specialty Hospital, L.L.C.	Delaware	20-4216909	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Maine Assisted Living, L.L.C.	Delaware	20-3618707	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Massachusetts Assisted Living, L.L.C.	Delaware	20-3618679	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Meadows Nursing, L.L.C.	Delaware	20-3618981	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
MedEquities, Inc.	California	77-0236579	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Medical Hill Rehab Center, L.L.C.	Delaware	20-4454548	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
New Triumph HealthCare of Texas, LLC	Texas	20-1576450	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
New Triumph HealthCare, Inc.	Delaware	20-1601670	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
New Triumph HealthCare, LLP	Texas	20-1601875	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
NP Plus, LLC	Delaware	20-5105668	8000	925 Ignacio Valley Road, Suite 101 Walnut Creek, California 94596 (925) 891-7000
Pacific Coast Care Center, L.L.C.	Delaware	20-4454527	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Pacific West Home Care, LLC	Delaware	No I.R.S. Employer Identification No.	8000	200 California Street, 3rd Floor San Francisco, California 94111 (925) 891-7000
Peoplefirst HomeCare & Hospice of California, L.L.C.	Delaware	26-3107002	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Peoplefirst HomeCare & Hospice of Colorado, L.L.C.	Delaware	26-0717967	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Peoplefirst HomeCare & Hospice of Indiana, L.L.C.	Delaware	26-0717917	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Peoplefirst HomeCare & Hospice of Massachusetts, L.L.C.	Delaware	26-3106972	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Peoplefirst HomeCare & Hospice of Ohio, L.L.C.	Delaware	26-0718025	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Peoplefirst HomeCare & Hospice of Utah, L.L.C.	Delaware	26-3106957	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
Peoplefirst HomeCare of Colorado, L.L.C.	Delaware	26-3106983	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Peoplefirst Virginia, L.L.C.	Delaware	20-4487458	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PersonaCare of Connecticut, Inc.	Connecticut	06-1152293	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PersonaCare of Georgia, Inc.	Delaware	58-2182891	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PersonaCare of Huntsville, Inc.	Delaware	52-1846556	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PersonaCare of Ohio, Inc.	Delaware	34-1708224	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PersonaCare of Pompano East, Inc.	Delaware	65-0549911	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PersonaCare of Reading, Inc.	Delaware	52-1831134	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PersonaCare of Shreveport, Inc.	Delaware	58-2182892	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PersonaCare of Warner Robins, Inc.	Delaware	58-2182890	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PersonaCare of Wisconsin, Inc.	Delaware	39-1718735	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PF Development 5, L.L.C.	Delaware	26-0718044	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
PF Development 6, L.L.C.	Delaware	26-3106899	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PF Development 7, L.L.C.	Delaware	26-3106911	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PF Development 8, L.L.C.	Delaware	26-3106922	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PF Development 9, L.L.C.	Delaware	26-3106934	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PF Development 10, L.L.C.	Delaware	26-3106949	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PF Development 15, L.L.C.	Delaware	26-3107011	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
PHH Acquisition Corp.	Delaware	20-5043135	8000	200 California Street, 3rd Floor San Francisco, California 94111 (925) 891-7000
Professional Healthcare at Home, LLC	California	26-0519402	8000	925 Ignacio Valley Road, Suite 101 Walnut Creek, California 94596 (925) 891-7000
Professional Healthcare, LLC	Delaware	20-5043143	8000	200 California Street, 3rd Floor San Francisco, California 94111 (925) 891-7000
Rehab Staffing, L.L.C.	Delaware	20-3329753	8000	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
RehabCare Group East, Inc.	Delaware	43-1802466	8000	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
RehabCare Group Management Services, Inc.	Delaware	36-4204216	8000	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
RehabCare Group of Amarillo, LP	Texas	41-2185466	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
RehabCare Group of Arlington, LP	Texas	11-3746563	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
RehabCare Group of California, LLC	Delaware	77-0473927	8000	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
RehabCare Group of Midland, LP	Texas	20-4727094	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
RehabCare Group of Texas, LLC	Texas	75-2742089	8000	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
RehabCare Group, Inc.	Delaware	51-0265872	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
RehabCare Hospital Holdings, L.L.C.	Delaware	20-3044067	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Salt Lake Physical Therapy Associates, Inc.	Utah	87-0484010	8000	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
SCCI Health Services Corporation	Delaware	75-2572322	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
SCCI Hospital – Easton, Inc.	Delaware	20-5508507	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
SCCI Hospital – El Paso, Inc.	Delaware	74-2983423	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
SCCI Hospital – Mansfield, Inc.	Delaware	20-5508472	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
SCCI Hospital Ventures, Inc.	Delaware	75-2670892	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
SCCI Hospitals of America, Inc.	Delaware	75-2695684	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Siena Care Center, L.L.C.	Delaware	20-4454646	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Smith Ranch Care Center, L.L.C.	Delaware	20-4454574	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Southern California Specialty Care, Inc.	California	95-4494847	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Southern Nevada Home Health Care, Inc.	Nevada	87-0494757	8000	6773 West Charleston Boulevard Las Vegas, Nevada 89146 (702) 228-0282

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
Southern Utah Home Health, Inc.	Utah	87-0480180	8000	640 East 700 South, Suite 101 St. George, Utah 84770 (435) 634-9300
Southern Utah Home Oxygen & Medical Equipment, Inc.	Utah	87-0548601	8000	640 East 700 South, Suite 102 St. George, Utah 84770 (435) 674-5488
Specialty Healthcare Services, Inc.	Delaware	75-2663189	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Specialty Hospital of Cleveland, Inc.	Ohio	34-1901793	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Specialty Hospital of Philadelphia, Inc.	Pennsylvania	52-2166228	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Specialty Hospital of South Carolina, Inc.	South Carolina	57-1064023	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Springfield Park View Hospital, L.L.C.	Delaware	20-3618921	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Symphony Health Services, LLC	Delaware	55-0839302	8000	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
THC – Chicago, Inc.	Illinois	36-3915965	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
THC – Houston, Inc.	Texas	75-2504884	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
THC – North Shore, Inc.	Illinois	61-1316854	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
THC – Orange County, Inc.	California	33-0629983	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
THC–Seattle, Inc.	Washington	91-1637321	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Tower Hill Nursing, L.L.C.	Delaware	20-3618774	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Transitional Hospitals Corporation of Indiana, Inc.	Indiana	35-1896219	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Transitional Hospitals Corporation of Louisiana, Inc.	Louisiana	72-1224577	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Transitional Hospitals Corporation of Nevada, Inc.	Nevada	88-0304473	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Transitional Hospitals Corporation of New Mexico, Inc.	New Mexico	85-0415191	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Transitional Hospitals Corporation of Tampa, Inc.	Florida	59-3170069	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Transitional Hospitals Corporation of Texas, Inc.	Texas	75-2451969	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Transitional Hospitals Corporation of Wisconsin, Inc.	Wisconsin	39-1766624	8060	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Triumph HealthCare Holdings, Inc.	Delaware	20-1601788	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Triumph HealthCare Second Holdings, LLC	Delaware	20-3379275	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Triumph HealthCare Third Holdings, LLC	Delaware	20-5265393	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238

Exact Name of Additional Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Code Number	Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices
Triumph Hospital Medical Center, L.P.	Texas	No I.R.S. Employer Identification No.	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Triumph Hospital Northwest Indiana, Inc.	Missouri	43-1726280	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Triumph Rehabilitation Hospital Northern Indiana, LLC	Indiana	27-4061273	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Triumph Rehabilitation Hospital of Northeast Houston, LLC	Delaware	45-2956602	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Tucker Nursing Center, Inc.	Georgia	58-1218686	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300
Tulsa Specialty Hospital L.L.C.	Delaware	20-2971691	8060	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
VTA Management Services, LLC	Delaware	55-0839383	8000	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
VTA Staffing Services, LLC	Delaware	01-0826753	8000	7733 Forsyth Boulevard, Suite 1700 St. Louis, Missouri 63105 (800) 677-1238
Ygnacio Valley Care Center, L.L.C.	Delaware	20-4454714	8050	680 South Fourth Street Louisville, Kentucky 40202-2412 (502) 596-7300

*	The name, address, including zip code of the agent for service for each of the additional registrants are the same as Kindred Healthcare, Inc.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is neither an offer to sell nor a solicitation of an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 4, 2011

PROSPECTUS

Kindred Healthcare, Inc.

Offer to Exchange any and all of our outstanding unregistered 8.25% Senior Notes due 2019 for $550,000,000 aggregate principal amount of our new 8.25% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

Terms of the Exchange Offer

•

We are offering to exchange any and all of our outstanding unregistered 8.25% Senior Notes due 2019 that were issued on June 1, 2011 (the “Old Notes”) for an equal amount of new 8.25% Senior Notes due 2019 (the “New Notes,” and together with the Old Notes, the “notes”).

•

The exchange offer expires at 5:00 p.m., New York City time, on                     , 2011 (such date and time, the “Expiration Date,” unless we extend or terminate the exchange offer, in which case the “Expiration Date” will mean the latest date and time to which we extend the exchange offer).

•	Tenders of the Old Notes may be withdrawn at any time prior to the Expiration Date.

•	All Old Notes that are validly tendered and not validly withdrawn will be exchanged.

•	The exchange of the Old Notes for the New Notes will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•

The terms of the New Notes to be issued in the exchange offer are substantially the same as the terms of the Old Notes, except that the offer of the New Notes is registered under the Securities Act, and the New Notes have no transfer restrictions, registration rights or rights to additional interest.

•	The New Notes will not be listed on any securities exchange. A public market for the New Notes may not develop, which could make selling the New Notes difficult.

Each broker-dealer that receives the New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. For a period of 120 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the New Notes to be issued in the exchange offer involves certain risks. See “Risk Factors” beginning on page 9.

We are not making an offer to exchange the Old Notes in any jurisdiction where the offer is not permitted.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus, the related registration statement or any of the materials that we have incorporated by reference into this prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 to register this exchange offer of the New Notes, which you can access on the SEC’s website at www.sec.gov. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and about the New Notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any materials we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. These materials are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information filed by Kindred Healthcare, Inc. with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration

i

statement and prior to the termination of the exchange offer, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 23, 2011 (other than the financial statements therein, which have been superseded by the financial statements included in our Current Report on Form 8-K filed on October 4, 2011);

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, filed on April 29, 2011 and ended June 30, 2011, filed on August 9, 2011 (other than the financial statements therein, which have been superseded by the financial statements included in our Current Report on Form 8-K filed on October 4, 2011); and

•

our Current Reports on Form 8-K, as filed on February 8, 2011 (regarding the RehabCare Acquisition (as defined below)), February 10, 2011, March 1, 2011, April 11, 2011, April 29, 2011, May 12, 2011, May 16, 2011, May 20, 2011, May 24, 2011, May 26, 2011 (as amended by Amendment No. 1 thereto filed on June 8, 2011), June 3, 2011 (as amended by Amendment No. 1 thereto filed on June 8, 2011 and Amendment No. 2 thereto filed on July 29, 2011 (other than the financial statements of RehabCare Group, Inc. as of and for the year ended December 31, 2010, which have been superseded by the financial statements included in our Current Report on Form 8-K filed on October 4, 2011)), August 11, 2011, September 2, 2011, September 28, 2011 and October 4, 2011.

Copies of these filings may be obtained at no cost by writing or calling us at the following address and telephone number:

Corporate Secretary

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

Telephone: (502) 596-7300

To obtain timely delivery of any copies of filings requested, please write or call us no later than five business days before the Expiration Date of the exchange offer.

The above filings are also available to the public on our website http://www.kindredhealthcare.com. (We have included our website address as an inactive textual reference and do not intend it to be an active link to our website. Information on our website is not part of this prospectus.)

ii

SUMMARY

The following summary contains basic information about our Company and the offering. It does not contain all the information that may be important to you and is qualified in its entirety by more detailed information appearing elsewhere in, or incorporated by reference into, this prospectus. You should carefully read this entire prospectus, including the information set forth under “Risk Factors” before making an investment decision.

In this prospectus, unless we indicate otherwise or the context requires:

•	“RehabCare” refers to RehabCare Group, Inc. and its consolidated subsidiaries;

•

“Kindred,” the “issuer,” the “Company,” “we,” “our,” “ours,” and “us” refer to Kindred Healthcare, Inc., the issuer of the notes, and its consolidated subsidiaries, excluding RehabCare for periods prior to the consummation of the RehabCare Acquisition (as defined below) and including RehabCare for periods following the consummation of the RehabCare Acquisition; and

•	The “combined company” refers to the Company following the consummation of the RehabCare Acquisition.

With respect to the discussion of the terms of the notes on the cover page, in the section entitled “Summary—Summary of the Exchange Offer,” in the section entitled “Summary—Summary of the New Notes” and in the section entitled “Description of the Notes,” references to “we,” “us” or “our” include only Kindred Healthcare, Inc. and not any other consolidated subsidiaries of Kindred Healthcare, Inc.

Company Overview

General

Our Company is a healthcare services company that through our subsidiaries operates long-term acute care (“LTAC”) hospitals, inpatient rehabilitation hospitals, nursing and rehabilitation centers, assisted living facilities and a contract rehabilitation services business across the United States. At June 30, 2011, our hospital division operated 120 LTAC hospitals (8,609 licensed beds) and five inpatient rehabilitation hospitals (183 licensed beds) in 26 states. Our nursing center division operated 224 nursing and rehabilitation centers and six assisted living facilities (27,585 licensed beds) in 27 states. Our rehabilitation division provided rehabilitative services primarily in hospital and long-term care settings in 46 states.

RehabCare Acquisition

On June 1, 2011, we completed the acquisition of RehabCare (the “RehabCare Acquisition”). Upon consummation of the RehabCare Acquisition, each issued and outstanding share of RehabCare common stock was converted into the right to receive 0.471 of a share of Kindred common stock and $26 per share in cash, without interest. We issued approximately 12 million shares of our common stock in connection with the RehabCare Acquisition. The purchase price totaled $963 million and was comprised of $662 million in cash and $301 million of our common stock at fair value. We also assumed $356 million of long-term debt in the RehabCare Acquisition, of which $345 million was refinanced on June 1, 2011.

At the RehabCare Acquisition date, we acquired 32 LTAC hospitals, five inpatient rehabilitation hospitals, approximately 1,200 rehabilitation therapy sites of service and 102 hospital-based inpatient rehabilitation units.

Corporate and Other Information

Our business is conducted through Kindred Healthcare, Inc., a Delaware corporation and the issuer of the New Notes offered hereby, and its consolidated subsidiaries. Our principal executive offices are located at 680 South

Fourth Street, Louisville, Kentucky 40202 and our telephone number is (502) 596-7300. Our corporate website address is www.kindredhealthcare.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus.

Recent Developments

On September 1, 2011, our subsidiary acquired the equity of Professional Healthcare, LLC (“Professional”) for a purchase price of $51 million in cash. Professional is a provider of home health, hospice, private duty nursing services and durable medical equipment. We used our operating cash flows and borrowings from our ABL Facility (as defined below) to finance the transaction. Professional had no outstanding long-term debt at closing.

Professional operates 27 locations in northern California, Arizona, Nevada and Utah that currently generate annualized revenues of approximately $53 million.

Summary of the Exchange Offer

Background	On June 1, 2011, we issued $550 million aggregate principal amount of the Old Notes in an unregistered offering. In connection with that offering, we entered into a registration rights agreement on June 1, 2011, as supplemented and amended on June 1, 2011 by the joinder agreement to the registration rights agreement and on September 28, 2011 by the second joinder agreement to the registration rights agreement (the “Registration Rights Agreement”) in which we agreed, among other things, to complete this exchange offer. Under the terms of the exchange offer, you are entitled to exchange the Old Notes for the New Notes evidencing the same indebtedness and with substantially similar terms. You should read the discussion under the heading “Description of the Notes” for further information regarding the New Notes.

The Exchange Offer	We are offering to exchange, for each $1,000 aggregate principal amount of our Old Notes validly tendered and accepted, $1,000 aggregate principal amount of our New Notes in authorized denominations.

We will not pay any accrued and unpaid interest on the Old Notes that we acquire in the exchange offer. Instead, interest on the New Notes will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange for the New Note or (ii) if the Old Note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or (b) if no interest has been paid, from and including June 1, 2011, the original issue date of the Old Notes.

As of the date of this prospectus, $550 million aggregate principal amount of the Old Notes are outstanding.

Denominations of New Notes	Tendering holders of the Old Notes must tender the Old Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we extend or terminate the exchange offer in which case the “Expiration Date” will mean the latest date and time to which we extend the exchange offer.

Settlement Date	The settlement date of the exchange offer will be as soon as practicable after the Expiration Date of the exchange offer.

Withdrawal of Tenders	Tenders of the Old Notes may be withdrawn at any time prior to the Expiration Date.

Conditions to the Exchange Offer	Our obligation to consummate the exchange offer is subject to certain customary conditions, which we may assert or waive. See “Description of the Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering	To participate in the exchange offer, you must follow the automatic tender offer program (“ATOP”) procedures established by The Depository Trust Company (“DTC”) for tendering the Old Notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the Expiration Date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

•	DTC has received instructions to exchange your Old Notes; and

•	you agree to be bound by the terms of the letter of transmittal.

For more details, please read “Description of the Exchange Offer—Terms of the Exchange Offer” and “Description of the Exchange Offer—Procedures for Tendering.” If you elect to have the Old Notes exchanged pursuant to this exchange offer, you must properly tender your Old Notes prior to the Expiration Date. All Old Notes validly tendered and not properly withdrawn will be accepted for exchange. The Old Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Consequences of Failure to Exchange	If we complete the exchange offer and you do not participate in it, then:

•	your Old Notes will continue to be subject to the existing restrictions upon their transfer;

•	we will have no further obligation to provide for the registration under the Securities Act of those Old Notes except under certain limited circumstances; and

•	the liquidity of the market for your Old Notes could be adversely affected.

Certain Income Tax Consequences	The exchange pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences” in this prospectus.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes in this exchange offer.

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer.

Summary of the New Notes

Issuer	Kindred Healthcare, Inc., a Delaware corporation.

Securities Offered	$550 million aggregate principal amount of 8.25% Senior Notes due 2019.

Maturity Date	June 1, 2019.

Interest Rate	8.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2011. Interest on the New Notes will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange for the New Note or (ii) if the Old Note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or (b) if no interest has been paid, from and including June 1, 2011, the original issue date of the Old Notes.

Optional Redemption	The New Notes will be redeemable at our option, in whole or in part, at any time on or after June 1, 2014, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to June 1, 2014, we may redeem up to 35% of the aggregate original principal amount of the New Notes with the proceeds of one or more equity offerings of our common shares at a redemption price of 108.25% of the principal amount of the New Notes, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to June 1, 2014, we may also redeem some or all of the New Notes at a price equal to 100% of the principal amount of the New Notes plus accrued and unpaid interest plus a “make-whole” premium.

See “Description of the Notes—Optional Redemption.”

Change of Control, Asset Sales	The occurrence of certain changes of control will require us to offer to purchase from you all or a portion of your New Notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

Certain asset dispositions may require us, under certain circumstances, to use the proceeds from those asset dispositions to make an offer to purchase the New Notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase. See “Description of the Notes—Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock.”

Guarantees	The New Notes will be fully and unconditionally guaranteed, except as provided in “Description of the Notes—Subsidiary Guarantees,” on a senior unsecured basis by all of our domestic 100% owned restricted subsidiaries that guarantee our indebtedness under our new credit facilities that we entered into in connection with the RehabCare Acquisition (the “New Credit Facilities”), which include a new $650 million senior secured asset-based revolving credit facility (the “ABL Facility”) and a new $700 million senior secured term loan facility (the “Term Loan Facility”). Certain non-100% owned restricted subsidiaries that guarantee the New Credit Facilities will not guarantee the New Notes. All future domestic 100% owned restricted subsidiaries that guarantee our indebtedness under the New Credit Facilities will also fully and unconditionally guarantee the New Notes, except as provided in “Description of the Notes—Subsidiary Guarantees.” The guarantees will be released when the guarantees of our indebtedness under our New Credit Facilities are released and in certain other circumstances as described in “Description of the Notes—Subsidiary Guarantees.”

The guarantees will be unsecured senior indebtedness of our guarantors and will have the same ranking with respect to indebtedness of our guarantors as the New Notes will have with respect to our indebtedness.

Ranking	The New Notes will:

•	be our general unsecured senior obligations;

•	rank equally in right of payment with all of our existing and future senior debt;

•	be effectively junior in right of payment to our secured debt, including the New Credit Facilities, to the extent of the value of the assets securing such debt;

•	be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the New Notes; and

•	be senior in right of payment to all of our existing and future subordinated debt.

As of June 30, 2011, (1) the New Notes and related guarantees ranked effectively junior to approximately $890 million of senior secured indebtedness consisting solely of borrowings under the New Credit Facilities, (2) we had additional borrowing capacity under the ABL Facility of approximately $447 million (subject to a borrowing base and after giving effect to approximately $13 million of letters of credit outstanding on June 30, 2011) and (3) the New Notes ranked effectively junior to approximately $10 million of secured indebtedness of our non-guarantor subsidiaries, consisting of secured capital lease obligations and a bank note.

Form and Denomination	The New Notes will be issued in fully-registered form. The New Notes will be represented by one or more global notes, deposited with Wells Fargo Bank, National Association, as trustee (the “Trustee”) as custodian for DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and any transfers will be effective only through, records maintained by DTC and its participants.

The New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Certain Covenants	The indenture governing the New Notes contains certain covenants that, among other things, limit our and our restricted subsidiaries’ ability to:

•	incur, assume or guarantee additional indebtedness;

•	issue redeemable stock and preferred stock;

•	pay dividends, make distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase debt that is junior in right of payment to the notes;

•	make loans and investments;

•	grant or incur liens;

•	restrict dividends, loans or asset transfers from our subsidiaries;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	enter into transactions with affiliates; and

•	consolidate or merge with or into, or sell substantially all of our assets to, another person.

Absence of Public Market for the New Notes	The New Notes are a new issue of securities and there is currently no established trading market for the New Notes. We do not intend to apply for a listing of the New Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The initial purchasers have advised us that they currently intend to make a market in the New Notes. However, they are not obligated to do so, and any market making with respect to the New Notes may be discontinued without notice.

Governing Law	The New Notes are governed by, and construed in accordance with, the internal laws of the State of New York.

Book-Entry Depository	The Depository Trust Company.

Trustee	Wells Fargo Bank, National Association.

Risk Factors	In evaluating an investment in the New Notes, prospective investors should carefully consider, along with the other information included in this prospectus, the specific factors set forth under “Risk Factors” for risks involved with an investment in the New Notes.

RISK FACTORS

Investing in the New Notes involves risk. In addition to the other information included or incorporated by reference in this prospectus, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described below, as well as the risks discussed in our public filings with the SEC (including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010), before deciding to participate in the exchange offer and to invest in the New Notes. The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones related to our business, the exchange offer or the New Notes. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business operations, results of operations, financial condition or prospects. The trading price of the New Notes could decline due to the materialization of any of these risks, and you may lose all or part of your original investment in the New Notes.

Risk Factors Relating to Our Indebtedness and the New Notes

Our indebtedness could adversely affect our cash flow and prevent us from fulfilling our obligations, including the New Notes.

We have a substantial amount of indebtedness. As of June 30, 2011, we had total indebtedness of approximately $1.4 billion in addition to availability of approximately $447 million (subject to a borrowing base and after giving effect to approximately $13 million of letters of credit outstanding on June 30, 2011) under our ABL Facility. Our substantial amount of indebtedness could have important consequences for you. For example it could:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness, including with respect to the New Notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	expose us to fluctuations in the interest rate environment because the interest rates under the New Credit Facilities are variable;

•

require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions and other general purposes;

•

limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate, which may place us at a competitive disadvantage compared to our competitors that have less debt; and

•	restrict us from exploiting business opportunities.

Our indebtedness may restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and manage our operations.

The indenture governing the New Notes and the terms of the New Credit Facilities include a number of restrictive covenants that impose significant operating and financial restrictions on us and our restricted subsidiaries, including restrictions on our and our restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness;

•	create liens;

•	consolidate or merge;

•	sell assets, including capital stock of our subsidiaries;

•	engage in transactions with our affiliates;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or indebtedness; and

•	make investments, loans, advances and acquisitions.

The terms of the New Credit Facilities also include certain additional restrictive covenants that impose significant operating and financial restrictions on us and our restricted subsidiaries, including restrictions on our and our restricted subsidiaries’ ability to, among other things:

•	change the date on which our fiscal years or quarters end;

•	engage in business other than relating to owning, operating or managing healthcare facilities;

•	enter into sale and lease-back transactions;

•	modify certain agreements;

•	make or incur capital expenditures; and

•	hold cash and temporary cash investments outside of collateral accounts.

In addition, the New Credit Facilities require us to comply with financial covenants, including a maximum leverage ratio and a minimum fixed charge coverage ratio.

Our ability to comply with these agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. These covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities. The breach of any of these covenants or restrictions could result in a default under the indenture governing the New Notes or the New Credit Facilities.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our business, financial condition and results of operations.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, including the New Credit Facilities and the indenture governing the New Notes, we may not be able to incur additional indebtedness under the New Credit Facilities and the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. Upon acceleration of certain of our other indebtedness, holders of the New Notes could declare all amounts outstanding under the New Notes immediately due and payable. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default, which could have a material adverse effect on our ability to continue to operate as a going concern. Further, if we are unable to repay, refinance or restructure our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments or under our master lease agreements with Ventas, Inc. and its affiliates (“Ventas”) (as amended, the “Master Lease Agreements”). In addition, counterparties to some of our contracts material to our business may have the right to amend or terminate those contracts if we have an event of default or a declaration of acceleration under certain of our indebtedness, which could adversely affect our business, financial condition or results of operations.

We, including our subsidiaries, will have the ability to incur substantially more indebtedness, including senior secured indebtedness, which could further increase the risks associated with our leverage.

Subject to the restrictions in the New Credit Facilities and the indenture governing the New Notes, we, including our subsidiaries, may incur significant additional indebtedness. As of June 30, 2011:

•	we had $550 million of senior unsecured indebtedness under the Old Notes;

•	we had $890 million of senior secured indebtedness under the New Credit Facilities;

•

we had approximately $447 million (subject to a borrowing base and after giving effect to approximately $13 million of letters of credit outstanding on June 30, 2011) available for borrowing under the ABL Facility which, if borrowed, would be senior secured indebtedness;

•

subject to our compliance with certain covenants and other conditions, we had the option to incur additional incremental term loans under our Term Loan Facility or increase the asset-based revolving credit facility commitments under the ABL Facility by up to an aggregate of $200 million, which, if borrowed, would be senior secured indebtedness; and

•

subject to our compliance with certain covenants and other conditions, we had the option to incur certain additional secured indebtedness and/or additional unsecured indebtedness which would rank pari passu with the New Notes.

Although the terms of the New Credit Facilities and the indenture governing the New Notes include restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of important exceptions, and indebtedness incurred in compliance with these restrictions could be substantial. If we incur significant additional indebtedness, the related risks that we face could increase.

If the New Notes are rated investment grade at any time by both Standard & Poor’s (“S&P”) and Moody’s, certain covenants included in the indenture will be suspended, and the holders of the New Notes will lose the protection of these covenants.

The indenture includes certain covenants that will be suspended and cease to have any effect from and after the first date when the New Notes are rated investment grade by both S&P and Moody’s. See “Description of the Notes—Certain Covenants—Suspension of Covenants.” These covenants restrict, among other things, our ability to pay dividends, incur additional debt and to enter into certain types of transactions. Because we would not be subject to these restrictions at any time that the New Notes are rated investment grade, we would be able to make dividends and distributions and incur substantial additional debt without satisfying the terms of the suspended covenants. If after these covenants are suspended, S&P or Moody’s were to downgrade their ratings of the New Notes to a non-investment grade level, the covenants would be reinstated and the holders of the New Notes would again have the protection of these covenants. However, any indebtedness incurred or other transactions entered into during such time as the New Notes were rated investment grade would be permitted.

We may not be able to generate sufficient cash to pay rents related to our leased properties and service all of our indebtedness, including the New Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

A substantial portion of our cash flows from operations is dedicated to the payment of rents related to our leased properties as well as principal and interest obligations on our indebtedness, including the New Notes and borrowings under the New Credit Facilities. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations. Our ability to make payments on and to refinance our indebtedness, including the New Notes, and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control.

If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us to pay our indebtedness, including the New Notes, or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness, including the New Notes, on or before the maturity thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on our operations. In addition, we may not be able to effect any of these actions, if necessary, on commercially reasonable terms or at all. The terms of existing or future debt instruments, including the New Credit Facilities and the indenture governing the New Notes, may limit or prevent us from taking any of these actions. Our ability to restructure or refinance our indebtedness, including the New Notes, will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the New Notes.

If we are unable to meet our debt service obligations under the New Notes, the holders of the New Notes would have the right following a cure period to cause the entire principal amount of the New Notes to become immediately due and payable. If the amounts outstanding under these instruments are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to our debt holders, including holders of the New Notes.

In addition, our Master Lease Agreements and/or the New Credit Facilities:

•

require us to dedicate a substantial portion of our cash flow to payments on our rent and interest obligations, thereby reducing the availability of cash flow to fund working capital, capital expenditures and other general corporate activities;

•	require us to pledge as collateral substantially all of our assets;

•

require us to maintain a certain defined fixed coverage ratio above a specified level and a certain defined total indebtedness ratio below a specified level, thereby reducing our financial flexibility;

•	require us to limit the amount of capital expenditures we can incur in any fiscal year and also limit the aggregate amount we can expend on acquisitions; and

•	restrict our ability to discontinue the operation of any leased property despite its level of profitability and otherwise restrict our operational flexibility.

These provisions:

•	could have a material adverse effect on our ability to withstand competitive pressures or adverse economic conditions (including adverse regulatory changes);

•	could adversely affect our ability to make material acquisitions, obtain future financing or take advantage of business opportunities that may arise; and

•	could increase our vulnerability to a downturn in general economic conditions or in our business.

Our failure to pay rent or otherwise comply with the provisions of any of our Master Lease Agreements could materially adversely affect our business, financial position, results of operations and liquidity.

As of June 30, 2011, we leased 38 of our hospitals and 159 of our nursing and rehabilitation centers from Ventas under our Master Lease Agreements. Our failure to pay the rent or otherwise comply with the provisions of any of our Master Lease Agreements would result in an event of default under such Master Lease Agreement and also could result in a default under the New Credit Facilities. Upon an event of default, remedies available to Ventas include, without limitation, terminating such Master Lease Agreement, repossessing and reletting the leased properties and requiring us to remain liable for all obligations under such Master Lease Agreement, including the difference between the rent under such Master Lease Agreement and the rent payable as a result of reletting the leased properties, or requiring us to pay the net present value of the rent due for the balance of the term of such Master Lease Agreement. The exercise of such remedies would have a material adverse effect on our business, financial position, results of operations and liquidity.

The New Notes will not be secured by any of our assets and therefore will be effectively junior to any secured indebtedness we may incur.

The New Notes will be general unsecured obligations ranking effectively junior in right of payment to all existing and future secured indebtedness to the extent of the collateral securing such indebtedness. Our obligations under the New Notes and our guarantors’ obligations under their guarantees of the New Notes are unsecured, but our obligations under the New Credit Facilities are secured by a security interest in substantially all of the assets of the combined company and subsidiary guarantors. As of June 30, 2011, we had $890 million of senior secured indebtedness outstanding, approximately $447 million (subject to a borrowing base and after giving effect to approximately $13 million of letters of credit outstanding on June 30, 2011) available to us under the ABL Facility which, if borrowed, would be senior secured indebtedness, and the option (subject to certain conditions) to incur additional incremental term loans under the Term Loan Facility or increase the asset-based revolving credit facility commitments under the ABL Facility by up to an aggregate of $200 million, which, if borrowed, would be senior secured indebtedness.

In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized or if we default under the New Credit Facilities, the lenders could foreclose on the pledged assets to the exclusion of holders of the New Notes, even if an event of default exists under the indenture governing the New Notes at such time. Furthermore, if the lenders foreclose upon and sell the pledged equity interests in any note guarantor of the New Notes offered hereby, then that note guarantor will be released from its guarantee of the New Notes automatically and immediately upon such sale. In any such event, because the New Notes offered hereby will not be secured by any of our assets or the equity interests in the note guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full.

The New Notes will be structurally subordinated to all indebtedness of our existing subsidiaries that are not guarantors of the New Notes and our future subsidiaries that do not become guarantors of the New Notes.

The New Notes will not be guaranteed by any of our existing or future non-U.S. subsidiaries or any of our less than 100% owned U.S. subsidiaries. Certain of these non-guarantor subsidiaries will guarantee our obligations under the New Credit Facilities. As of June 30, 2011, the New Notes were structurally subordinated to the New Credit Facilities with respect to our non-guarantor subsidiaries that guarantee our obligations under the New Credit Facilities but not the New Notes and approximately $10 million of secured indebtedness of our non-guarantor subsidiaries, consisting of secured capital lease obligations and a bank note. Accordingly, claims of holders of the New Notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the New Notes.

In addition, the indenture governing the New Notes permits, subject to some limitations, these non-guarantor subsidiaries to incur additional indebtedness and does not include any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Repayment of our indebtedness, including the New Notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the New Notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the New Notes, our subsidiaries do not have any obligation to pay amounts due on the New Notes or to make funds available for that purpose. Certain of our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the New Notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the New Notes limits the ability of our restricted subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the New Notes.

An increase in interest rates would increase the cost of servicing our debt and could reduce our profitability.

Borrowings under the New Credit Facilities bear interest at variable rates. Interest rate changes will not affect the market value of any debt incurred under the New Credit Facilities, but could affect the amount of our interest payments, and accordingly, our future earnings and cash flows, assuming other factors are held constant. Pursuant to the terms of the New Credit Facilities, we plan to enter into an interest rate swap that involves the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility; however, this swap may not fully mitigate our interest rate risk. As a result, an increase in interest rates, whether because of an increase in market interest rates or an increase in our own cost of borrowing, would increase the cost of servicing our debt and could materially reduce our profitability. A change of one-eighth percent in the interest rates for the New Credit Facilities would increase or decrease annual interest expense by approximately $1 million.

Under certain circumstances a court could cancel the New Notes or the related guarantees under fraudulent conveyance laws. If that occurs, you may not receive any payments on the New Notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the New Notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the New Notes or guarantees could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable: (1) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•

we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the notes or the incurrence of the guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the New Notes or such guarantee or subordinate the New Notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the New Notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the New Notes. Further, the voidance of the New Notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any of our guarantors’ other debt.

Generally, an entity would be considered insolvent if, at the time it incurred debt:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the New Notes.

The indenture governing the New Notes includes a “savings clause” intended to limit each guarantor’s liability under its guarantee to the maximum amount that it could incur without causing the guarantee to be a fraudulent transfer under applicable law. There can be no assurance that this provision will be upheld as intended. In a recent court case (overturned subsequently on other grounds), the U.S. Bankruptcy Court in the Southern District of Florida found this kind of provision in that case to be ineffective, and held the guarantees to be fraudulent transfers and voided them in their entirety.

There is no established trading market for the New Notes and you may not be able to sell the New Notes readily or at all or at or above the price that you paid.

The New Notes are a new issue of securities and there is no established trading market for them. We do not intend to apply for the New Notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. The initial purchasers have advised us that they intend to make a market in the New Notes but they are not obligated to do so and may discontinue any market making in the New Notes at any time, in their sole discretion. You may not be able to sell the New Notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the New Notes. Accordingly, you may be required to bear the financial risk of your investment in the New Note indefinitely. If a trading market were to develop, future trading prices of the New Notes may be volatile and will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for them;

•	prevailing interest rates; and

•	the market for similar securities.

In addition, the market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Notes. The market for the New Notes, if any, may be subject to similar disruptions that could adversely affect their value.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the New Notes.

Upon the occurrence of a “change of control,” as defined in the indenture governing the New Notes, we must offer to buy back the New Notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest, if any, to the date of the repurchase. Our failure to purchase, or give notice of purchase of, the New Notes would be a default under the indenture governing the New Notes. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

Furthermore, we anticipate that certain change of control events would also constitute an event of default under the New Credit Facilities. Upon the occurrence of a change of control, the lenders under the New Credit Facilities may have the right, among other things, to terminate their lending commitments or to cause all outstanding debt obligations under the New Credit Facilities to become due and payable and proceed against the assets securing such debt, any of which actions would prevent us from borrowing under the New Credit Facilities to finance a repurchase of the New Notes. We cannot assure you that we will have available funds sufficient to repurchase the New Notes and satisfy other payment obligations that could be triggered upon the change of control. If we do not have sufficient financial resources to effect a change of control offer, we would be required to seek additional financing from outside sources to repurchase the New Notes. We cannot assure you that financing would be available to us on satisfactory terms, or at all.

The definition of change of control in the indenture governing the New Notes includes a phrase relating to the sale, assignment, conveyance, transfer or other disposition of “all or substantially all” of our and our subsidiaries’ assets, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of New Notes may require us to make an offer to repurchase the New Notes as described above. A Delaware Chancery Court decision suggests that, in the event incumbent directors are replaced as a result of a contested election, the issuer may nevertheless avoid triggering a change of control under a clause similar to clause (2) of the definition of “change of control” set forth in the indenture governing the New Notes if the outgoing directors were to approve the new directors.

The trading prices for the New Notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading prices of the New Notes, to the extent a trading market for the New Notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading prices of the New Notes.

Risk Factors Relating to the RehabCare Acquisition

We may not be able to successfully integrate RehabCare’s operations with our own or realize the anticipated benefits of the RehabCare Acquisition, which could materially and adversely affect our financial condition, results of operations and business prospects.

We may not be able to successfully integrate RehabCare’s operations with our own, and we may not realize all or any of the expected benefits of the acquisition as and when planned. The integration of RehabCare’s operations with our own will be complex, costly and time-consuming. We expect that it will require significant attention from senior management and will impose substantial demands on our operations and personnel, potentially diverting attention from other important pending projects. The difficulties and risks associated with the integration of RehabCare include:

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the possibility that we will fail to implement our business plans for the combined company, including as a result of new legislation or regulation in the healthcare industry that affects the timing or costs associated with the operations of the combined company or our integration plan;

•	possible inconsistencies in the standards, controls, procedures, policies and compensation structures of the two companies;

•	the increased scope and complexity of our operations;

•	the potential loss of key employees and the costs associated with our efforts to retain key employees;

•	provisions in our and RehabCare’s contracts with third parties that may limit our flexibility to take certain actions;

•	risks and limitations on our ability to consolidate corporate and administrative infrastructures of the two companies, including integrating the information systems of the two companies;

•	the possibility that we may have failed to discover liabilities of RehabCare during our due diligence investigation as part of the acquisition for which we, as a successor owner, may be responsible;

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the possibility that we may be impaired in our ability to settle on expected or favorable terms or otherwise dispose of claims and liabilities against RehabCare, whether known or unknown as of the date of the RehabCare Acquisition;

•	obligations that we will have to joint venture partners and other counterparties of RehabCare that arise as result of the change in control of RehabCare;

•	obligations that we will have to holders of the New Notes and our lenders under the New Credit Facilities, including our obligations to comply with significant new financial covenants; and

•	the possibility of unanticipated delays, costs or inefficiencies associated with the integration of RehabCare’s operations with our own.

As a result of these difficulties and risks, we may not accomplish the integration of RehabCare’s business smoothly, successfully or within our budgetary expectations and anticipated timetable. Accordingly, we may fail to realize some or all of the anticipated benefits of the RehabCare Acquisition, such as increase in our scale, diversification, cash flows and operational efficiency and meaningful accretion to our diluted earnings per share.

We may be unable to realize anticipated cost synergies or may incur additional and/or unexpected costs in order to realize them.

We expect to realize approximately $55 million of operating synergies during 2012 from the completion of the RehabCare Acquisition, and approximately $65 million in synergies by 2013. These operating synergies do not include costs to be incurred in order to realize such operating synergies. We may be unable to realize all of these cost synergies within the timeframe expected, or at all, and we may incur additional and/or unexpected costs in order to realize them.

Risk Factors Relating to Reimbursement and Regulation of Our Business

Healthcare reform has initiated significant reforms to the United States healthcare system.

Various healthcare reform provisions became law upon enactment of the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act, both enacted in 2010 (collectively, the “ACA”). The reforms contained in the ACA will impact each of our businesses in some manner. Several of the reforms are very significant and could ultimately change the nature of our services, the methods of payment for our services and the underlying regulatory environment. The reforms include possible modifications to the conditions of qualification for payment, bundling payments to cover both acute and post-acute care and the imposition of enrollment limitations on new providers. The ACA creates a series of robust transparency and reporting requirements for skilled nursing facilities including requirements to disclose information on organizational structures, financial, clinical and other related data as well as information on officers, directors, trustees or managing employees. Skilled nursing facilities are required to certify to the Secretary of the U.S. Department of Health and Human Services (“HHS”) and the U.S. Department of Health and Human Services Office of Inspector General (the “OIG”) that the information submitted is accurate and current. In addition, a primary goal of healthcare reform is to reduce costs, which includes reductions in the reimbursement paid to us and other healthcare providers. Moreover, healthcare reform could negatively impact insurance companies, other third party payors, our customers, as well as other healthcare providers, which may in turn negatively impact our business. As such, these healthcare reforms or other similar healthcare reforms could have a material adverse effect on our business, financial position, results of operations and liquidity.

Changes in the reimbursement rates or methods or timing of payment from third party payors, including the Medicare and Medicaid programs, or the implementation of other measures to reduce reimbursement for our services and products could result in a substantial reduction in our revenues and operating margins.

We depend on reimbursement from third party payors, including the Medicare and Medicaid programs, for substantially all of our revenues. For both the year ended December 31, 2010 and for the six months ended June 30, 2011, we derived approximately 63% of our total revenues (before eliminations) from the Medicare and Medicaid programs and the balance from other third party payors, such as commercial insurance companies, health maintenance organizations, preferred provider organizations and contracted providers. The Medicare and Medicaid programs are highly regulated and subject to frequent and substantial changes.

There are continuing efforts to reform governmental healthcare programs, both as part of the ACA enacted in 2010 and otherwise, that could result in major changes in the healthcare delivery and reimbursement system on a national and state level. Potential reforms include changes directly impacting the government and private reimbursement systems for our LTAC hospitals, our nursing and rehabilitation centers, our inpatient rehabilitation facilities (“IRFs”) as well as our rehabilitation operations. Reforms or other changes to the payment systems, including modifications to the conditions of qualification for payment, bundling payments to cover both acute and post-acute care or the imposition of enrollment limitations on new providers, may be proposed or could be adopted by Congress or Centers for Medicare and Medicaid Services (“CMS”). This could result in attempts to reduce or eliminate payments for federal and state healthcare programs, including Medicare and Medicaid, and could result in an increase in taxes and assessments on our activities. Moreover, weak economic conditions are also adversely affecting the budgets of individual states and of the federal government.

CMS issued a final rule on July 29, 2011 updating Medicare payment rates for skilled nursing centers effective October 1, 2011. The final rule imposes (1) a negative adjustment to the therapy rates for Medicare patient classification system known as “RUGs IV,” and (2) a net market basket increase of 1.7% consisting of (a) a 2.7% market basket inflation increase, less (b) a 1.0% adjustment to account for the effect of a productivity adjustment, beginning on October 1, 2011. CMS has projected the impact of these changes will result in an 11.1% decrease in payments to skilled nursing centers. Under the final rule, group therapy would be defined as therapy sessions with four patients who are performing similar therapy activities. In addition, for purposes of assigning patients to RUGs IV payment categories, the minutes of group therapy would be allocated based upon the number of patients in the therapy session, consistent with the rules for concurrent therapy that have been in place since October 1, 2010. The final rule also clarifies circumstances for reporting breaks of three or more days of therapy and implements a new change of therapy assessment to capture those changes in a patient’s therapy status that would be sufficient to affect the RUGs IV classification and payment. We believe that these rules could reduce our annual revenues by approximately $85 million to $95 million in our nursing center business and approximately $10 million to $15 million in our rehabilitation therapy business. In addition, we believe that other technical changes required under the final rules may increase rehabilitation therapy costs by approximately $10 million to $15 million on an annual basis.

The Budget Control Act of 2011, enacted on August 2, 2011, increased the United States debt ceiling in connection with deficit reductions over the next ten years. The Budget Control Act of 2011 also establishes a 12 member joint committee of Congress known as the Joint Select Committee on Deficit Reduction. The goal of the Joint Select Committee on Deficit Reduction is to propose legislation to reduce the United States federal deficit by $1.5 trillion for fiscal years 2012-2021. Reductions in Medicare and Medicaid spending could be included as part of these deficit reduction measures. Moreover, if such legislation is not enacted by December 23, 2011, approximately $1.2 trillion in domestic and defense spending reductions will automatically begin on January 1, 2013, split evenly between domestic and defense spending. Payments to Medicare providers would be subject to these automatic spending reductions, subject to a 2% cap. At this time it is unclear how this automatic reduction may be applied to various Medicare healthcare programs. Reductions to Medicare and Medicaid reimbursement from the Budget Control Act of 2011 could have a material adverse effect on our business, financial position, results of operations and liquidity.

In addition, private third party payors are continuing their efforts to control healthcare costs through direct contracts with healthcare providers, increased utilization review and greater enrollment in managed care programs and preferred provider organizations. These private payors increasingly are demanding discounted fee structures and are requesting that healthcare providers assume more financial risk.

Though we cannot predict what other reform proposals will be adopted or finally implemented, healthcare reform and regulations, such as those described above, could have a material adverse effect on our business, financial position, results of operations and liquidity through, among other things, decreasing funds available for our services or increased operating costs. We could be affected adversely by the continuing efforts of governmental and private third party payors to contain healthcare costs. We cannot assure you that reimbursement payments under governmental and private third party payor programs, including Medicare supplemental insurance policies, will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to these programs. Future changes in third party payor reimbursement rates or methods, including the Medicare, Medicare Advantage and Medicaid programs, or the implementation of other measures to reduce reimbursement for our services and products could result in a material reduction in our revenues. Our operating margins continue to be under pressure because of deterioration in pricing flexibility, changes in payor mix, changes in length of stay and growth in operating expenses in excess of increases in payments by third party payors. In addition, as a result of competitive pressures, our ability to maintain operating margins through price increases to private patients or commercial payors remains limited. These results could have a material adverse effect on our business, financial position, results of operations and liquidity.

Future cost containment initiatives undertaken by third party payors may limit our revenues and profitability.

Initiatives undertaken by major insurers and managed care companies to contain healthcare costs or to respond to healthcare reform could affect the profitability of our services. These payors attempt to control healthcare costs by contracting with providers of healthcare to obtain services on a discounted basis. We believe that this trend will continue and intensify and may further limit reimbursements for healthcare services. If insurers or managed care companies from whom we receive substantial payments reduce the amounts they pay for services, our profit margins may decline, or we may lose patients if we choose not to renew our contracts with these insurers at lower rates. These results could have a material adverse effect on our business, financial position, results of operations and liquidity.

Further consolidation of managed care organizations and other third party payors may adversely affect our profits.

Managed care organizations and other third party payors have continued to consolidate in order to enhance their ability to influence the delivery and cost structure of healthcare services. Consequently, the healthcare needs of a large percentage of the United States population are increasingly served by a smaller number of managed care organizations. These organizations generally enter into service agreements with a limited number of providers for needed services. In addition, third party payors, including managed care payors, increasingly are demanding discounted fee structures. To the extent that these organizations terminate us as a preferred provider, engage our competitors as a preferred or exclusive provider or demand discounted fee structures, our business, financial position, results of operations and liquidity could be materially and adversely affected.

We conduct business in a heavily regulated industry, and changes in regulations, the enforcement thereof or violations of regulations may result in increased costs or sanctions that reduce our revenues and profitability.

In the ordinary course of our business, we are subject regularly to inquiries and audits by federal and state agencies that oversee applicable healthcare program participation and payment regulations. We also have been subject to government investigations. We believe that the regulatory environment surrounding most segments of the healthcare industry will remain intense.

The extensive federal, state and local regulations affecting the healthcare industry include, but are not limited to, regulations relating to licensure, conduct of operations, ownership of facilities, addition of facilities, coding, allowable costs, services and prices for services, facility staffing requirements, qualifications and licensure of staff, environmental and occupational health and safety, the confidentiality and security of health-related information and relationships with referral sources and referral recipients. In particular, various laws including anti-kickback, physician referral and other anti-fraud and abuse laws codified under the Social Security Act and other federal statutes prohibit certain business practices and relationships that might affect the provision and cost of healthcare services reimbursable under Medicare and Medicaid and other federal healthcare programs, including the payment or receipt of remuneration for the referral of patients. Sanctions for violating these laws include criminal penalties, civil sanctions, fines and possible exclusion from government healthcare programs such as Medicare and Medicaid.

Federal and state governments continue to pursue intensive enforcement policies resulting in a significant number of inspections, audits, investigations, citations of regulatory deficiencies and other regulatory sanctions including demands for refund of overpayments, terminations from the Medicare and Medicaid programs, bans on Medicare and Medicaid payments for new admissions and civil monetary penalties or criminal penalties. Recovery Audit Contractor (“RAC”) audits and other audits evaluating the medical necessity of services provided are expected to further intensify the regulatory environment surrounding the healthcare industry as third party firms engaged by CMS commence or continue extensive reviews of claims data and medical and other records to identify improper payments to healthcare providers under the Medicare program. If we fail to comply with the extensive laws and regulations applicable to our businesses, we could become ineligible to receive government program reimbursement, suffer civil or criminal penalties or be required to make significant changes to our operations. In addition, we could be forced to expend considerable resources responding to investigations, audits or other enforcement actions under these laws or regulations. Furthermore, should we lose the licenses for one or more of our facilities as a result of regulatory action or otherwise, we could be in default under our Master Lease Agreements and the New Credit Facilities. Failure of our staff to satisfy applicable licensure requirements or of our hospitals, our nursing and rehabilitation centers or our IRFs to satisfy applicable licensure and certification requirements could have a material adverse effect on our business, financial position, results of operations and liquidity.

We are unable to predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, or the intensity of federal and state enforcement actions. Changes in the regulatory framework, including those associated with healthcare reform, and sanctions from various enforcement actions could have a material adverse effect on our business, financial position, results of operations and liquidity.

We face and are currently subject to reviews, audits and investigations under our contracts with federal and state government agencies and other payors, and these reviews, audits and investigations could have adverse findings that may negatively impact our business.

As a result of our participation in the Medicare and Medicaid programs, we face and are currently subject to various governmental reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations. An increasing level of governmental and private resources is being devoted to the investigation of allegations of fraud and abuse in the Medicare and Medicaid programs, and federal and state regulatory authorities are taking an increasingly strict view of the requirements imposed on healthcare providers by the Social Security Act, Medicare and Medicaid programs and other laws. We are routinely subject to audits under various government programs, including the RAC program, in which third party firms engaged by CMS conduct extensive reviews of claims data and medical and other records to identify potential improper payments to healthcare providers under the Medicare program. In addition, we, like other operators of nursing centers and hospitals, and providers of rehabilitation services, are subject to ongoing investigations by the HHS-OIG and the U.S. Department of Justice into the billing of rehabilitation services provided to Medicare patients, the medical necessity of services billed to government programs and our general compliance with the conditions of participation for Medicare and Medicaid. Further, ACA requires that certified providers must report and refund overpayments to Medicare and Medicaid within 60 days from the date of identification or the date that the corresponding cost report is due, as applicable. Private pay sources also often reserve the right to conduct audits and demand the refund of overpayments. Our costs to respond to and defend reviews, audits and investigations are significant and are likely to increase in the current enforcement environment. In the past, some of these audits and investigations have required us to refund or retroactively adjust amounts that have been paid under the relevant program or from other payors. We may be subject to similar obligations in the future. Moreover, an adverse review, audit or investigation could also result in other adverse consequences, particularly if the underlying conduct is found to be systemic. These consequences include:

•	state or federal agencies imposing fines, penalties and other sanctions on us;

•	loss of our right to participate in the Medicare or Medicaid programs or one or more third party payor networks; or

•	damage to our reputation in various markets, which could adversely affect our ability to attract patients, residents and employees.

If they were to occur, these consequences could have a material adverse effect on our business, financial position, results of operations and liquidity.

We are subject to extensive and complex federal and state government laws and regulations which govern and restrict our relationships with physicians and other referral sources.

The federal anti-kickback statute set forth in Section 1128B(b) of the Social Security Act (the “Anti-Kickback Statute”), the federal physician self-referral laws (commonly called the Stark Law), the federal False Claims Act (the “FCA”) and similar state laws materially restrict our relationships with physicians and other referral sources. We have a variety of financial relationships with physicians and others who either refer or influence the referral of patients to our healthcare facilities, and these laws govern those relationships. The OIG has enacted safe harbor regulations that outline practices deemed protected from prosecution under the Anti-Kickback Statute. While we endeavor to comply with the safe harbors, most of our current arrangements, including with physicians and other referral sources, do not qualify for safe harbor protection. Failure to qualify for a safe harbor does not mean the arrangement necessarily violates the Anti-Kickback Statute, but may subject the arrangement to greater scrutiny. However, we cannot offer assurance that practices outside of a safe harbor will not be found to violate the Anti-Kickback Statute. Allegations of violations of the Anti-Kickback Statute may be brought under federal civil monetary penalty laws, which require a lower burden of proof than other fraud and abuse laws, including the Anti-Kickback Statute.

Our financial relationships with referring physicians and their immediate family members must comply with the Stark Law by meeting an exception. We attempt to structure our relationships to meet an exception to the Stark Law, but the regulations implementing the exceptions are detailed and complex, and we cannot provide assurance that every relationship complies fully with the Stark Law. Unlike the Anti-Kickback Statute, failure to meet an exception under the Stark Law results in a violation of the Stark Law, even if such violation is technical in nature.

Additionally, if we violate the Anti-Kickback Statute or the Stark Law, or if we improperly bill for our services, we may be found to violate the FCA, either under a suit brought by the government or by a private person under a qui tam, or “whistleblower,” lawsuit.

If we fail to comply with the Anti-Kickback Statute, the Stark Law, the FCA or other applicable laws and regulations, we could be subjected to liabilities, including civil penalties (including the loss of our licenses to operate one or more facilities), exclusion of one or more facilities from participation in the Medicare, Medicaid and other federal and state healthcare programs and, for violations of certain laws and regulations, and criminal penalties.

We do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses. A determination that we have violated these laws, or the public announcement that we are being investigated for possible violations of these laws, could have a material adverse effect on our business, financial position, results of operations and liquidity, and our business reputation could suffer significantly. In addition, other legislation or regulations at the federal or state level may be adopted that adversely affect our business.

If our LTAC hospitals fail to maintain their certification as long-term acute care hospitals, our profitability would decline.

If our LTAC hospitals, satellite LTAC facilities or hospital-in-hospitals (“HIH”) fail to meet or maintain the standards for certification as LTAC hospitals, such as average minimum length of patient stay, they will receive payments under the prospective payment system applicable to general acute care hospitals rather than payment under the system applicable to LTAC hospitals. Payments at rates applicable to general acute care hospitals would result in our LTAC hospitals receiving less Medicare reimbursement than they currently receive for patient services and our profitability would decline. In addition, implementation of additional LTAC hospital certification criteria and medical necessity reviews may limit the population of patients eligible for our services or change the basis upon which we are paid, which could have a material adverse effect on our business, financial position, results of operations and liquidity.

Implementation of additional patient or facility criteria for LTAC hospitals that limit the population of patients eligible for our hospital services or change the basis upon which we are paid could adversely affect our revenues and profitability.

CMS has, for a number of years, considered the development of facility and patient certification criteria for LTAC hospitals, potentially as an alternative to the current payment system under Long-Term Acute Care Prospective Payment System (“LTAC PPS”). In 2004, the Medicare Payment Advisory Commission, a commission chartered by Congress to advise it on Medicare payment issues (“MedPAC”) recommended to Congress the adoption by CMS of new facility staffing and services criteria and patient clinical characteristics and treatment requirements for LTAC hospitals in order to ensure that only appropriate patients are admitted to these facilities. Since the MedPAC recommendation, CMS has initiated studies to examine such recommendations and those studies are ongoing.

On August 2, 2011, the Long-Term Care Hospital Improvement Act of 2011 was introduced into the United States Senate (the “LTAC Legislation”). If enacted, the LTAC Legislation would implement new patient and facility criteria for LTAC hospitals and alleviate the negative impact of various scheduled Medicare reimbursement adjustments. The LTAC Legislation provides for patient criteria to ensure that LTAC hospital patients are physician screened prior to admission and throughout their stay for appropriateness of their stay in an LTAC hospital. In addition, facility criteria would establish common requirements for the programmatic, personnel and clinical operations of an LTAC hospital. The LTAC Legislation further provides that at least 70% of patients must be medically complex in order for a hospital to maintain its Medicare certification as a LTAC hospital. The LTAC Legislation also would repeal the “25 Percent Rule” for all LTAC hospitals, the scheduled very short-stay outlier payment reductions and the one-time budget neutrality adjustment requirement. There can be no assurances that the LTAC Legislation will be enacted in its current form or at all.

Implementation of additional criteria that may limit the population of patients eligible for our hospital services or change the basis upon which we are paid could have a material adverse effect on our business, financial position, results of operations and liquidity.

The temporary moratorium on the Medicare certification of new LTAC hospitals and beds in existing LTAC hospitals limits our ability to increase LTAC hospital bed capacity, expand into new areas or increase services in existing areas we serve.

The Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”) imposed a three-year moratorium beginning on December 29, 2007 on the establishment and classification of new LTAC hospitals, LTAC satellite facilities and LTAC beds in existing LTAC hospitals or satellite hospitals. The ACA extended this moratorium to five years. The moratorium does not apply to LTAC hospitals that, before December 29, 2007, (1) began the qualifying period for payment under LTAC PPS, (2) had a written agreement with an unrelated party for the construction, renovation, lease or demolition for a LTAC hospital and had expended at least 10% of the estimated cost of the project or $2.5 million or (3) had obtained an approved certificate of need. The moratorium also does not apply to an increase in beds in an existing hospital or satellite facility if the LTAC hospital is located in a state where there is only one other LTAC hospital and the LTAC hospital requests an increase in beds following the closure or the decrease in the number of beds of the other LTAC hospital. This moratorium may adversely affect our ability to increase LTAC bed capacity, expand into new areas or increase bed capacity in existing markets that we serve.

Expiration of the moratorium imposed on certain federal regulations otherwise applicable to LTAC hospitals, including HIHs and satellite hospitals, will have an adverse effect on our future revenues and profitability.

The SCHIP Extension Act, among other things, placed a three-year moratorium beginning on December 29, 2007 on (1) the application of a one-time budget neutrality adjustment to payment rates to LTAC hospitals under LTAC PPS, and (2) the very short stay outlier payment reductions to LTAC hospitals. The ACA extended this moratorium to five years. The expiration of this moratorium could have a material adverse effect on our business, financial position, results of operations and liquidity.

CMS has regulations governing payments to LTAC hospitals that are co-located with another hospital, such as a HIH. The rules generally limit Medicare payments to the HIH if the Medicare admissions to the HIH from its co-located hospital exceed 25% of the total Medicare discharges for the HIH’s cost reporting period. There are limited exceptions for admissions from rural hospitals, urban single hospitals and hospitals that generate more than 25% of the Medicare discharges in a metropolitan statistical area (“MSA Dominant hospitals”). Patients transferred after they have reached the short-term acute care outlier payment status are not counted toward the admission threshold. Patients admitted prior to meeting the admission threshold, as well as Medicare patients admitted from a non co-located hospital, are eligible for the full payment under LTAC PPS. If the HIH’s admissions from the co-located hospital exceed the limit in a cost reporting period, Medicare will pay the lesser of (1) the amount payable under LTAC PPS or (2) the amount payable under Medicare’s prospective payment system (“IPPS”).

On May 1, 2007, CMS issued regulatory changes regarding Medicare reimbursement for LTAC hospitals (the “2007 Final Rule”). Under the 2007 Final Rule, CMS expanded the “25 Percent Rule” to all LTAC hospitals, regardless of whether they are co-located with another hospital. Under the 2007 Final Rule, all LTAC hospitals were to be paid LTAC PPS rates for admissions from a single referral source up to 25% of aggregate Medicare admissions. Patients reaching high cost outlier status in the short-term hospital were not to be counted when computing the 25% limit. Admissions beyond the 25% threshold were to be paid at a lower amount based upon IPPS rates.

Under the 2007 Final Rule, the 25% threshold was to be phased in over three years. Hospitals having fiscal years beginning on or after July 1, 2007 and before July 1, 2008, including most of our hospitals, had their admission cap initially established at the lesser of 75% of Medicare referrals or the actual percentage of Medicare referrals received from a primary referral source for that hospital in the base year of 2005. For most of our hospitals, this initial first year cap began on September 1, 2007. Beginning on September 1, 2008, the cap would have been reduced to the lesser of 50% of Medicare referrals or the actual percentage of Medicare referrals for that hospital in the 2005 base year. The fully phased-in cap of 25% would have applied to most of our hospitals after September 1, 2009.

The SCHIP Extension Act initially placed a three-year moratorium on the expansion of the “25 Percent Rule” to freestanding hospitals. That moratorium was extended to five years by the ACA. In addition, the SCHIP Extension Act initially provided for a three-year period during which (1) LTAC hospitals may admit up to 50% of their patients from their co-located hospitals and still be paid according to LTAC PPS; and (2) LTAC hospitals that are co-located with an urban single hospital or a MSA Dominant hospital may admit up to 75% of their patients from such urban single or MSA Dominant hospital and still be paid according to LTAC PPS. Those periods also were extended to five years under the ACA. The five-year moratorium of the “25 Percent Rule” threshold payment adjustment for freestanding hospitals and grandfathered hospitals with a host hospital will expire for cost reporting periods beginning on or after July 1, 2012. The expansion of the admission limit to 50% for non-grandfathered LTAC hospitals from their co-located hospital will expire for cost reporting periods beginning on or after October 1, 2012, the same time at which the 75% limit for MSA Dominant hospitals will expire.

Since these rules are complex and are based upon the volume of Medicare admissions and the source of those admissions, we cannot predict with any certainty the impact on our future revenues or operations from these regulations. If the “25 Percent Rule” is applied as currently written, it could have a material adverse effect on our business, financial position, results of operations and liquidity when the moratorium expires.

Healthcare reform and other regulations could adversely affect the liquidity of our customers, which could have an adverse effect on their ability to make timely payments to us for our products and services.

The ACA and other laws and regulations that limit or restrict Medicare and Medicaid payments to our customers could adversely impact the liquidity of our customers, resulting in their inability to pay us, or to timely pay us, for our products and services. In addition, if our customers fail to comply with applicable laws and regulations they could be subject to possible sanctions, including loss of licensure or eligibility to participate in reimbursement programs as well as civil and criminal penalties. These developments could have a material adverse effect on our business, financial position, results of operations and liquidity.

If we do not manage admissions in the IRFs that we manage or operate in compliance with a 60% threshold, reimbursement for services rendered by us in IRFs will be based upon less favorable rates.

IRFs are subject to a requirement that 60% or more of the patients admitted to the facilities have one or more of 13 specific conditions in order to qualify for the inpatient rehabilitation facility prospective payment system (“IRF-PPS”). If that compliance threshold is not maintained, the inpatient rehabilitation facility will be reimbursed at the lower prospective payment system applicable to acute care hospitals. That may lead to reduced revenue in the IRFs we manage or operate and may also lead clients of IRFs to attempt to renegotiate the terms of their contracts or terminate their contracts, in either case adversely affecting our revenues and profitability.

Risk Factors Relating to Our Operations

Acquisitions, investments and strategic alliances that we have made or may make in the future may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.

We intend to continue to selectively pursue strategic acquisitions of, investments in, and strategic alliances with LTAC hospitals, nursing centers, rehabilitation operations and other related healthcare operations, particularly where an acquisition may assist us in scaling our operations more rapidly and efficiently than internal growth. Acquisitions may involve significant cash expenditures, debt incurrence, additional operating losses, amortization of certain intangible assets of acquired companies, dilutive issuances of equity securities and expenses that could have a material adverse effect on our business, financial position, results of operations and liquidity. Our ability to pursue attractive acquisition targets, at least in the near term, may be adversely affected by the significant resources and management attention that we expect to devote to the integration of the RehabCare’s operations with our own.

Acquisitions, investments and strategic alliances involve numerous risks, which can be more significant if we complete additional acquisitions while still completing the integration of RehabCare’s operations. These risks include:

•	limitations on our ability to identify acquisitions that meet our target criteria and limitations on our ability to complete such acquisitions on reasonable terms and valuations;

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limitations on our ability to access equity or capital to fund acquisitions, including difficulty in obtaining financing for acquisitions at a reasonable cost, or that such financing will not include restrictive covenants that limit our operating flexibility or ability to access additional capital when needed;

•	entry into markets or businesses in which we may have limited or no experience;

•	difficulties integrating acquired operations, personnel and information systems, and in realizing projected efficiencies and cost savings, particularly in the case of significant acquisitions;

•	diversion of management’s time from existing operations;

•	potential loss of key employees or customers of acquired companies;

•	inaccurate assessment of assets and liabilities and exposure to undisclosed or unforeseen liabilities of acquired companies, including liabilities for failure to comply with healthcare laws;

•	inability to operate acquired facilities profitably or succeed in achieving improvements in their financial performance; and

•	impairment of acquired goodwill and intangible assets.

We continue to seek acquisitions and other strategic opportunities for each of our businesses that may negatively impact our business, financial position, results of operations and liquidity.

We continue to seek acquisitions and other strategic opportunities for each of our businesses, particularly where an acquisition may assist us in scaling our operations more rapidly and efficiently than internal growth. Accordingly, we are often engaged in evaluating potential transactions and other strategic alternatives, some of which may be significant in size, such as the RehabCare Acquisition, and we engage in preliminary discussions that may result in one or more transactions. Although there is uncertainty that any of our discussions will result in definitive agreements or the timing of announcement or completion of any transaction, our business, short-term and long-term financial position, results of operations and liquidity may be impacted if we announce or complete any such transaction or if we incur substantial costs or other losses in connection with such transaction, whether or not it is completed. Moreover, although we intend to enter into transactions that enhance long-term shareholder value, our ability to achieve this objective would be subject to integration risks, the ability to retain and attract key personnel, the ability to realize synergies and other risks, all of which would be more material with transactions of significant size.

In addition to acquisitions, we also may pursue strategic opportunities involving the construction of new hospitals or nursing and rehabilitation centers. The construction of new facilities involves numerous risks, including construction delays, cost over-runs, and the satisfaction of zoning and other regulatory requirements. We may be unable to operate newly constructed facilities profitably and such facilities may involve significant cash expenditures, debt incurrence, additional operating losses, and expenses that could have a material adverse effect on our business, financial position, results of operations and liquidity.

We could experience significant increases to our operating costs due to shortages of qualified nurses, therapists and other healthcare professionals or union activity.

The market for qualified nurses, therapists and other healthcare professionals is highly competitive. We, like other healthcare providers, have experienced difficulties in attracting and retaining qualified personnel such as nurses, certified nurse’s assistants, nurse’s aides, therapists and other providers of healthcare services. Our hospitals, nursing and rehabilitation centers and IRFs are particularly dependent on nurses for patient care. Our rehabilitation division continues to seek qualified therapists to fill open positions. The difficulty we have experienced in hiring and retaining qualified personnel has increased our average wage rates and may force us to increase our use of contract personnel.

In addition, healthcare providers are continuing to see an increase in the amount of union activity across the country. At June 30, 2011, approximately 3,161 of the employees at 35 of our facilities were unionized. Though we cannot predict the degree to which we will be affected by future union activity, there are continuing legislative proposals that could result in increased union activity. We could experience an increase in labor and other costs from such union activity. Furthermore, we could experience a disruption of our operations if our employees were to engage in a strike or other work stoppage.

We expect to continue to experience increases in our labor costs primarily due to higher wages and greater benefits required to attract and retain qualified healthcare personnel. Salaries, wages and benefits were approximately 57% of our consolidated revenues for the year ended December 31, 2010 and were approximately 58% of our consolidated revenues for the six months ended June 30, 2011. We expect that salaries, wages and benefits will continue to be a significant percentage of our consolidated revenues. Our ability to manage labor costs will significantly affect our future operating results.

We could experience significant legal actions, fines and increases in our operating costs if we fail to comply with federal or state minimum staffing requirements.

Various states in which we operate hospitals and nursing and rehabilitation centers have established minimum staffing requirements or may establish minimum staffing requirements in the future. Staffing requirements in some states is not contingent upon any additional appropriation of state funds in any budget act or other statute. Our ability to satisfy such staffing requirements will, among other things, depend upon our ability to attract and retain qualified healthcare professionals.

While we seek to comply with all applicable staffing requirements, the regulations in this area are complex and we may experience compliance issues from time to time. Failure to comply with such minimum staffing requirements may result in one or more facilities failing to meet the conditions of participation under relevant federal and state healthcare programs and the imposition of fines or other sanctions. Private litigation involving these matters has also become more common, and certain of our facilities are the subject of litigation involving claims brought in 2010 that we did not meet relevant staffing requirements from time to time since 2006.

Moreover, a portion of the staffing costs we incur is funded by states through Medicaid program appropriations or otherwise. If states do not appropriate sufficient additional funds to pay for any additional operating costs resulting from such minimum staffing requirements, our profitability may be materially adversely affected.

If we lose our key management personnel, we may not be able to successfully manage our business and achieve our objectives.

Our future success depends in large part upon the leadership and performance of our executive management team and key employees and our ability to retain and motivate these individuals. Competition for these individuals is intense and there can be no assurance that we will retain our key officers and employees or that we can attract or retain other highly qualified individuals in the future. If we lose the services of one or more of our key officers or employees, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives and we may not be able to replace them with similarly qualified personnel. If we lose key personnel, we may be unable to replace them with personnel of comparable experience, reputation in the industry or skills. The loss of any of our key officers or employees could have a material adverse effect on our business, financial position, results of operations and liquidity, as well as on the integration of RehabCare into our operations.

If we fail to attract patients and residents and compete effectively with other healthcare providers or if our referral sources fail to view us as an attractive long-term healthcare provider, our revenues and profitability may decline.

The long-term healthcare services industry is highly competitive. Our hospitals face competition from healthcare providers that provide services comparable to those offered by our hospitals. Many competing hospitals are larger and more established than our hospitals. We may experience increased competition from existing hospitals as well as hospitals converted, in whole or in part, to specialized care facilities. Our nursing and rehabilitation centers compete on a local and regional basis with other nursing centers and other long-term healthcare providers. Some of our competitors operate newer facilities and may offer services not provided by us or are operated by entities having greater financial and other resources than us. Our rehabilitation division competes with national, regional and local rehabilitation service providers within our markets. Several of these competitors may have greater financial and other resources than us, may be more established in the markets in which we compete and may be willing to provide services at lower prices. We cannot assure you that increased competition in the future will not adversely affect our business, financial position, results of operations and liquidity.

In addition, we rely significantly on appropriate referrals from physicians, hospitals and other healthcare providers in the communities in which we deliver our services to attract appropriate patients and residents. Our referral sources are not obligated to refer business to us and may refer business to other healthcare providers. We believe many of our referral sources refer patients and residents to us as a result of the quality of our patient services and our efforts to establish and build a relationship with them. If any of our facilities fail to achieve or maintain a reputation for providing high quality care, or are perceived to provide a lower quality of care than comparable facilities within the same geographic area, or customers of our rehabilitation therapy services perceive that they could receive higher quality services from other providers, our ability to attract and retain patients and customers could be adversely affected. We believe that the perception of our quality of care by potential residents or patients or their families seeking our services is influenced by a variety of factors, including physician and other healthcare professional referrals, community information and referral services, newspapers and other print and electronic media, results of patient surveys, recommendations from family and friends, and published quality care statistics compiled by CMS or other industry data. If we lose, or fail to maintain, existing relationships with our referral resources, fail to develop new relationships or if we are perceived by our referral sources for any reason as not providing high quality patient care, our patient volumes and the quality of our patient mix could suffer and our revenue and profitability could decline.

Significant legal actions could subject us to increased operating costs and substantial uninsured liabilities, which could materially and adversely affect our business, financial position, results of operations and liquidity.

We incur significant costs to investigate and defend against a variety of claims, including professional liability, wage and hour, and minimum staffing claims, among others, particularly in our hospital and nursing and rehabilitation center operations. In addition to large compensatory claims, plaintiffs’ attorneys increasingly are seeking, and have sometimes been successful in obtaining, significant fines and punitive damages and attorneys’ fees. Furthermore, there are continuing efforts to limit the ability of healthcare providers to utilize arbitration as a process to resolve these claims. As a result of these factors, our defense costs and potential liability exposure are significant, unpredictable, and likely to increase. We also are subject to ongoing government investigations and lawsuits under the FCA and comparable state laws for submitting fraudulent bills for services to the Medicare and Medicaid programs or bills for services that come from arrangements that are deemed to violate the Anti-Kickback Statute or the physician referral law. These lawsuits, which may be initiated by “whistleblowers,” can involve significant monetary damages, fines, attorneys’ fees and the award of bounties to private plaintiffs who successfully bring these suits and to the government programs. We are also subject to payment obligations under contracts we enter into with our rehabilitation division customers to indemnify them against claim denials associated with our services.

While we are able to insure against certain of these costs and liabilities, such as our professional liability risks described below, we are not able to do so in many other cases. In the absence of insurance proceeds, we must fund these costs and liabilities from operating cash flows, which can reduce our operating margins and our funds available for investment in our business, and otherwise limit our operating and financial flexibility.

We insure a substantial portion of our professional liability risks primarily through our limited purpose insurance subsidiary. Provisions for loss for our professional liability risks are based upon management’s best available information including actuarially determined estimates. The allowance for professional liability risks includes an estimate of the expected cost to settle reported claims and an amount, based upon past experiences, for losses incurred but not reported. These liabilities are necessarily based upon estimates and, while management believes that the provision for loss is adequate, the ultimate liability may be in excess of, or less than, the amounts recorded. Changes in the number of professional liability claims and the cost to settle these claims significantly impact the allowance for professional liability risks. A relatively small variance between our estimated and actual number of claims or average cost per claim could have a material impact, either favorable or unfavorable, on the adequacy of the allowance for professional liability risks. Differences between the ultimate claims costs and our historical provisions for loss and actuarial assumptions and estimates could have a material adverse effect on our business, financial position, results of operations and liquidity.

Our limited purpose insurance subsidiary insures initial losses up to specified coverage levels per occurrence and in the aggregate. On a per claim basis, coverages for losses in excess of those insured by the limited purpose insurance subsidiary are maintained through unaffiliated commercial insurance carriers. Our limited purpose insurance subsidiary insures all claims in all states up to a per occurrence limit without the benefit of any aggregate coverage limit through unaffiliated commercial insurance carriers, thereby increasing our financial risk. We maintain professional and general liability insurance in amounts and coverage that management believes are sufficient for our operations. However, our insurance may not cover all claims against us or the full extent of our liability nor continue to be available at a reasonable cost. Moreover, the insurance coverage maintained with unaffiliated commercial insurance carriers is costly and may continue to increase. If we are unable to maintain adequate insurance coverage or are required to pay punitive damages that are uninsured, we may be exposed to substantial liabilities.

Federal and state employment-related laws and regulations could increase our cost of doing business and subject us to significant back pay awards, fines and lawsuits.

Our operations are subject to a variety of federal and state employment-related laws and regulations, including, but not limited to, the U.S. Fair Labor Standards Act, which governs such matters as minimum wages, overtime pay, compensable time, recordkeeping and other working conditions, the Americans with Disabilities Act and the Age Discrimination in Employment Act and similar state laws that provide civil rights protections to individuals with disabilities and older workers in the context of employment, public accommodations and other areas, the National Labor Relations Act, regulations of the Equal Employment Opportunity Commission, regulations of the Office of Civil Rights, regulations of state Attorneys General, federal and state wage and hour laws, family leave mandates and a variety of similar laws enacted by the federal and state governments that govern these and other employment-related matters. Accordingly, we are subject to employee-related claims, lawsuits and proceedings in connection with our operations, including, but not limited to, those related to wrongful discharge, discrimination or violations of equal employment or federal and state wage and hour laws. Because labor represents such a large portion of our operating costs, compliance with these evolving federal and state laws and regulations could substantially increase our cost of doing business and subject us to significant back pay awards, fines and lawsuits. In addition, federal proposals to introduce a system of mandated health insurance and flexible work time and other similar initiatives could, if implemented, adversely affect our operations. Our failure to comply with federal and state employment-related laws and regulations could have a material adverse effect on our business, financial position, results of operations and liquidity.

We have limited operational and strategic flexibility since we lease a substantial number of our facilities.

We lease a substantial number of our facilities from Ventas and other third parties. Under our leases, we generally are required to operate continuously our leased properties as a provider of healthcare services. In addition, these leases generally limit or restrict our ability to assign the lease to another party. Our failure to comply with these lease provisions would result in an event of default under the leases and subject us to material damages, including potential defaults under the indenture governing the New Notes and the New Credit Facilities. Given these restrictions, we may be forced to continue operating unprofitable facilities to avoid defaults under our leases.

Possible changes in the acuity of residents and patients as well as payor mix and payment methodologies may significantly affect our profitability.

The sources and amount of our revenues are determined by a number of factors, including the occupancy rates of our facilities, length of stay, the payor mix of residents and patients, rates of reimbursement among payors and patient acuity. Changes in patient acuity as well as payor mix among private pay, Medicare and Medicaid can significantly affect our profitability. In particular, any significant decrease in our population of high acuity patients or any significant increase in our Medicaid population could have a material adverse effect on our business, financial position, results of operations and liquidity, especially if state Medicaid programs continue to limit, or more aggressively seek limits on, reimbursement rates.

We may be unable to reduce costs to offset completely any decreases in our revenues.

Reduced levels of occupancy in our facilities and reductions in reimbursements from Medicare, Medicaid or other payors would adversely impact our revenues and liquidity. We may be unable to put in place corresponding reductions in costs in response to declines in census or other revenue shortfalls. The inability to timely adjust our operations to address a decrease in our revenues could have a material adverse effect on our business, financial position, results of operations and liquidity.

We are exposed to the credit risk of our payors which in the future may cause us to make larger allowances for doubtful accounts or incur bad debt write-offs.

Due to weak economic conditions or other factors, commercial payors and customers may default on their payments to us and individual patients may default on co-payments and deductibles for which they are responsible under the terms of either commercial insurance programs or Medicare. Although we review the credit risk of our commercial payors and customers regularly, such risks may arise from events or circumstances that are difficult to anticipate or control, such as a general economic downturn. If our payors default on their payments to us in the future, we may have to record higher provisions for allowances for doubtful accounts or incur bad debt write-offs, both of which could have a material adverse effect on our business, financial position, results of operations and liquidity.

Delays in collection of our accounts receivable could adversely affect our business, financial position, results of operations and liquidity.

Prompt billing and collection are important factors in our liquidity. Billing and collection of our accounts receivable are subject to the complex regulations that govern Medicare and Medicaid reimbursement and rules imposed by non-government payors. Our inability, or the inability of our customers, to bill and collect on a timely basis pursuant to these regulations and rules could subject us to payment delays that could negatively impact our business, financial position, results of operations and liquidity. In addition, we may experience delays in reimbursement as a result of the failure to receive prompt approvals related to change of ownership applications for acquired or other facilities or from delays caused by our or other third parties’ information system failures. Significant delays in billing and/or collections may adversely affect the borrowing base under the ABL Facility, potentially limiting the availability of funds under the ABL Facility.

If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

There are a number of federal and state laws protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. In particular, the privacy and security rules under the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information, limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose and requiring measures to protect the safety and security of medical records and other personal health information maintained or transmitted in electronic form. If we are found to be in violation of the privacy or security rules under HIPAA or other federal or state laws protecting the confidentiality of patient health information, we could be subject to sanctions and civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial position, results of operations and liquidity.

We depend on the proper function and availability of our information systems.

We are dependent on the proper function and availability of our information systems. We retain confidential patient information and therefore, it is critical that our facilities and infrastructure remain secure. Though we have taken steps to protect the safety and security of our information systems and the data maintained within those systems, there can be no assurance that our safety and security measures and disaster recovery plan will prevent damage or interruption of our systems and operations and we may be vulnerable to losses associated with the improper functioning, security breach or unavailability of our information systems. Failure to maintain proper function and availability of our information systems could have a material adverse effect on our business, financial position, results of operations and liquidity.

In addition, certain software supporting our business and information systems are licensed to us by independent software developers. Our inability, or the inability of these developers, to continue to maintain and upgrade our information systems and software could disrupt or reduce the efficiency of our operations. In addition, costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems also could disrupt or reduce the efficiency of our operations and could have a material adverse effect on our business, financial position, results of operations and liquidity.

Terrorist attacks, pandemics or natural disasters could negatively impact our business, financial position, results of operations and liquidity.

Terrorist attacks, pandemics, or acts of nature, such as floods, fires, hurricanes, tornadoes or earthquakes, may cause damage or disruption to us, our employees and our facilities, which could have an adverse impact on our residents and patients. In order to provide care for our residents and patients, we are dependent upon consistent and reliable delivery of food, pharmaceuticals, power and other products to our facilities and the availability of employees to provide services at our facilities. If the delivery of goods or the ability of employees to reach our facilities were interrupted due to a natural disaster, pandemic or a terrorist attack, it could have a significant negative impact on our business. Furthermore, the impact, or impending threat, of a natural disaster has in the past and may in the future require that we evacuate one or more facilities, which would be costly and would involve substantial risks to our operations and potentially to our residents and patients. The impact of natural disasters, pandemics and terrorist attacks is inherently uncertain. Such events could severely damage or destroy one or more of our facilities, harm our business, reputation and financial performance or otherwise have a material adverse effect on our business, financial position, results of operations and liquidity.

Climate change poses both regulatory and physical risks that could adversely impact our business, financial position, results of operations and liquidity.

Climate change could have a potential economic impact on us and climate change mitigation programs and regulations could increase our costs. Energy costs could be higher as a result of climate change regulations. Our costs could increase if utility companies pass on their costs, such as those associated with carbon taxes, emission cap and trade programs, or renewable portfolio standards. In addition, climate change may increase the frequency or intensity of natural disasters. As such, we cannot assure you that climate change will not adversely impact our business, financial position, results of operations and liquidity.

Certain events or circumstances could result in the impairment of our assets or other charges, including, without limitation, impairments of goodwill and identifiable intangible assets that result in material charges to earnings.

We regularly review the carrying value of certain long-lived assets and identifiable finite lived intangible assets with respect to any events or circumstances that indicate an impairment or an adjustment to the amortization period may be necessary, such as when the market value of our common stock is below book equity value. On an ongoing basis, we also evaluate, based upon the fair value of our reporting units, whether the carrying value of our goodwill is impaired. If circumstances suggest that the recorded amounts of any of these assets cannot be recovered based upon estimated future cash flows, the carrying values of such assets are reduced to fair value. If the carrying value of any of these assets is impaired, we may incur a material charge to earnings.

Although we have determined that there were no goodwill or other indefinite lived intangible asset impairments as of December 31, 2010, adverse changes in the operating environment and related key assumptions used to determine the fair value of our reporting units and indefinite lived intangible assets or continued declines in the value of our common stock may result in future impairment charges for a portion or all of these assets. Moreover, the value of our goodwill and other indefinite lived assets could be negatively impacted by potential healthcare reforms. An impairment charge could have a material adverse effect on our business, financial position and results of operations.

The inability or failure of management in the future to conclude that we maintain effective internal control over financial reporting, or the inability of our independent registered public accounting firm to issue a report of our internal control over financial reporting, could have a material adverse effect on our business, financial position, results of operations and liquidity.

We report annually on the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm must also audit the effectiveness of our internal control over financial reporting on an annual basis. If we fail to have, or management or our independent registered public accounting firm is unable to conclude that we maintain, effective internal controls and procedures for financial reporting, we could be unable to provide timely and reliable financial information which could have a material adverse effect on our business, financial position, results of operations and liquidity.

Different interpretations of accounting principles or changes in generally accepted accounting principles could have a material adverse effect on our business, financial position, results of operations and liquidity.

Generally accepted accounting principles are complex, continually evolving and changing and may be subject to varied interpretation by third parties, including the SEC. Such varied interpretations could result from differing views related to specific facts and circumstances. Differences in interpretation of generally accepted accounting principles or changes in generally accepted accounting principles could have a material adverse effect on our business, financial position, results of operations and liquidity.

If the spin-off of our former institutional pharmacy business, Kindred Pharmacy Services, Inc. (“KPS”), and the immediate subsequent combination of KPS with the former institutional pharmacy business of AmerisourceBergen Corporation to form a new, independent, publicly traded company named PharMerica Corporation (“PharMerica”) (the “Spin-off Transaction”) does not qualify as a tax-free transaction, tax could be imposed on us and our shareholders.

As a condition to closing the Spin-off Transaction in 2007, we received a private letter ruling from the Internal Revenue Service (the “IRS”) that the spin-off of KPS and the subsequent merger of KPS and distribution of PharMerica common stock qualified for tax-free treatment to holders of our common stock (except with respect to cash received in lieu of a fractional share) and, generally, to us.

The IRS ruling does not address all of the issues that are relevant to determining whether the Spin-off Transaction will qualify for tax-free treatment because the IRS will not rule on certain issues. As a condition to closing, we received an opinion of counsel that the Spin-off Transaction generally qualifies for tax-free treatment to us and our shareholders. The opinion of counsel is intended to address certain of those matters that the ruling does not. The IRS ruling and opinion of counsel do not address, however, state, local or foreign tax consequences of the Spin-off Transaction, merger and distribution of PharMerica common stock.

The IRS ruling and the opinion of counsel relied on representations, assumptions and undertakings made by us and PharMerica (and its subsidiaries), including representations and undertakings from PharMerica regarding the conduct of its business and other matters after the closing of the Spin-off Transaction. If such representations, assumptions or undertakings are incorrect, neither the IRS ruling nor the opinion of counsel would be valid. In addition, current law generally creates a presumption that the spin-off of KPS in the Spin-off Transaction would be taxable to us, but not to our shareholders, if PharMerica or its shareholders were to engage in certain transactions that result in a change in ownership of its stock during the four-year period beginning two years before the Spin-off Transaction, unless it is established that the Spin-off Transaction and such transactions were not part of a plan or series of related transactions to effect a change in ownership of the stock of PharMerica.

Furthermore, notwithstanding the IRS private letter ruling and the opinion of counsel, the IRS could determine that the Spin-off Transaction should be treated as a taxable transaction to us and our shareholders if it determines that any of the representations, assumptions or undertakings that were included in the request for the private letter ruling are false or have been violated or if it disagrees with the conclusions in the opinion of counsel that are not covered by the IRS ruling. If the spin-off of KPS in the Spin-off Transaction fails to qualify for tax-free treatment, the deemed receipt of shares of KPS will be treated as a taxable distribution to our shareholders. In addition, events occurring after the distribution of common stock of PharMerica could cause us to recognize a gain on the spin-off of KPS.

Disruptions in the financial markets could negatively impact our investment portfolio.

The financial market disruptions over the past few years have impacted the value of equity investments, bonds and other securities. We regularly hold cash in depository and money market accounts. If the financial institutions holding or managing these accounts fail or experience other disruptions, we could lose a portion or all of our cash which could have a material adverse effect on our business, financial position, results of operations and liquidity.

In addition, we hold a substantial investment portfolio in our limited purpose insurance subsidiary. Investments held in our limited purpose insurance subsidiary consist principally of cash and cash equivalents, debt securities, equities and commercial paper that are held to satisfy the payment of claims and expenses related to professional liability and workers compensation risks. Our investment policy governing insurance subsidiary investments precludes the investment portfolio managers from selling any security at a loss without prior authorization from us. The investment managers also limit the exposure to any one issue, issuer or type of investment. We intend, and have the ability, to hold insurance subsidiary investments for a long duration without the necessity of selling securities to fund the underwriting needs of our insurance subsidiary. This ability to hold securities allows sufficient time for recovery of temporary declines in the market value of equity securities and the par value of debt securities as of their stated maturity date. We cannot assure you, however, that we will recover declines in the market value of our investments. There is a continuing risk that declines in fair value may occur and additional material realized losses from sales or other-than-temporary impairments may be recorded in the future. Furthermore, we cannot assure you that declines in the market value of our investments will not require us to further capitalize our limited purpose insurance subsidiary or otherwise have a material adverse effect on our business, financial position, results of operations and liquidity.

Risk Factors Relating to the Exchange Offer

The consummation of the exchange offer may not occur.

We are not obligated to complete the exchange offer under certain circumstances. See “Description of the Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their New Notes, during which time those holders of the Old Notes will not be able to effect transfers of their Old Notes tendered in the exchange offer.

You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the New Notes.

If you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. In addition, if you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes.

Failure to tender the Old Notes in the exchange offer may affect their marketability and will substantially limit, and may effectively eliminate, opportunities to sell your Old Notes in the future.

If the Old Notes are tendered and accepted in the exchange offer, the trading market, if any, for the untendered and tendered but unaccepted Old Notes will be adversely affected. Your failure to participate in the exchange offer will substantially limit, and may effectively eliminate, opportunities to sell your Old Notes in the future.

We issued the Old Notes in a private placement exempt from the registration requirements of the Securities Act. Accordingly, you may not offer, sell or otherwise transfer your Old Notes except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the securities laws, or in a transaction not subject to the securities laws. If you do not exchange your Old Notes for the New Notes in the exchange offer, your Old Notes will continue to be subject to these transfer restrictions after the completion of the exchange offer. In addition, after the completion of the exchange offer, you will no longer be able to obligate us to register the Old Notes under the Securities Act.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including some of the statements made under the heading of “Summary” and elsewhere in this prospectus, includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our representatives may also make forward-looking statements orally from time to time. Statements in this prospectus that are not historical facts, including statements about our expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, constitute forward-looking statements. These statements are based upon current plans, estimates and projections, and are subject to change based upon a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events, if any.

Such forward-looking statements are inherently uncertain, and you must recognize that actual results may differ materially from our expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in our filings with the SEC. Factors that may affect our plans or results include, without limitation:

•

the impact of a final rule issued by CMS on July 29, 2011 providing for a 11.1% reduction in Medicare reimbursement to nursing centers as well as changes in payments for the provision of group rehabilitation therapy services;

•	other potential reimbursement changes resulting from the Budget Control Act of 2011;

•

our ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the RehabCare Acquisition and any other acquisitions that may be undertaken during 2011, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions;

•	the potential for diversion of management time and resources in seeking to integrate RehabCare’s operations;

•	the potential failure to retain key employees of RehabCare;

•

the impact of our significantly increased levels of indebtedness as a result of the RehabCare Acquisition on our funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets;

•

the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of our businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by CMS and others, and the numerous processes required to implement these reforms, we cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on our business, financial position, results of operations and liquidity;

•

changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for nursing centers, and the expiration of the Medicare Part B therapy cap exception process;

•	the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry;

•

our ability to successfully pursue our development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations;

•	the impact of the SCHIP Extension Act, including the ability of our hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development;

•

the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions;

•	failure of our facilities to meet applicable licensure and certification requirements;

•	the further consolidation and cost containment efforts of managed care organizations and other third party payors;

•	our ability to meet our rental and debt service obligations;

•	our ability to operate pursuant to the terms of our debt obligations and our ability to operate pursuant to our Master Lease Agreements with Ventas;

•

the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of our businesses, or which could negatively impact our investment portfolio;

•	national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services;

•	our ability to control costs, particularly labor and employee benefit costs;

•	increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel;

•	our ability to attract and retain key executives and other healthcare personnel;

•

the increase in the costs of defending and insuring against alleged professional liability and other claims and the ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes;

•	our ability to successfully reduce (by divestiture of operations or otherwise) our exposure to professional liability and other claims;

•	our ability to successfully dispose of unprofitable facilities;

•	events or circumstances which could result in the impairment of an asset or other charges;

•	changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters); and

•	our ability to maintain an effective system of internal control over financial reporting.

Many of these factors are beyond our control. We caution you that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in this prospectus under the caption “Risk Factors” and in Kindred’s filings with the SEC.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the six months ended June 30, 2011 and each of the five years in the period ended December 31, 2010 is set forth below. For the purpose of computing these ratios, “earnings” consists of consolidated pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries and income or loss from equity investees, plus fixed charges, distributed income of equity investees and amortization of capitalized interest, less interest capitalized; “fixed charges” consists of interest expense from continuing and discontinued operations, amortized debt discounts and fees, interest capitalized related to indebtedness and an estimated interest component of rental expense.

	Years ended December 31,					Six months ended June 30, 2011(2)
	2006	2007	2008	2009	2010(1)
Ratio of Earnings to Fixed Charges	2.10x	1.55x	1.75x	1.79x	1.69x	1.30x

(1)	Earnings for the year ended December 31, 2010 have been reduced by transaction costs related to the RehabCare Acquisition totaling $0.7 million.
(2)	Earnings for the six months ended June 30, 2011 have been reduced by transaction costs totaling $37.9 million and financing costs totaling $13.8 million, both related to the RehabCare Acquisition. Fixed charges for the six months ended June 30, 2011 have been increased by financing costs totaling $13.8 million related to the RehabCare Acquisition.

DESCRIPTION OF THE EXCHANGE OFFER

Purpose of the Exchange Offer

On June 1, 2011, we issued $550 million aggregate principal amount of the Old Notes. In connection with that issuance, we entered into a Registration Rights Agreement on June 1, 2011. Pursuant to the Registration Rights Agreement, the Issuer and the guarantors agreed that they will, at their expense, for the benefit of the holders of the Old Notes:

•	file a registration statement (“Exchange Offer Registration Statement”) covering an offer to the holders of the Old Notes to exchange all Old Notes for the New Notes;

•	have the Exchange Offer Registration Statement become and remain effective until 120 days after Expiration Date;

•

commence the exchange offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use commercially reasonable efforts to complete the exchange offer no later than 60 days after such effective date; and

•	use commercially reasonable efforts to consummate the exchange offer on or prior to the 365th day after June 1, 2011.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the New Notes in exchange for the Old Notes. We filed a copy of the Registration Rights Agreement as an exhibit incorporated by reference into the registration statement.

Resale of the New Notes

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to other parties in other transactions. For further information on the SEC’s position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. We have not sought our own interpretive letter, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to other parties. Based on these interpretations by the staff, we believe that the New Notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by you, without further compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:

(1)	are acquiring the New Notes in the ordinary course of your business;

(2)	are not participating in, and do not intend to participate in, a distribution of the New Notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the New Notes within the meaning of the Securities Act;

(3)	are not a broker-dealer who acquired the Old Notes directly from us; and

(4)	are not an “affiliate” of ours, within the meaning of Rule 405 of the Securities Act.

By tendering the Old Notes in exchange for the New Notes, you will be required to represent to us that each of the above statements applies to you. If you are participating in or intend to participate in, a distribution of the New Notes, or have any arrangement or understanding with any person to participate in a distribution of the New Notes to be acquired in this exchange offer, you may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the SEC. If you are so deemed, you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives the New Notes for its own account in exchange for the Old Notes, where the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of the New Notes received in exchange for the Old Notes which the broker-dealer acquired as a result of market-making or other trading activities. See “Plan of Distribution.”

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the Old Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept any and all Old Notes validly tendered and not validly withdrawn prior to the Expiration Date. We will issue $1,000 principal amount of the New Notes in exchange for each $1,000 principal amount of the Old Notes validly tendered and accepted pursuant to the exchange offer.

We will not pay any accrued and unpaid interest on the Old Notes that we acquire in the exchange offer. Instead, interest on the New Notes will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange for the New Note or (ii) if the Old Note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or (b) if no interest has been paid, from and including June 1, 2011, the original issue date of the Old Notes.

Tendering holders of the Old Notes must tender the Old Notes in minimum denominations of $2,000, and integral multiples of $1,000 in excess thereof. The New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that:

(1)	we have registered the New Notes under the Securities Act and therefore these New Notes will not bear legends restricting their transfer; and

(2)	specified rights under the Registration Rights Agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be eliminated for all the New Notes.

The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under the same indenture and will be entitled to the same benefits under that indenture as the Old Notes being exchanged. As of the date of this prospectus, $550 million aggregate principal amount of the Old Notes are outstanding. The Old Notes accepted for exchange will be retired and cancelled and not reissued.

Except as described under “Form, Book-Entry Procedures and Transfer,” we will issue the New Notes in the form of one or more global notes registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

We will conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder.

We will be considered to have accepted validly tendered Old Notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

If we do not accept any tendered Old Notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these Old Notes, without expense, to the tendering holder as soon as practicable after the Expiration Date of the exchange offer.

Holders who tender the Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of the Old Notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in certain circumstances, in connection with the exchange offer. See “—Other Fees and Expenses” and “—Transfer Taxes.”

If we successfully complete the exchange offer, any Old Notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of the Old Notes after the exchange offer in general will not have further rights under the Registration Rights Agreement, including registration rights and any rights to additional interest. Holders wishing to transfer the Old Notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments; Termination

For purposes of the exchange offer, the term “Expiration Date” means 5:00 p.m., New York City time, on                     , 2011, subject to our right to extend that time and date in our sole discretion, in which case the Expiration Date means the latest time and date to which the exchange offer is extended.

We reserve the right, in our sole discretion, by giving oral or written notice to the exchange agent, to:

•	extend the exchange offer;

•	terminate the exchange offer if a condition to our obligation to exchange the Old Notes for the New Notes is not satisfied or waived on or prior to the Expiration Date; and

•	amend the exchange offer.

If the exchange offer is amended in a manner that we determine constitutes a material change, we will extend the exchange offer for a period of two to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise have expired during that two to ten business day period.

We will notify holders of the Old Notes of any extension, amendment or termination of the exchange offer by press release or other public announcement. We will announce any extension of the Expiration Date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

We will deliver the New Notes on the settlement date, which will be as soon as practicable after the Expiration Date of the exchange offer. We will not be obligated to deliver the New Notes unless the exchange offer is consummated.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue the New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if at any time before the expiration of the exchange offer, we determine (i) that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the exchange offer have not been obtained.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the exchange offer and return all tendered Old Notes to the respective tendering holders;

•	modify, extend or otherwise amend the exchange offer and retain all tendered Old Notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•	to the extent lawful, waive the unsatisfied conditions with respect to the exchange offer and accept all Old Notes tendered and not previously validly withdrawn.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture governing the New Notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of the Old Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the letter of transmittal. The acceptance of the exchange offer by a tendering holder of the Old Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Old Notes

Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or the beneficial holder of the Old Notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, thereby:

(1)	irrevocably sell, assign and transfer to or upon our order or the order of our nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Old Notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the Old Notes arising under, from or in connection with those Old Notes;

(2)	waive any and all rights with respect to the Old Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Old Notes; and

(3)	release and discharge us and the trustee for the Old Notes from any and all claims the holder may have, now or in the future, arising out of or related to the Old Notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the Old Notes tendered thereby, other than as expressly provided in this prospectus and in the letter of transmittal, or to participate in any redemption or defeasance of the Old Notes tendered thereby.

In addition, by tendering the Old Notes in the exchange offer, each holder of the Old Notes will represent, warrant and agree that:

(1)	it has received and reviewed this prospectus;

(2)	it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered thereby, and it has full power and authority to execute the letter of transmittal;

(3)	the Old Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and we will acquire good, indefeasible and unencumbered title to those Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

(4)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered thereby from the date of the letter of transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)	in evaluating the exchange offer and in making its decision whether to participate in the exchange offer by tendering its Old Notes, it has made its own independent appraisal of the matters referred to in this prospectus and the letter of transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us or the exchange agent, other than those contained in this prospectus, as amended or supplemented through the Expiration Date;

(6)	the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus;

(7)	the agreement to the terms of the letter of transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the exchange offer, constitute the irrevocable appointment of the exchange agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Old Notes tendered thereby in favor of us or any other person or persons as we may direct and to deliver those forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of the Old Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in us or our nominees those Old Notes;

(8)	the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal, which shall be read and construed accordingly;

(9)	it is acquiring the New Notes in the ordinary course of its business;

(10)	it is not participating in, and does not intend to participate in, a distribution of the New Notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the New Notes within the meaning of the Securities Act;

(11)	it is not a broker-dealer who acquired the Old Notes directly from us; and

(12)	it is not an “affiliate” of ours, within the meaning of Rule 405 of the Securities Act.

The representations, warranties and agreements of a holder tendering the Old Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Date and the settlement date. For purposes of this prospectus, the “beneficial owner” of any Old Notes means any holder that exercises investment discretion with respect to those Old Notes.

Absence of Dissenters’ Rights

Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Acceptance of Old Notes for Exchange and Delivery of New Notes

On the settlement date, the New Notes to be issued in exchange for the Old Notes in the exchange offer, if consummated, will be delivered in book-entry form.

We will be deemed to accept validly tendered Old Notes that have not been validly withdrawn as provided in this prospectus when, and if, we give oral or written notice of acceptance to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of the New Notes will be made by the exchange agent on the settlement date following receipt of that notice. The exchange agent will act as agent for tendering holders of the Old Notes for the purpose of receiving the Old Notes and transmitting the New Notes as of the settlement date. If any tendered Old Notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted Old Notes will be returned without expense to the tendering holders as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your Old Notes to the exchange agent as described below. We will only issue the New Notes in exchange for the Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should follow carefully the instructions on how to tender your Old Notes. It is your responsibility to properly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent is required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Old Notes, please contact the exchange agent at the address or telephone numbers set forth below.

All of the Old Notes were issued in book-entry form, and all of the Old Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the Old Notes may be tendered using DTC’s automatic tender offer program, or ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their Old Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender the Old Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange the Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

Determinations Under the Exchange Offer. We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. Our determination will be final and binding. We reserve the absolute right to reject any Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of the Old Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the exchange.

When We Will Issue the New Notes. In all cases, we will issue the New Notes for the Old Notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to the Expiration Date:

•	a book-entry confirmation of such number of the Old Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of the Old Notes Not Accepted or Exchanged. If we do not accept any tendered Old Notes for exchange or if the Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Participating Broker-Dealers. Each broker-dealer that receives the New Notes for its own account in exchange for the Old Notes, where those Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of the Old Notes may be withdrawn at any time prior to the Expiration Date.

For a withdrawal to be effective, you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the ATOP procedures.

We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the Old Notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn Old Notes by following the procedures described under “—Procedures for Tendering” above at any time on or prior to the Expiration Date of the exchange offer.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All correspondence in connection with the exchange offer should be sent or delivered by each holder of the Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at:

Wells Fargo Bank, National Association

Corporate Trust Operations

MAC N9303-121

6th St & Marquette Avenue

Minneapolis, MN 55479

Telephone: (800) 344-5128

Facsimile: (612) 667-6282

Questions concerning tender procedures should be directed to the exchange agent at the address, telephone numbers or fax number listed above. Holders of the Old Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Announcements

We may make any announcement required pursuant to the terms of this prospectus or required by the Exchange Act or the rules promulgated thereunder through a reasonable press release or other public announcement in our sole discretion; provided, that, if any such announcement is made by issuing a press release to Business Wire, such announcement shall be reasonable and sufficient.

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the Old Notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by the exchange agent as well as our officers and other employees and those of our affiliates.

We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Tendering holders of the Old Notes will not be required to pay any fee or commission to the exchange agent. If, however, a tendering holder handles the transaction through its commercial bank, broker, dealer, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Accounting Treatment

The New Notes will be recorded at the same carrying value as the Old Notes as reflected in our accounting records on the settlement date for the Exchange Offer. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer.

Transfer Taxes

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register the New Notes in the name of, or request that the Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Old Notes.

Consequences of Failure to Exchange

Holders of the Old Notes who do not exchange their Old Notes for the New Notes under this exchange offer will remain subject to the restrictions on transfer applicable in the Old Notes as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Any Old Notes not tendered by their holders in exchange for the New Notes in this exchange offer will not retain any rights under the Registration Rights Agreement (except in certain limited circumstances) or any rights to additional interest. See “—Resale Registration Statement; Additional Interest.”

In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration requirements of the Securities Act and applicable state securities laws. We do not intend to register resales of the Old Notes under the Securities Act. Based on interpretations of the SEC staff, the New Notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the New Notes in the ordinary course of business and the holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the New Notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer and is engaged in, has an arrangement with any person to participate in, or intends to engage in, any public distribution of the New Notes (i) may not rely on the applicable interpretations of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Resale Registration Statement; Additional Interest

Under the Registration Rights Agreement, in the event that:

(1)	we determine that the Exchange Offer Registration Statement is not available or the exchange offer may not be completed as soon as practicable after the Expiration Date because it would violate any applicable law or applicable interpretations of the SEC;

(2)	the exchange offer is not for any other reason completed by the 365th day after June 1, 2011; or

(3)	upon receipt of a written request (a “Shelf Request”) from any initial purchaser representing that it holds Old Notes that are or were ineligible to be exchanged in the exchange offer;

then, we shall use our commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a shelf registration statement on an appropriate form under Rule 415 of the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), providing for the sale of all the Old Notes by the holders thereof and to have such Shelf Registration Statement become effective.

We will use our commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of the New Notes by the holders, until the earlier to occur of (i) the date when (x) an registration statement with respect to the Old Notes has been declared effective by the SEC and the Old Notes have been exchanged or disposed of pursuant to such registration statement, (y) the Old Notes cease to be outstanding or (z) except for Old Notes that are held by an initial purchaser and that are ineligible to be exchanged in an exchange offer, when the exchange offer is consummated and (ii) one year following the date when the Shelf Registration Statement has been declared effective by the SEC (the “Shelf Effectiveness Period”).

The Registration Rights Agreement further provides that in the event that (i) we have not completed the exchange offer on or prior to the 365th day after June 1, 2011, (ii) the Shelf Registration Statement, if required by clauses 1 and 2 above, has not been declared effective by the SEC on or prior to the 365th day after June 1, 2011, (iii) the Shelf Registration Statement, if required by clause 3 above pursuant to a Shelf Request, has not been declared effective by the SEC by the later of the 365th day after June 1, 2011 and 90 days after delivery of such Shelf Request, (iv) the Shelf Registration Statement, if required, has become effective and thereafter ceases to be effective or the prospectus therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 45 days (whether or not consecutive) in any 12-month period or (v) the Shelf Registration Statement, if required, has become effective and thereafter, on more than two occasions in any 12-month period during the Shelf Effectiveness Period, ceases to be effective or the prospectus contained therein ceases to be usable (each such event, a “Registration Default”) then the interest rate borne by the Old Notes will be increased by (a) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (b) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum.

Other

Participation in this exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision as to what action to take.

DESCRIPTION OF THE NOTES

On the June 1, 2011, Kindred issued the Old Notes under an indenture dated as of the Issue Date as supplemented by the first supplemental indenture dated as of the Issue Date and by the second supplemental indenture dated as of September 28, 2011 (the “Indenture”) among the Company, the guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Indenture is unlimited in aggregate principal amount, although the issuance of notes in this offering will be limited to $550 million. The Company may issue an unlimited principal amount of additional notes (the “Additional Notes”) from time to time without notice to or the consent of the holders of the Notes. Such Additional Notes will have identical terms and conditions as the Notes other than, if applicable, the issue price, the first interest payment date, the issue date, the amount of the first interest payment and provisions with respect to transferability under the Securities Act and registration rights. The Company will only be permitted to issue such Additional Notes if at the time of such issuance, the Company is in compliance with the covenant described under the caption “Certain Covenants—Limitation on Indebtedness.” Any Additional Notes will be part of the same issue as the Notes that are currently being offered and will vote on all matters with the holders of the Notes as a single class.

This description of notes is intended to be an overview of the material provisions of the Notes and the Indenture, and is subject to and qualified in its entirety by reference to all of the provisions of the Indenture, including those terms made a part thereof by the Trust Indenture Act. Since this description of notes is only a summary, you should refer to the Indenture for a more comprehensive description of the obligations of the Company and your rights. The Company will make a copy of the Indenture available to the holders and to prospective investors upon request.

You will find the definitions of certain capitalized terms used in this description under the heading “Certain Definitions.” For purposes of this description, references to “Kindred,” “the Company,” “we,” “our” and “us” refer only to Kindred Healthcare, Inc. and not to its subsidiaries, and the term “Notes” refers to the Old Notes and any New Notes issued in exchange therefor.

Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture.

General

The Notes

The Notes:

•	will be general unsecured, senior obligations of the Company;

•	will be initially limited to an aggregate principal amount of $550 million, subject to our ability to issue Additional Notes;

•	will mature on June 1, 2019;

•

will be unconditionally guaranteed, except as provided in “Subsidiary Guarantees” below, on a senior basis by each Domestic Wholly Owned Subsidiary that borrows under or guarantees, and any future Domestic Wholly Owned Subsidiary that borrows under or guarantees, the Senior Credit Facilities. See “Subsidiary Guarantees”;

•	will be issued in denominations of $2,000 and larger integral multiples of $1,000;

•	will be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form. See “Form, Book-Entry Procedures and Transfer”;

•	will rank equally in right of payment to any existing and future senior Indebtedness of the Company;

•

will be effectively subordinated to all Secured Indebtedness of the Company (including the Senior Credit Facilities) to the extent of the value of the assets or property securing such Indebtedness; and

•

will be senior in right of payment to any future Subordinated Indebtedness of the Company to the extent that such future Subordinated Indebtedness provides by its terms that it is subordinated to the Notes.

Interest on the Notes will:

•	accrue at the rate of 8.25% per annum;

•	accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash semi-annually in arrears on June 1 and December 1, commencing on December 1, 2011;

•	be payable to the holders of record on the May 15 and November 15 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the Notes; Paying Agent and Registrar

The Company will pay principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company, except that the Company may, at its option, pay interest on the Notes by check mailed to holders of the Notes at their registered address as it appears in the Registrar’s books. The Company has initially designated the Trustee to act as its Paying Agent and Registrar. The Company may, however, change the Paying Agent or Registrar without prior notice to the holders of the Notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

The Company will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder of the Notes, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but holders of the Notes will be required to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes.

Optional Redemption

Except as described below, the Notes are not redeemable until June 1, 2014. On and after June 1, 2014, the Company may, at its option, redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) plus accrued and unpaid interest and Additional Interest on the Notes, if any, to the

applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on June 1 of the years indicated below:

Year	Percentage
2014	106.188%
2015	104.125%
2016	102.063%
2017 and thereafter	100.000%

At any time prior to June 1, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate original principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 108.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)	at least 65% of the aggregate original principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after each such redemption; and

(2)	the redemption occurs within 120 days after the closing of each such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date, and no Additional Interest will be payable to holders whose Notes will be subject to redemption by the Company.

In the case of any partial redemption, subject to The Depository Trust Company procedures applicable to Notes held in global form, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $2,000 or less in original principal amount will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

In addition, at any time prior to June 1, 2014, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, the Company may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under the caption “Repurchase at the Option of Holders.” We may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Ranking

The Notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated and will be effectively subordinated to all of our Secured Indebtedness (to the extent of the value of the assets or property securing such Indebtedness) and all liabilities of our Subsidiaries that do not guarantee the Notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Credit Facilities or other Secured Indebtedness, the assets and property of the Company and the Subsidiary Guarantors that secure such Secured Indebtedness will be available to pay obligations on the Notes and the Subsidiary Guarantees only after all Indebtedness under such Senior Credit Facilities and other Secured Indebtedness has been repaid in full from such assets or property. We advise you that there may not be sufficient assets or property remaining to pay amounts due on any or all of the Notes and the Subsidiary Guarantees then outstanding.

As of June 30, 2011:

•	outstanding long-term debt (including the current portion of long-term debt) of the Company and the Subsidiary Guarantors was approximately $1.4 billion, $890 million of which was secured; and

•	the Company had no Subordinated Obligations (other than intercompany liabilities).

Subsidiary Guarantees

Each of the Company’s Domestic Wholly Owned Subsidiaries that borrows under or guarantees the Senior Credit Facilities will, jointly and severally, unconditionally guarantee, except as provided below, on a senior unsecured basis, all of the Company’s obligations under the Notes and the Indenture. In addition, any Domestic Wholly Owned Subsidiary that in the future borrows under or guarantees the Senior Credit Facilities will also be required to become a Subsidiary Guarantor. The Subsidiary Guarantors have agreed to pay, in addition to the amounts described above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees.

Each of the Guarantees of the Notes:

•	will be a general unsecured senior obligation of each Guarantor;

•	will rank equally in right of payment with any existing and future senior indebtedness of each such entity; and

•	will be effectively subordinated to all Secured Indebtedness (including the Guarantee of the Senior Credit Facilities) of each such entity.

The Notes will be structurally subordinated to all liabilities of Subsidiaries of the Company that do not guarantee the Notes.

Although the Indenture limits the amount of Indebtedness that Restricted Subsidiaries may Incur, such Indebtedness may be substantial. In addition, although the covenants under the Indenture apply to the Company and its Restricted Subsidiaries, certain financial components of such covenants, including the Consolidated Coverage Ratio, components of Consolidated EBITDA (including Consolidated Net Income) and Total Assets, take account of the activities of the Company and its Consolidated Subsidiaries, including Unrestricted Subsidiaries whose activities are not restricted by the Indenture.

Any Subsidiary Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based upon the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. There can be no assurance, however, that a court would enforce such a provision in lieu of voiding the relevant Subsidiary Guarantee. If a Subsidiary Guarantee was rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Subsidiary Guarantor, and, depending on the amount of such Indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk Factors—Under certain circumstances a court could cancel the guarantees under fraudulent conveyance laws. If that occurs, you may not receive any payments on the notes.”

Each Subsidiary Guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1)(a) the occurrence of (i) any sale, exchange, transfer or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or of all of the assets and property of such Subsidiary Guarantor (other than by lease), which sale, exchange, transfer or other disposition is made in compliance with the applicable provisions of the Indenture, including the covenants “Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock” (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and “Certain Covenants—Merger and Consolidation”;

(b) the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Company under the Senior Credit Facilities (including by reason of the termination of the Senior Credit Facilities); provided that if such Subsidiary Guarantor has Incurred any Indebtedness or issued any Preferred Stock or Disqualified Stock in reliance on its status as a Subsidiary Guarantor under the covenant “Certain Covenants—Limitation on Indebtedness,” such Subsidiary Guarantor’s obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so Incurred are satisfied in full or discharged or are otherwise permitted to be Incurred by a Non-Guarantor Restricted Subsidiary under “Certain Covenants—Limitation on Indebtedness”;

(c) the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions described in “Certain Covenants—Limitation on Restricted Payments” and the definition of Unrestricted Subsidiary; or

(d) the Company exercising its legal defeasance or covenant defeasance option as described under “—Defeasance” or the Company’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional Redemption,” each holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or larger integral multiples of $1,000) of such holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional Redemption,” the Company will mail a notice (the “Change of Control Offer”) to each holder of the Notes, with a copy to the Trustee, stating:

(1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (equal to $2,000 or larger integral multiples of $1,000) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or larger integral multiples of $1,000.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date, and no Additional Interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of such compliance.

The occurrence of events that would constitute a Change of Control may constitute a default under the Senior Credit Facilities. Future Indebtedness of the Company may contain prohibitions on certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of the Notes of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders of the Notes upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchase. See “Risk Factors—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.”

The Change of Control provisions described above may deter or make more difficult certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above. A Delaware Chancery Court decision suggests that, in the event incumbent directors are replaced as a result of a contested election, the issuer may nevertheless avoid triggering a change of control under a clause similar to clause (2) of the definition of Change of Control if the outgoing directors were to approve the new directors. The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Sales of Assets and Subsidiary Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined as of the date of contractually agreeing to such Asset Sale) of the Capital Stock, property or assets subject to such Asset Sale;

(2) such fair market value (including the fair market value of all non-cash consideration) shall be determined in good faith by the Company or such Restricted Subsidiary (which determination, if the sale price exceeds $25 million, is evidenced by a resolution of the Company’s or such Restricted Subsidiary’s Board of Directors) as at the time of such Asset Sale;

(3) at least 75% of the consideration from such Asset Sale received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(4) an amount equal to 100% of the Net Available Cash from such Asset Sale is applied by the Company or a Restricted Subsidiary within 366 days from the date of receipt of such Net Available Cash (the “Asset Sale Proceeds Application Period”), as follows:

(a) to repay, prepay, defease, redeem, purchase or otherwise retire (and to permanently reduce commitments with respect thereto in the case of revolving borrowings): (x) Indebtedness or other obligations under the Senior Credit Facilities; (y) Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or a Subsidiary Guarantor that is secured by a Lien (other than Indebtedness owed to an Affiliate of the Company); or (z) Indebtedness of a Non-Guarantor Restricted Subsidiary (other than Disqualified Stock and Indebtedness owed to the Company or an Affiliate of the Company);

(b) to permanently reduce obligations under any other Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company); provided that the Company shall on a pro rata basis reduce (or offer to reduce) obligations under the Notes as provided under “—Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; and/or

(c) to invest in, purchase or otherwise acquire Additional Assets, or to make payments (including without limitation prepayments and progress payments) in connection with such investment, purchase or other acquisition;

provided that in the case of clause (c), a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment prior to the expiration of the Asset Proceeds Application Period with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment no later than 180 days after the expiration of the Asset Proceeds Application Period (an “Acceptable Commitment”), it being understood that if an Acceptable Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, or such Net Available Cash is not applied within such period, then all such Net Available Cash not so applied shall constitute Excess Proceeds.

For the purposes of clause (3) above and for no other purpose, the following will be deemed to be cash:

(1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such Capital Stock, property or assets and from which the Company and all Restricted Subsidiaries have been validly released from further liability therefor;

(2) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in such conversion) within 180 days following the closing of such Asset Sale; and

(3) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by an Officer of the Company (as evidenced by an Officers’ Certificate)), taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $60 million and (y) 1.50% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).

Notwithstanding the foregoing, the 75% limitation referred to in the prior paragraph shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, was less than 75%, if the proceeds before tax would have complied with the aforementioned 75% limitation.

Any Net Available Cash from Asset Sales that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 367th day after the date of receipt of such Net Available Cash (or such later date upon which an applicable Acceptable Commitment is cancelled or terminates or the applicable 180-day period with respect to an applicable Acceptable Commitment expires without full application of such Net Available Cash), if the aggregate amount of Excess Proceeds exceeds $25 million, the Company will be required to make an offer (“Asset Sale Offer”) to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Sale, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Indebtedness plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in minimum denominations of $2,000 and larger integral multiples of $1,000. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so properly tendered and not withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes, and the trustee or agent for the Pari Passu Indebtedness shall select the Pari Passu Indebtedness, to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness.

Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Excess Proceeds, the Company may use any remaining amount for the general corporate purposes of the Company and its Restricted Subsidiaries.

The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Company will purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this covenant (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer.

If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Additional Interest will be payable to holders who tender Notes pursuant to the Asset Sale Offer.

Pending the final application of any Net Available Cash pursuant to this covenant, the Company and its Restricted Subsidiaries may temporarily apply such Net Available Cash to reduce Indebtedness or otherwise invest or use such Net Available Cash in any manner not prohibited by the Indenture.

On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of the related covenant set forth in the Indenture and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Sale Offer Period) mail or deliver to each tendering holder of Notes an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of such compliance.

The Senior Credit Facilities provide that certain asset dispositions would constitute a default thereunder. Future Indebtedness of the Company may contain similar restrictions. Moreover, the exercise by the holders of the Notes of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Asset Sale itself does not. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

Certain Covenants

The Indenture contains certain covenants, including, among others, the covenants described below, that bind the Company and its Restricted Subsidiaries.

Suspension of Covenants

Following the first day (the “Suspension Date”) that:

(a) the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(b) no Default has occurred and is continuing under the Indenture;

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the headings below:

•	“Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock,”

•	“—Limitation on Indebtedness,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	“—Limitation on Affiliate Transactions,” and

•	Clause (4) of “—Merger and Consolidation”

(collectively, the “Suspended Covenants”). If at any time following a Suspension Date the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing (such date, the “Reinstatement Date”), then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until a subsequent Suspension Date occurs (in which event the Suspended Covenants shall no longer be in effect until a subsequent Reinstatement Date occurs).

Notwithstanding the reinstatement of the Suspended Covenants upon a Reinstatement Date, no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based upon, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

On each Reinstatement Date, all Indebtedness Incurred during the applicable Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “—Limitation on Indebtedness” or one of the clauses set forth in the second paragraph of “—Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of such Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of “—Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Acquisition Consummation Date, so that it is classified as permitted under clause (3) of the second paragraph of “—Limitation on Indebtedness.” Calculations made after each Reinstatement Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenants described under “—Limitation on Restricted Payments” had been in effect since the Acquisition Consummation Date and throughout any and all Suspension Periods. Accordingly, Restricted Payments made during a Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments” to the extent required by such covenant. For purposes of determining compliance with the covenant described under “Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock,” on the Reinstatement Date, the Net Available Cash from all Asset Sales not applied in accordance with such covenant will be deemed reset at zero. The Company will provide written notice to the Trustee of the occurrence of any Suspension Date or Reinstatement Date.

During any period when the Suspended Covenants are suspended, the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture unless such designation would have been allowed if the Suspended Covenants had been in effect at the time of such designation and throughout such period and applied to all activities of the Company and its Restricted Subsidiaries throughout such period.

See “Risk Factors—The trading prices for the notes will be directly affected by many factors, including our credit rating.”

Limitation on Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Coverage Ratio for the Company is at least 2.00 to 1.00; provided that the aggregate principal amount of Indebtedness that may be Incurred pursuant to the foregoing by Non-Guarantor Restricted Subsidiaries (including Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries pursuant to clauses (6)(ii) and (15) of the second paragraph of this covenant) shall not at any time exceed $100 million) at any one time outstanding.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1) Indebtedness of the Company under one or more Credit Facilities in an aggregate principal amount not to exceed the sum of: (A) $900 million and (B) the greater of (i) $650 million and (ii) the Borrowing Base, in the case of (A), less the aggregate principal amount of all principal repayments of Indebtedness incurred under this clause (1) with Net Available Cash from Asset Sales made pursuant to clause (4)(a) of the first paragraph of “Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock” in satisfaction of the requirements of such covenant;

(2) Indebtedness represented by the Notes (including any Subsidiary Guarantee) (other than any Additional Notes) and any Exchange Notes (including any Subsidiary Guarantee thereof);

(3) Indebtedness of the Company and its Restricted Subsidiaries in existence on the Acquisition Consummation Date (other than Indebtedness described in clauses (1), (2), (4), (5), (7), (9) and (11));

(4) Guarantees by the Company or its Restricted Subsidiaries of Indebtedness permitted to be Incurred by the Company or a Restricted Subsidiary in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be;

(5) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a) if the Company is the obligor on Indebtedness owing to a Non-Guarantor Restricted Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b) if a Subsidiary Guarantor is the obligor on Indebtedness owing to a Non-Guarantor Restricted Subsidiary, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(c)(i) any subsequent issuance or transfer of Capital Stock or other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(ii) any sale or other transfer of any such indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an Incurrence of such indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(6)(i) Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred by such Person (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise either in connection with, or in contemplation of, such acquisition), and (ii) Indebtedness Incurred by the Company or any Restricted Subsidiary to finance an acquisition (provided that the aggregate outstanding principal amount of Indebtedness of Non-Guarantor Restricted Subsidiaries permitted by this clause (6)(ii) (including Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries pursuant to the first paragraph of this covenant and clause (15) of this second paragraph) shall not at any time exceed $100 million); provided, however, that, with respect to subclause (i) above, at the time such Person is acquired or, with respect to subclause (ii) above, after giving pro forma effect to the acquisition and such Incurrence, at the time such Indebtedness is Incurred, either:

(a) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving pro forma effect to such acquisition and the Incurrence of such Indebtedness pursuant to this clause (6); or

(b) the Consolidated Coverage Ratio for the Company is at least equal to the Consolidated Coverage Ratio immediately prior to such acquisition or merger;

(7) Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(8) Indebtedness (including Capitalized Lease Obligations, Attributable Indebtedness, mortgage financings or purchase money obligations) of the Company or a Restricted Subsidiary Incurred to finance any part of the purchase price for, or the cost of design, lease, construction, repair, maintenance, installation or improvement of, any property (real or personal), plant or equipment used or to be used in the business of the Company or a Restricted Subsidiary (or the Capital Stock of any Person owning any such property, plant or equipment (but no other material assets other than cash or cash equivalents)) and any Indebtedness of the Company or a Restricted Subsidiary that serves to refund, refinance, replace, exchange, renew, repay or extend any Indebtedness Incurred pursuant to this clause (8), in principal amount not to exceed the greater of (x) $100 million and (y) 2.25% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness issued under this clause (8) then outstanding;

(9) Indebtedness consisting of trade obligations or accrued current liabilities for services rendered to the Company or any Restricted Subsidiary, in each case, arising in the ordinary course of business;

(10) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition of, or other Investments in, and the disposition of, any business, property or assets of the Company or any business, property, assets or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, property, assets or a Subsidiary for the purpose of financing such acquisition;

(11)(a) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished, refinanced or otherwise covered within ten Business Days of Incurrence or (b) Indebtedness owed on a short-term basis of no longer than 30 days to banks or financial institutions Incurred in the ordinary course of business that arise from treasury, depository and cash management services or in connection with any automated clearinghouse transfers of funds;

(12) the Incurrence or issuance by the Company or any Restricted Subsidiary of Refinancing Indebtedness that serves to refund, refinance, replace, exchange, renew, repay or extend any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (6) and this clause (12) or any Indebtedness issued to so refund, refinance, replace, exchange, renew, repay or extend such Indebtedness, including additional Indebtedness Incurred to pay premiums (including reasonable, as determined in good faith by the Company, tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith prior to its respective maturity;

(13) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (13);

(14) Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes; and

(15) in addition to the items referred to in clauses (1) through (14) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount that, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (15) and then outstanding, will not exceed the greater of (x) $175 million and (y) 4.00% of Total Assets; provided that the aggregate outstanding principal amount of Indebtedness of Non-Guarantor Restricted Subsidiaries permitted by this clause (15) (including Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries pursuant to the first paragraph of this covenant and clause (6)(ii) of this second paragraph) shall not at any time exceed $100 million.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will divide and classify such item of Indebtedness on the date of Incurrence and may later divide and reclassify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Non-Guarantor Restricted Subsidiary, will be deemed to be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) and the liquidation preference thereof, exclusive of any accrued dividends;

(5) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(6) the principal amount of any Indebtedness outstanding in connection with a securitization transaction or series of securitization transactions is the amount of obligations outstanding under the legal documents entered into as part of such transaction that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to such transaction; and

(7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value or original issue discount, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof in the case of any other Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by such Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “—Limitation on Indebtedness” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based upon the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution (whether made in cash, securities or other assets or property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(a) dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(b) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of the relevant class of Capital Stock on a pro rata basis, subject to any tax-related adjustment as set forth in its charter or similar documents or agreements binding on such Restricted Subsidiary);

(2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment or any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(a) Indebtedness permitted under clause (5) of the second paragraph of the covenant “—Limitation on Indebtedness”; or

(b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4) make any Restricted Investment;

(all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) shall be referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default has occurred and is continuing (or would result therefrom);

(b) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company would be able to Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the “—Limitation on Indebtedness” covenant; and

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Acquisition Consummation Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (4), (6), (7), (8), (9), (10), (11), (12) and (13) of the next succeeding paragraph) would not exceed the sum of (without duplication):

(i) 50% of the Company’s Consolidated Net Income for the period (treated as one accounting period) from the start of the first full fiscal quarter of the Company immediately prior to the Acquisition Consummation Date to the end of the Company’s most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements prepared on a consolidated basis in accordance with GAAP are available;

(ii) 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by an Officer of the Company (as evidenced by an Officers’ Certificate), of marketable securities or other property received by the Company since the Acquisition Consummation Date from the issue or sale of its Capital Stock (other than Disqualified Stock) or as a capital contribution, other than:

(A) Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(B) Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the provisions set forth under the second paragraph of the caption “—Optional Redemption”; and

(C) marketable securities or other property received from the issuance by the Company of its Capital Stock in connection with the Acquisition;

(iii) 100% of any cash dividends or cash distributions received directly or indirectly by the Company or a Subsidiary Guarantor after the Acquisition Consummation Date from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income and the Investment in such Unrestricted Subsidiary at the time it was designated as such was included in the calculation of Restricted Payments;

(iv) the amount by which Indebtedness (other than Subordinated Obligations or Guarantor Subordinated Obligations) of the Company or its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange subsequent to the Acquisition Consummation Date of any Indebtedness of the Company or its Restricted Subsidiaries (other than debt owing to and held by a Subsidiary of the Company) convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

(v) the amount equal to the net reduction in Restricted Investments made after the Acquisition Consummation Date by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(A) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, or repayments of loans or advances or other transfers of property or assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments);

(B) the release of any Guarantee (except to the extent any amounts are paid under such Guarantee); or

(C) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger or consolidation of an Unrestricted Subsidiary with and into the Company or any of its Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (v) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (v) to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

(1) a Restricted Payment made within 90 days after and by exchange for, or out of the proceeds of a sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or any cash capital contribution to the Company; provided, however, that the amount of Net Cash Proceeds from such sale of Capital Stock that is utilized for such Restricted Payment will be excluded from clause (c)(ii) of the preceding paragraph;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made within 90 days after and by exchange for, or out of the proceeds of, the sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made within 90 days after and by exchange for, or out of the proceeds of, the sale of Guarantor Subordinated Obligations so long as such refinancing Subordinated Obligations or Guarantor Subordinated Obligations are permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” and constitute Refinancing Indebtedness;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of, the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” and constitutes Refinancing Indebtedness;

(4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the “Repurchase at the Option of Holders—Change of Control” covenant or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock” covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

(5) the payment of any dividend or distribution, or the consummation of any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at such date of declaration or redemption notice such dividend, distribution or redemption, as the case may be, would have complied with this provision;

(6) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock of the Company held by any existing or former employees, officers, directors, management or consultants of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate employees, officers, directors, management or consultants entered into in the ordinary course of business or approved by the Board of Directors of the Company; provided that such Capital Stock was received for services related to, or for the benefit of, the Company and its Restricted Subsidiaries; and provided, further, that such redemptions or repurchases pursuant to this clause will not exceed $5 million in the aggregate during any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years), although such amount in any fiscal year may be increased by an amount not to exceed:

(a) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Capital Stock of any of the Company’s direct or indirect parent companies, in each case to existing or former employees, officers, directors, management or consultants of the Company or any Subsidiary of the Company that occurs after the Acquisition Consummation Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the amount of Net Cash Proceeds from such sales or contributions that is utilized for redemptions or repurchases pursuant to this clause (6) will be excluded from clause (c)(ii) of the preceding paragraph); plus

(b) the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Acquisition Consummation Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in the clauses (a) and (b) of this clause (6);

(7) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries Incurred in accordance with the covenant described under “—Limitation on Indebtedness”;

(8) the purchase, redemption or other acquisition, cancellation or retirement of Capital Stock (a) deemed to occur upon the exercise or exchange of options, warrants, other rights to purchase or acquire Capital Stock or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents a portion of the exercise or exchange price thereof, or (b) made in lieu of withholding taxes resulting from the exercise or exchange of options, warrants, other rights to purchase or acquire Capital Stock or other securities convertible into or exchangeable for Capital Stock;

(9) any payments made in connection with the Transactions;

(10) the distribution, by dividend or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries to the extent the Investments in such Unrestricted Subsidiaries were Restricted Investments;

(11) other Restricted Payments in an aggregate amount, which, when taken together with all other Restricted Payments made pursuant to this clause (11) (as reduced by the amount of capital repaid or otherwise returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income)) not to exceed $150 million;

(12) payments in lieu of the issuance of fractional shares in connection with the exercise or exchange of options, warrants, other rights to purchase or acquire Capital Stock or other securities convertible into or exchangeable for Capital Stock and repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; and

(13) the purchase, redemption, acquisition, cancellation or other retirement of any Capital Stock of the Company or a Restricted Subsidiary to the extent necessary, in the good faith judgment of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or other authorization held by the Company or any of its Subsidiaries issued by any governmental or regulatory authority or to comply with government contracting regulations;

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (6), (10) and (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date such Restricted Payment is made of the assets, securities or other property proposed to be declared, paid, made, purchased, redeemed, retired, defeased or acquired pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount. With respect to any non-cash Restricted Payment in excess of $10 million, such fair market value shall be determined by an Officer of the Company (as evidenced by an Officers’ Certificate).

As of the Acquisition Consummation Date, all of the Company’s Subsidiaries (other than Cornerstone, the Specified Joint Ventures and Excluded Partnerships that are Subsidiaries) will be Restricted Subsidiaries. After the Acquisition Consummation Date, the Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments and/or Permitted Investments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment and/or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or incur any Lien securing Indebtedness (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the Acquisition Consummation Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens:

(1) in the case of Liens securing Subordinated Obligations or Guarantor Subordinated Obligations, the Notes and related Subsidiary Guarantees are secured by a Lien on such property, assets or proceeds that is senior to such Liens; or

(2) in all other cases, the Notes and related Subsidiary Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

Any Lien created for the benefit of holders of the Notes on any property or assets pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens on such property or assets described in clauses (1) and (2) above.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding provisions will not prohibit encumbrances or restrictions existing under or by reason of:

(a) the Senior Credit Facilities, the Master Lease Agreements, or any other agreement or instrument in effect at or entered into on the Acquisition Consummation Date;

(b) the Indenture, the Notes, the Exchange Notes and the Subsidiary Guarantees;

(c) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition,

merger or consolidation (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property and assets);

(d) any amendment, restatement, modification, renewal, supplement, extension, refunding, replacement or refinancing of an agreement referred to in clauses (a), (b), (c) or this clause (d); provided, however, that the encumbrances or restrictions contained in such amendment, restatement, modification, renewal, supplement, extension, refunding, replacement or refinancing is, in the good faith judgment of the Company, not materially more restrictive, when taken as a whole, than the encumbrances and restrictions contained in any of the agreements or instruments referred to in clauses (a), (b) or (c) of this paragraph on the Acquisition Consummation Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged or consolidated with or into the Company or a Restricted Subsidiary, whichever is applicable;

(e) in the case of clause (3) of the first paragraph of this covenant, Permitted Liens or Liens otherwise permitted to be Incurred under the provisions of the covenant described under “—Limitation on Liens” that limit the right of the debtor to dispose of property or assets subject to such Liens;

(f) purchase money obligations, mortgage financings, Capitalized Lease Obligations and similar obligations or agreements permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant with respect to the property or assets acquired, financed, designed, leased, constructed, repaired, maintained, installed or improved in connection therewith or thereby (including any proceeds thereof, accessions thereto and any upgrades or improvements thereto);

(g) agreements for the sale, transfer or other disposition of property or assets, including without limitation customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale, transfer or other disposition of all or a portion of the Capital Stock, property or assets of such Subsidiary;

(h) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business or as required by insurance surety or bonding companies;

(i) any customary provisions in joint venture agreements, partnership agreements, LLC agreements and other similar agreements, which, as determined in good faith by an Officer of the Company, do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes when due;

(j) any customary provisions in leases, subleases, licenses, asset sale agreements, sale/leaseback agreements or stock sale agreements and other agreements entered into by the Company or any Restricted Subsidiary entered into in the ordinary course of business;

(k) applicable law or any applicable rule, regulation or order, or any license, permit or other authorization issued by any governmental or regulatory authority; or

(l) Credit Facilities or other debt arrangements Incurred by the Company or any Restricted Subsidiary, or Preferred Stock issued by any Restricted Subsidiary, in accordance with “—Limitation on Indebtedness,” that are not materially more restrictive, when taken as a whole, than those applicable in either the Indenture or the Senior Credit Facilities on the Acquisition Consummation Date.

Limitation on Affiliate Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving payments or consideration in excess of $5 million unless:

(1) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, when taken as a whole, than those that would have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis with a Person who is not an Affiliate;

(2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $25 million, the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Company and the Board of the Directors of the Company shall have determined in good faith that such Affiliate Transaction satisfies the criteria in clause (1) above; and

(3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $50 million, the Company has received a written opinion from an Independent Financial Advisor (a) that such Affiliate Transaction is not materially less favorable, when taken as a whole, than those that might reasonably have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis with a Person who is not an Affiliate, or (b) as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view.

The preceding paragraph will not apply to:

(1) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among any Restricted Subsidiaries and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with “—Limitation on Indebtedness”;

(2) any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments” or any Permitted Investment;

(3) any employment, consulting, service or termination agreement, or indemnification arrangement, entered into by the Company or a Restricted Subsidiary with a current or former director, officer or employee of the Company or a Restricted Subsidiary; the payment of compensation or expense reimbursement to any current or former director, officer or employee of the Company or a Restricted Subsidiary (including amounts paid pursuant to employee benefit, employee stock option or similar plans); or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, restricted stock unit plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees of the Company or a Restricted Subsidiary (a) approved by the Board of Directors of the Company or by the shareholders of the Company in accordance with such voting requirements as may be applicable, (b) immaterial in amount or (c) maintained, entered into or adopted in the ordinary course of business of the Company or any Restricted Subsidiary;

(4) the payment of reasonable fees and expense reimbursements to current or former directors of the Company or any Restricted Subsidiary;

(5) loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practices, in an aggregate amount not in excess of $5 million outstanding at any time;

(6) any agreement as in effect as of the Acquisition Consummation Date, as such agreement may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the holders in the reasonable determination of an Officer of the Company;

(7) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Company or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered in contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the holders, in the reasonable determination of an Officer of the Company, than the applicable agreement as in effect on the date immediately prior to such amendment, modification, supplement, extension or renewal, as applicable;

(8) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of an Officer of the Company, such transactions are on terms that are not materially less favorable, when taken as a whole, to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(9) any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights with respect thereto;

(10) transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate;

(11) the Transactions and the payment of all fees and expenses related to the Transactions;

(12) transactions with Cornerstone substantially consistent, taken as a whole, with past practice (including without limitation, the extension of lines of insurance coverage); and

(13) payments of principal, interest and premium by the Company or any Restricted Subsidiary on any of its Indebtedness held by an Affiliate if the terms of such Indebtedness are substantially as favorable to the Company or such Restricted Subsidiary as the terms which could have been obtained at the time of the creation of such Indebtedness from a lender which was not an Affiliate.

SEC Reports

Notwithstanding that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is otherwise required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, so long as the Notes are outstanding (unless defeased in a legal defeasance), the Company will (a) file with the SEC (unless the SEC will not accept such filing), and (b) make available to the Trustee and, upon written request, the registered holders of the Notes, without cost to any holder, from and after the Acquisition Consummation Date:

(1) within the time periods specified by the Exchange Act (including all applicable extension periods), an annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(2) within the time periods specified by the Exchange Act (including all applicable extension periods), a quarterly report on Form 10-Q (or any successor or comparable form); and

(3) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor or comparable form).

In the event that the Company is not permitted to file such reports with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act reports to the Trustee and the holders of the

Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (including Regulation S-X, other than the reporting requirements under Rule 3-10 and 3-16 of Regulation S-X) within the time periods specified by the Exchange Act (including all applicable extension periods), which requirement may be satisfied by posting such reports on its website within the time periods specified by this covenant.

Notwithstanding the foregoing, (i) the availability of the reports referred to in paragraphs (1) through (3) above on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system, including the SEC’s Interactive Data Electronic Application system) and the Company’s website within the time periods specified above will be deemed to satisfy the above delivery obligation and (ii) prior to the filing of a registration statement for the notes pursuant to the Registration Rights Agreement, the Company shall not be required to prepare or file any financial statements or other information or disclosure required pursuant to Rule 3-10 or 3-16 of Regulation S-X (or any successor provision) under the Exchange Act.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this covenant shall include a report summarizing the amount of revenues, EBITDA and long-term debt with respect to such Unrestricted Subsidiaries.

In addition, the Company and the Subsidiary Guarantors have agreed that they will make available to the holders and to prospective investors, upon the request of such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. For purposes of this covenant, the Company and the Subsidiary Guarantors will be deemed to have furnished the reports to the Trustee and the holders of Notes as required by this covenant if it has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Merger and Consolidation

The Company will not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) is the Company or will be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory of the United States; provided that if such Person is not a corporation, such Person will immediately cause a Subsidiary that is a corporation to be added as a co-issuer of the Notes under the Indenture;

(2) the Successor Company (if other than the Company) assumes all of the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture or other documentation or instruments in forms reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of the Company, if applicable, under the Registration Rights Agreement;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four fiscal-quarter period,

(a) the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the “—Limitation on Indebtedness” covenant, or

(b) the Consolidated Coverage Ratio for the Successor Company would be equal to or greater than such ratio for the Company immediately prior to such transaction;

(5) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have confirmed in writing to the Trustee that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes and, if applicable, that its obligations under the Registration Rights Agreement shall continue to be in effect; and

(6) the Successor Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture referenced in clause (2) comply with the Indenture.

Notwithstanding the preceding clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company or such Subsidiary Guarantor, and

(2) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction.

In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into or wind up into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer or otherwise dispose of all or substantially all of its properties and assets to any Person (other than to the Company or another Subsidiary Guarantor) unless:

(1)(a) if such entity remains a Subsidiary Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory thereof and, if applicable, shall assume by written agreement all the obligations of the Subsidiary Guarantor under the Registration Rights Agreement; (b) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock” (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time), or excluded from the definition of “Asset Sale”, and, if applicable, this “—Merger and Consolidation” covenant.

In addition, the Company will not, directly or indirectly, lease, or permit any Subsidiary Guarantor to lease, all or substantially all of the properties of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person other than the Company or a Subsidiary Guarantor.

Notwithstanding the foregoing, (i) any Subsidiary Guarantor may (x) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company, or (y) merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby and (ii) any Subsidiary Guarantor may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not adverse in any material respect to the holders; provided that the proceeds of such liquidation or dissolution shall be retained by the Company or a Subsidiary Guarantor.

For purposes of this covenant, the sale, lease, assignment, conveyance, transfer, or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

The Company and a Subsidiary Guarantor, as the case may be, will be released from its obligations under the Indenture and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Subsidiary Guarantor, as the case may be, under the Indenture, but, in the case of a lease of all or substantially all its properties and assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes and a Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee.

Future Subsidiary Guarantors

The Company will cause each Domestic Wholly Owned Subsidiary that borrows under or guarantees the Senior Credit Facilities on the Acquisition Consummation Date, and any Domestic Wholly Owned Subsidiary that borrows under or guarantees the Senior Credit Facilities thereafter, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, except as provided in “Subsidiary Guarantees” above, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Notes on a senior basis and all other obligations under the Indenture. Notwithstanding the foregoing, in the event (a) a Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees of the Senior Credit Facility and (b) such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under the covenant “—Limitation on Indebtedness” or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Non-Guarantor Restricted Subsidiary under the covenant “—Limitation on Indebtedness,” then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. There can be no assurance, however, that a court would enforce such a provision in lieu of voiding the relevant Subsidiary Guarantee.

Each Subsidiary Guarantee shall also be released in accordance with the provisions of the Indenture described under “—Subsidiary Guarantees.”

Events of Default

Each of the following is an “Event of Default”:

(1) default in any payment of interest or Additional Interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligations under “Certain Covenants—Merger and Consolidation” (other than its obligations under clause (5) of the first paragraph) or the failure by any Subsidiary Guarantor to comply with its obligations under clauses (1)(b), (1)(c), (1)(d) and (2) of the third paragraph of “Certain Covenants—Merger and Consolidation,” in each case continued for 30 days;

(4) failure by the Company or any Subsidiary Guarantor to comply for 30 days after notice as provided below with any of its obligations under the covenants described under “Repurchase at the Option of Holders—Change of Control” or “Sale of Assets and Subsidiary Stock” above (in each case, other than (a) a failure to purchase Notes that constitutes an Event of Default under clause (2) above or (b) a failure to comply with “Certain Covenants—Merger and Consolidation” that constitutes an Event of Default under clause (3) above);

(5) failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice as provided below with its other covenants and agreements contained in the Indenture;

(6) default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Acquisition Consummation Date, which default:

(a) is caused by a failure, after the expiration of the grace period provided in such Indebtedness, to pay principal of, or premium, if any, on such Indebtedness (“payment default”); or

(b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50 million or more;

(7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(8) failure by the Company or any Restricted Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $50 million (net of any amounts that are covered by insurance provided by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”); or

(9) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any

Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

However, a default under clauses (4) and (5) above will not constitute an Event of Default until the Trustee or the holders of 25% in aggregate principal amount of the then outstanding Notes provide written notice to the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) above after receipt of such notice.

Notwithstanding the foregoing, the Indenture provides that, to the extent elected by us, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in the Indenture, which are described above under “—Certain Covenants—SEC Reports,” will, for the first 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.25% of the principal amount of the Notes. If we so elect, such additional interest will accrue on all outstanding Notes from and including the date on which the Event of Default relating to the failure to comply with the reporting obligations in the Indenture first occurs to but not including the earlier of (a) the 60th day thereafter or (b) the date on which such Event of Default is cured or waived by the holders of a majority in principal amount of the outstanding Notes. On such 60th day (or earlier, if the Event of Default relating to the reporting obligations under the Indenture is cured or waived by the holders of a majority in principal amount of the outstanding Notes prior to such 60th day), such additional interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 60th day, the Notes will be subject to acceleration as provided below. The provisions of the Indenture described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other Event of Default. In the event we do not elect to pay the additional interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided below.

In order to elect to pay the additional interest on the Notes as the sole remedy during the first 60 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in the Indenture in accordance with the immediately preceding paragraph, we must notify all holders of Notes and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs. We may make such an election with respect to the Notes.

If an Event of Default (other than an Event of Default described in clause (7) above with respect to the Company) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default and that it is a “notice” to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under “—Events of Default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in aggregate principal amount of the then outstanding Notes may waive all past defaults (except with respect to a continuing Default or Event of Default with respect to nonpayment of principal, premium or interest on the Notes) and rescind any such acceleration with respect to the

Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and all amounts owing to the Trustee under the Indenture have been paid.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonably satisfactory indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee, by notice in writing, to pursue the remedy;

(3) such holders have offered the Trustee satisfactory security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of the then outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of the rights and powers vested in it by the Indenture to use the same degree of care and skill that a prudent person would use, under the circumstances, in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial) or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification from the holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and Waivers

Except as provided in the next two succeeding paragraphs, the Indenture, any Subsidiary Guarantee and the Notes issued thereunder may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past Default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note adversely affected, no amendment, supplement or waiver may, among other things:

(1) reduce the amount of Notes whose holders must consent to an amendment;

(2) reduce the stated rate of interest or extend the stated interest payment date of the Notes;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, or Additional Interest, if any, on the Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under “—Optional Redemption,” “Repurchase at the Option of Holders—Change of Control,” or “Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control” or “Asset Sale”);

(6) make any Note payable in money other than that stated in the Note;

(7) otherwise impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(8) make any change in the amendment provisions that require each holder’s consent or in the waiver provisions; or

(9) modify the Subsidiary Guarantees in any manner materially adverse to the holders of the Notes.

Notwithstanding the foregoing, without the consent of any holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture and the Notes and the Subsidiary Guarantees to:

(1) cure any ambiguity, omission, defect, mistake or inconsistency;

(2) provide for the assumption by a successor entity (or co-issuer) of the obligations of the Company or any Subsidiary Guarantor under the Indenture (whether through merger, consolidation, sale of all or substantially all of assets, properties or otherwise);

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add Guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

(5) secure the Notes;

(6) add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

(7) make any change that does not materially adversely affect the rights of any holder under the Indenture;

(8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(9) provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(10) provide for the issuance of Additional Notes under the Indenture;

(11) comply with the provisions described under “Subsidiary Guarantees” or “Certain Covenants—Future Subsidiary Guarantors”;

(12) provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities; or

(13) conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” is intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees (as certified in an Officers’ Certificate delivered to the Trustee).

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Defeasance

The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes issued under the Indenture (“legal defeasance”) except for:

(1) the rights of holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the legal defeasance provisions of the Indenture.

If the Company exercises the legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations described under “Repurchase at the Option of Holders” and under the covenants described under “—Certain Covenants” (other than clauses (1), (2), and (6) of the first paragraph under “—Merger and Consolidation”), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary and the judgment default provision described under “—Events of Default” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries or any group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary) or (8) under “—Events of Default” above or because of the failure of the Company to comply with clauses (3), (4) or (5) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above.

In order to exercise either legal defeasance or covenant defeasance under the Indenture:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes issued thereunder, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certificate delivered to the Trustee, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes issued thereunder on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (excluding the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(5) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, or will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based upon, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities law.

Notices

Notices given by publication will be deemed given on the first date on which publication is made; notices delivered by hand will be deemed given at the time of delivery; notices sent by overnight air courier guaranteeing next-day delivery will be deemed given the next Business Day after timely delivery to the courier; and notices given by first-class mail, postage prepaid, will be deemed given three Business Days after mailing.

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

The holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of the rights and powers vested in it by the Indenture, to use the same degree of care and skill of a prudent man would under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holder of Notes, unless such holder has offered to the Trustee indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“ABL Facility” means the credit facility provided under the ABL Credit Agreement dated as of the Acquisition Consummation Date among the Company, the lenders party thereto from time to time in their capacities as lenders thereunder, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder (provided that such increase in borrowing is permitted under “Certain covenants—Limitation on Indebtedness”) or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or merges with or into the Company or a Restricted Subsidiary or (b) assumed in connection with the acquisition of property or assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger or acquisition, and Indebtedness secured by a Lien encumbering any property or asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary or merges with or into the Company or a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of property or assets. The term “Acquired Indebtedness” does not include Indebtedness of a Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or merges with or into the Company or a Restricted Subsidiary or such property or assets are acquired, which Indebtedness of such Person will not be deemed to be Indebtedness of the Company or any Restricted Subsidiary.

“Acquisition” means the acquisition by the Company of RehabCare Group, Inc. and its Subsidiaries contemplated by the Merger Agreement.

“Acquisition Consummation Date” means, (x) if the Acquisition is consummated on the Issue Date, the Issue Date and (y) otherwise, the Escrow Release Date.

“Additional Assets” means:

(1)	any property, plant, equipment or other asset (excluding any asset classified as a current asset under GAAP), including improvements thereto through capital expenditures or otherwise, to be used, or that is useful, in a Similar Business;

(2)	all or substantially all of the assets of a Similar Business;

(3)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(4)	Capital Stock in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in a Similar Business.

“Additional Interest” means the additional interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)	1.0% of the principal amount of such Note; and

(2)	the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on June 1, 2014, (each such redemption price being described under “Optional Redemption”) plus (ii) all required interest payments due on such Note through June 1, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note.

“Asset Sale” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	a disposition of Capital Stock, property or other assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	the disposition of Cash Equivalents in the ordinary course of business;

(3)	a disposition of equipment, inventory, receivables or other tangible or intangible assets or property in the ordinary course of business;

(4)	a disposition of obsolete, damaged or worn out property or equipment or property or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5)	a disposition pursuant to a Sale/Leaseback Transaction otherwise permitted under the Indenture;

(6)	the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to “Certain Covenants—Merger and Consolidation” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(7)	an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(8)	for purposes of “Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock” only, the making of a Permitted Investment or a disposition subject to “Certain Covenants—Limitation on Restricted Payments”;

(9)	dispositions of property or assets in a single transaction or series of related transactions with a fair market value of less than $10 million;

(10)	the creation or incurrence of a Permitted Lien or any other Lien created or incurred in compliance with the covenant described under the caption “Certain Covenants—Limitation on Liens,” and dispositions in connection therewith;

(11)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12)	the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under the caption “Certain Covenants—Limitation on Indebtedness”;

(13)	a surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business;

(14)	foreclosure on assets or property;

(15)	any sale or other disposition of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary or a Minority-Owned Affiliate;

(16)	with respect to a lease of any property, surrender to or repossession by the lessor of such property, or the termination or expiration of the lease relating to such property;

(17)	the unwinding of any Hedging Obligations;

(18)	the sale, transfer or other disposition of Investments in joint ventures (including any Minority-Owned Affiliates) to the extent required by customary buy/sell arrangements between, the joint venture parties set forth in joint venture agreements or similar binding arrangements, provided that any Net Cash Proceeds received therewith are applied in accordance with the covenant “Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock”; and

(19)	an Asset Swap.

“Asset Swap” means any concurrent purchase and sale or exchange of any property, plant, equipment or other asset to be used, or that is useful, in a Similar Business (including Capital Stock of a Person that is a Restricted Subsidiary at the time of, or becomes a Restricted Subsidiary as a result of, the relevant transaction) between the Company or any Restricted Subsidiary and another Person; provided that, taken as a whole, the fair market value of any such property, plant, equipment or other asset (including any such Capital Stock and cash) received by the Company or any such Restricted Subsidiary in such purchase or exchange is at least equal to the fair market value of the property, plant, equipment or other asset of the Company or any such Restricted Subsidiary sold or exchanged (in each case, such fair market value to be determined as of the date of contractually agreeing to such Asset Swap); provided, further, that any cash received must be applied in accordance with “Repurchases at the Option of Holders—Sales of Assets and Subsidiary Stock” as if the Asset Swap was an Asset Sale.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or a duly authorized committee of the board of directors;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee or board of managers of such company or the Board of Directors of the sole member or the managing member thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date of determination, 85% of the book value of the receivables of the Company and each of the Restricted Subsidiaries that guarantee or borrow under the ABL Facility or any other revolving credit facility Incurred pursuant to clause (1) of the second paragraph of “Certain Covenants—Limitation on Indebtedness”, as determined in accordance with GAAP as of the end of the most recent calendar month that ended at least 30 days prior to such date of determination or such later date upon which the Company has provided a calculation of the book value of such receivables for lenders or investors under a Credit Facility, after giving pro forma effect to the occurrence of any event by which any Person became or ceased to be a Restricted Subsidiary or merged with or into the Company or a Restricted Subsidiary since such end of a calendar month, including any such event that occurs on such date of determination.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the cities in which the corporate trust offices of the Trustee are located (currently in Chicago, Illinois and Minneapolis, Minnesota) are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, participations (including rights to receive a share of profits or losses), equity appreciation rights or other equivalents (however designated) of or in equity of such Person, including any Preferred Stock or any limited liability company, membership or partnership interests (whether general or limited), together with any and all warrants, options or other rights to purchase or acquire any of the foregoing, but excluding any debt securities convertible into or exchangeable for any of the foregoing.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	U.S. dollars, or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)	marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(4)	certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

(5)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(7)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.

“Change of Control” means:

(1)	the Company becomes aware (by way of a report or another filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) of the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of their assets) other than by virtue of the imposition of a holding company, the beneficial owners of whose Voting Stock would not have caused a Change of Control if such beneficial owners had directly held the Voting Stock of the Company held by such holding company; or

(2)	during any period of 24 consecutive calendar months, individuals who were members of the Board of Directors of the Company on the first day of such period (together with any new directors whose election or appointment by such members or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the Board of Directors of the Company; or

(3)	the sale, assignment, lease, conveyance, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)	the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed or intended to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Common Stock” means with respect to any Person, any and all shares of, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Acquisition Consummation Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)	if the Company or any Consolidated Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility (including, without limitation, the ABL Facility) outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Credit Facility (including, without limitation, the ABL Facility) unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)	if since the beginning of such period the Company or any Consolidated Subsidiary will have made any Asset Sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or properties or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets or properties that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Consolidated Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged with respect to the Company and its continuing Consolidated Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Consolidated Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Consolidated Subsidiary to the extent the Company and its continuing Consolidated Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)	if since the beginning of such period the Company or any Consolidated Subsidiary (by merger or otherwise) will have made an Investment in any Consolidated Subsidiary (or any Person that becomes a Consolidated Subsidiary or is merged or consolidated with or into the Company or a Consolidated Subsidiary) or an acquisition of assets or property, including any acquisition of assets or property occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or properties or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)	if since the beginning of such period any Person (that subsequently became a Consolidated Subsidiary or was merged or consolidated with or into the Company or any Consolidated Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets or property that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Consolidated Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company to reflect adjustments (i) required or permitted under Regulation S-X and (ii) at the option of the Company, to reflect expected improvements to Consolidated EBITDA resulting from cost savings and synergies in connection with any acquisition or disposition based upon specifically identified actions that have been taken or are expected to be taken within 12 months of the date of the relevant acquisition or disposition so long as such improvement is expected to be reflected in the Company’s Consolidated EBITDA within four fiscal quarters following the date such actions are taken; provided, that in connection with the Acquisition, to the extent not otherwise included in determining Consolidated EBITDA under the pro forma provisions set forth above, all adjustments as are consistent with those set forth in the calculation of “Pro Forma Adjusted EBITDA” for the twelve months ended March 31, 2011 in “Summary historical and pro forma financial data” in the offering memorandum related to the offering of the Old Notes dated May 20, 2011 shall be included. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a) Consolidated Interest Expense; plus

(b) Consolidated Income Taxes; plus

(c) consolidated depreciation expense; plus

(d) consolidated amortization expense or impairment charges; plus

(e) other non-cash charges (including non-cash Restructuring Charges) reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(f) the amount of any Restructuring Charges (other than those added back pursuant to clause (e) above) and expenses or charges related to any proposed or consummated Equity Offering, Investment, acquisition, disposition, Incurrence of Indebtedness or recapitalization (including the Transactions); provided that any amounts added to Consolidated Net Income for Restructuring Charges pursuant to this clause will not exceed, in any four fiscal quarter period, the greater of (i) $20 million and (ii) 5% of Consolidated EBITDA of such Person as otherwise determined in accordance with this definition for such four fiscal quarter period with such pro forma adjustments as are consistent with the definition of Consolidated Coverage Ratio; plus

(g) the amount of “run-rate” cost savings projected by the Company in good faith and certified by the chief financial officer of the Company to result from actions either taken or initiated prior to or during such period (which cost savings shall be calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (A) (x) such cost savings are reasonably quantifiable and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Company to be realized within 12 months, (B) no cost savings shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (f) above with respect to such period and (C) the aggregate amount of cost savings added pursuant to this clause (g) shall not exceed 10% of Consolidated EBITDA for any period of four consecutive fiscal quarters prior to giving effect to amounts added back pursuant to this clause (g) or such clause (f),

(2)	decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period), and

(3)	increased or decreased by (without duplication) the following items reflected in Consolidated Net Income:

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133;

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk); and

(c) effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Acquisition and any completed acquisition.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority, which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Consolidated Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Consolidated Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense (without duplication):

(1)	interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)	amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par), but excluding amortization or write off of debt issuance costs and non-recurring bridge, commitment and other financing fees; and provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)	non-cash interest expense, but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)	interest actually paid by the Company or any such Consolidated Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

(6)	costs associated with Hedging Obligations (including amortization of fees); provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)	the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness, or accrued during such period, on any series of Disqualified Stock of such Person or on Preferred Stock of its Consolidated Subsidiaries payable to a party other than the Company or a Consolidated Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(8)	Receivables Fees; and

(9)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Consolidated Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (9) above) relating to any Indebtedness of the Company or any Consolidated Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Consolidated Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, without duplication of clause (8) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Consolidated Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis (without duplication):

(1)	any net income (loss) of any Person if such Person is not a Consolidated Subsidiary or that is accounted for by the equity method of accounting, except that:

(a) subject to the limitations contained in clauses (3) through (6) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Consolidated Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Consolidated Subsidiary, to the limitations contained in clause (2) below); and

(b) the Company’s equity in a net loss of any such Person (other than a Consolidated Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Consolidated Subsidiary;

(2)	solely for the purpose of determining the amount available for Restricted Payments under clause 4(c)(i) of “Certain Covenants—Limitation on Restricted Payments,” any net income (but not loss) of any Non-Guarantor Restricted Subsidiary if such Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations contained in clauses (3) through (6) below, the Company’s equity in the net income of any such Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)	(x) gains or losses from Asset Sales, (y) any effect of income (loss) from disposed or discontinued operations and any net gains or losses on disposal of disposed, abandoned or discontinued operations pursuant to Financial Accounting Standards Board Accounting Standards Codification 205-20 and (z) any non-cash impairment charge or asset-write off effected after the Acquisition Consummation Date in connection with the Transactions or any acquisition or Investment pursuant to Financial Accounting Standards Board Accounting Standards Codification 350, 360 or 805, as applicable;

(4)	any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(5)	any net after-tax extraordinary gain or loss;

(6)	the cumulative effect of a change in accounting principles;

(7)	any non-cash compensation charges; and

(8)	any increase in amortization or depreciation resulting from purchase accounting adjustments in connection with the Acquisition and any other acquisition consummated following the Acquisition Consummation Date.

“Consolidated Subsidiary” means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Cornerstone” means Cornerstone Insurance Company, a Cayman Islands corporation.

“Credit Facility” means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities or indentures with banks or other institutional lenders or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of notes or other debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract or option contract with respect to foreign exchange rates or currency values, or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition, redemption or payment of, on or with respect to such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder thereof) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital

Stock pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock” unless such repurchase or redemption complies with “Certain Covenants—Limitation on Restricted Payments.”

“Domestic Wholly Owned Subsidiary” means any Wholly Owned Subsidiary that is organized under the laws of any State of the United States or the District of Columbia.

“Equity Offering” means a public offering or private placement for cash by the Company of Capital Stock (other than Disqualified Stock), other than (x) public offerings with respect to the Company’s Capital Stock registered on Form S-4 or S-8, (y) an issuance to any Subsidiary of the Company or (z) any offering of the Company’s Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Partnerships” means Fox Hill Village Partnership, Northridge Surgery Center, Ltd., Northridge Surgery Center Development, Ltd., Starr Farm Partnership and Triumph Medical Plaza, L.P.; provided that any such partnership or limited liability company shall cease to be an Excluded Partnership at such time as such Person becomes a “Restricted Subsidiary,” as defined under the Senior Credit Facilities.

“Existing Credit Facility” means the Second Amended and Restated Credit Agreement (as further amended heretofore), dated as of July 18, 2007, among Kindred, the lenders party thereto, the issuing lender party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Citicorp USA, Inc., as syndication agent, and General Electric Capital Corporation, the CIT Group/Business Credit, Inc. and Wells Fargo Foothill, as co-documentation agents.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of any State of the United States or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time; provided that, (x) all leases of the Company and its Restricted Subsidiaries that are treated as operating leases for purposes of GAAP on the Acquisition Consummation Date shall continue to be accounted for as operating leases for all purposes of the Indenture regardless of any change to GAAP following the Acquisition Consummation Date which would otherwise require such leases to be treated as Capitalized Lease Obligations. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 820 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value,” as defined therein.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, properties, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to its Subsidiary Guarantee.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Acquisition Consummation Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Healthcare Facility” means (i) a hospital, outpatient clinic, nursing center, assisted or independent living community, long-term care facility or any other facility that is used or useful in the provision of healthcare or custodial care services, (ii) any healthcare business affiliated or associated with a Healthcare Facility (as defined in clause (i)) or (iii) any business related or ancillary to the provision of healthcare services or the operation of a Healthcare Facility (as defined in clause (i)) including, but not limited to, pharmacy supply and services, contract therapy services, as well as hospice and home care services.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness “ means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence);

(4)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property, which purchase price is due more than 364 days after the date of placing such property in service or taking delivery and title thereto, other than (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5)	Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6)	the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset or property of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset or property at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)	the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9)	to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and

(10)	to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of securitization transactions.

Notwithstanding anything to the contrary contained herein, neither (a) trade accounts payable nor (b) amounts owed to patients or residents arising in the ordinary course of business nor (c) obligations arising in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) nor (d) guarantees of any obligation of the Company or a Restricted Subsidiary pursuant to an operating lease shall constitute Indebtedness.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Interest Rate Agreement” means, with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other investments in another Person that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)	an acquisition of property, assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of “Certain Covenants—Limitation on Restricted Payments,”

(1)

“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted

Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as determined in good faith by an Officer of the Company (as evidenced by an Officers’ Certificate)) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer (in each case, as determined in good faith by an Officer of the Company).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook (or the equivalent rating from any replacement Rating Agency).

“Issue Date” means the date of the initial issuance of the Old Notes under the Indenture.

“Lien” means, with respect to any asset or property, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset or property and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Master Lease Agreements” means the Master Lease Agreements and any other lease agreement pursuant to which the Company and/or one or more of its Restricted Subsidiaries lease real property, in each case with any Ventas Company in effect on the Acquisition Consummation Date, as amended from time to time in accordance with the terms thereof.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 7, 2011, by and among RehabCare Group, Inc., the Company and Kindred Healthcare Development, Inc., as amended from time to time.

“Minority-Owned Affiliate” means any Person in which the Company or any of its Restricted Subsidiaries owns any class of Capital Stock but is not otherwise a Consolidated Subsidiary of the Company.

“Net Available Cash” from an Asset Sale means the aggregate cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets or property received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, brokerage and investment banking fees and expenses, title and recording tax expenses, commissions and other fees, expenses and direct costs (including, without limitation, employee severance and relocation costs and expenses) Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2)	all payments made on any Indebtedness that is secured by any assets or property subject to such Asset Sale, in accordance with the terms of any Lien upon such assets or property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

(4)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets or property disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; and

(5)	until received by the selling person, any portion of the purchase price from an Asset Sale placed in escrow or withheld by the purchaser, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale (other than those payable to the Borrower or any of its Restricted Subsidiaries or any Affiliate of the Borrower or any of its Restricted Subsidiaries except for those payable on terms and conditions as favorable to the Borrower or the applicable Restricted Subsidiary of the Borrower as would be obtainable by it in a comparable arm’s length transaction with an independent, unrelated third party).

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Controller, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company or a Restricted Subsidiary;

(2)	any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)	cash and Cash Equivalents;

(4)	receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practices in an aggregate amount not in excess of $5 million at any one time outstanding;

(7)	any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b) in satisfaction of judgments or in compromise, settlement or resolution of any litigation, arbitration or other dispute; or

(c) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with “Repurchase at the Option of Holders—Sales of Assets and Subsidiary Stock” or any other disposition of assets or property not constituting an Asset Sale;

(9)	Investments (x) in existence on the Acquisition Consummation Date and (y) with respect to any such Investment in a Minority-Owned Affiliate in existence on the Acquisition Consummation Date, Investments made with net cash proceeds from any Asset Sale in respect of any such Investment in a Minority-Owned Affiliate in an amount not to exceed the book value as of the Acquisition Consummation Date of such sold Investment;

(10)	Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “Certain Covenants—Limitation on Indebtedness”;

(11)	Guarantees of Indebtedness issued in accordance with “Certain Covenants—Limitations on Indebtedness”;

(12)	Investments made in connection with the funding of contributions under any nonqualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(13)	Investments by the Company or any of its Restricted Subsidiaries, when taken together with all other Investments made pursuant to this clause (13) since the Acquisition Consummation Date that are at that time outstanding, having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment not to exceed the greater of $50 million and 1.25% of Total Assets;

(14)	Investments to the extent made in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

(15)	working capital loans to, and other Investments in, Minority-Owned Affiliates and any other Investment in any Person engaged in any business related to or ancillary to the provision of healthcare services or the operation of a Healthcare Facility, so long as the aggregate amount of all Investments made after the Acquisition Consummation Date pursuant to this clause (15) outstanding at any time shall not exceed the greater of $125 million and 3.25% of Total Assets determined as of the date of the most recent Investment in reliance on this clause (15);

(16)	the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(17)	Investments made to repurchase or retire Capital Stock of the Company owned by any employee stock ownership plan or key employee stock ownership plan of the Company in an aggregate amount not to exceed $5 million in any fiscal year; and

(18)	Investments in Cornerstone of required amounts notified to the Company in writing from time to time by (i) the insurance regulatory authorities in the Cayman Islands or (ii) the Internal Revenue Service pursuant to applicable treasury rules or regulations or interpretations thereof.

“Permitted Liens” means, with respect to any Person:

(1)	Liens securing Indebtedness and other obligations of the Company and its Restricted Subsidiaries (i) under a Credit Facility permitted to be Incurred under the Indenture under the provision described in clause (1) of the second paragraph under “Certain Covenants—Limitation on Indebtedness”; provided that the amount of Indebtedness permitted to be secured under this clause (i) will not be deemed to be exceeded solely as a result of changes in the Borrowing Base subsequent to the incurrence of Indebtedness secured under this clause (i), and (ii) in respect of Indebtedness in excess of the maximum amount of Indebtedness permitted to be secured by Liens pursuant to the foregoing subclause (i), so long as, in the case of this subclause (ii), immediately after giving effect to the Incurrence of such Indebtedness on the date such Indebtedness is Incurred (or, in the case of Indebtedness incurred pursuant to revolving commitments under any Credit Facility, on the date such revolving commitments are provided) on a pro forma basis the Secured Leverage Ratio would not exceed 3.25 to 1.00;

(2)	Liens by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, in connection with good faith pledges or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, or Liens to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, suppliers’, vendors’, materialmen’s and repairmen’s Liens or similar Liens, Incurred in the ordinary course of business;

(4)	Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith provided appropriate reserves to the extent required pursuant to GAAP have been made in respect thereof;

(5)	Liens to secure surety, stay, appeal, indemnification, performance or similar bonds or letters of credit or bankers’ acceptances or similar obligations; provided, however, that such letters of credit do not constitute Indebtedness, or Liens with respect to insurance premium financing;

(6)	survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)	Liens securing Hedging Obligations so long as any related Indebtedness is permitted to be Incurred under the Indenture;

(8)	leases, licenses, subleases and sublicenses of assets or property (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)	judgment and attachment Liens and Liens arising by reason of a court order or decree and notices of lis pendens and associated rights related to litigation being contested in good faith, in each case not giving rise to an Event of Default;

(10)	Liens securing Indebtedness (including Capitalized Lease Obligations, Attributable Indebtedness, mortgage financings and purchase money obligations) permitted under clause (8) of the second paragraph under “Certain Covenants—Limitation on Indebtedness,” which Liens cover only assets or property acquired, financed, designed, leased, constructed, repaired, maintained, installed or improved with or by such Indebtedness (including any proceeds thereof, accessions thereto and any upgrades or improvements thereto); provided that the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so financed, designed, leased, constructed, repaired, maintained, installed or improved;

(11)	Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off, revocation, refund or chargeback or similar rights and remedies as to deposit or securities accounts or other funds or instruments maintained with a depositary institution; provided that:

(a) such deposit or securities account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit or securities account is not intended by the Company or any Restricted Subsidiary to provide Collateral to the depository institution;

(12)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on the Acquisition Consummation Date (other than Liens permitted under clause (1));

(14)	Liens on property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to such Person became a Restricted Subsidiary or merged or consolidated with or into the Company or a Restricted Subsidiary and were not Incurred in connection with, or in contemplation of, such event; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)	Liens on property (including Capital Stock) at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to such acquisition and were not Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens do not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)	Liens securing Indebtedness or other obligations of the Company owing to a Restricted Subsidiary, or of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a receivables entity);

(17)	Liens securing the Notes and Subsidiary Guarantees;

(18)	Liens securing Refinancing Indebtedness incurred to refinance, refund, replace, defease, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17) and this clause (18) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20)	Liens in favor of the Company or any Restricted Subsidiary;

(21)	Liens securing Indebtedness and other obligations (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $50 million;

(22)	other non-consensual Liens incurred in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(23)	Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Company or any of its Restricted Subsidiaries from incurring or creating Liens on their assets or property; and

(24)	Liens securing cash management obligations (that do not constitute Indebtedness) incurred in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical Rating Agency or agencies, as the case may be, selected by the Company (as certified by resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the

Acquisition Consummation Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary, Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary or Indebtedness of any Subsidiary Guarantor that refinances Indebtedness of the Company or any Subsidiary Guarantor) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)	(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees and expenses incurred in connection therewith);

(4)	if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms not materially less favorable, when taken as a whole, to the holders as those contained in the documentation governing the Indebtedness being refinanced; and

(5)	Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Restricted Subsidiary that refinances Indebtedness of the Company or a Subsidiary Guarantor.

“Registration Rights Agreement” means the Registration Rights Agreement in respect of the Notes, dated as of the Issue Date, among the initial purchasers of the Notes and the Escrow Issuer, as supplemented by the joinder agreement to the Registration Rights Agreement, dated as of the Acquisition Consummation Date, among Kindred and the Subsidiary Guarantors party thereto and the second joinder agreement to the Registration Rights Agreement, dated as of September 28, 2011, among the Subsidiary Guarantors party thereto.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Restructuring Charges” means all charges and expenses caused by or attributable to any restructuring, severance, relocation, consolidation, closing, integration, business optimization or transition, signing, retention or completion bonus or curtailments or modifications to pension and post-retirement employee benefit plans.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries secured by a Lien on any assets of the Company or any of its Restricted Subsidiaries (other than (i) Hedging Obligations permitted to be Incurred pursuant to clause (7) of the second paragraph under “Certain Covenants—Limitation on Indebtedness” and (ii) the Notes, to the extent secured by any such Lien).

“Secured Leverage Ratio”, as of any date of determination, means the ratio of:

(1)	the outstanding principal amount of Secured Indebtedness of the Company and its Consolidated Subsidiaries as of such date on a consolidated basis in accordance with GAAP (provided, that for purposes of this definition, any undrawn revolving commitments under a secured credit facility shall be deemed to be Secured Indebtedness in the full amount of such undrawn revolving commitments for so long as such commitments are outstanding); to

(2)	Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to such date for which financial statements prepared on a consolidated basis in accordance with GAAP are available; provided, however, that Consolidated EBITDA shall be determined for purposes of this definition with such pro forma adjustment consistent with the definition of Consolidated Coverage Ratio;

provided, further, that Cornerstone shall be disregarded for purposes of determining the Secured Leverage Ratio.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the ABL Facility and the Term Loan Facility.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Acquisition Consummation Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Acquisition Consummation Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, or that constitutes a reasonable extension or expansion thereof.

“Specified Joint Ventures” means CTRH, L.L.C., Central Texas Specialty Hospital, L.L.C., Dallas LTACH, L.L.C., Greater Peoria Specialty Hospital, L.L.C., Northland LTACH, L.L.C., Rhode Island Specialty Hospital, L.L.C., St. Luke’s Rehabilitation Hospital, L.L.C. and The Specialty Hospital, L.L.C.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Acquisition Consummation Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes and exchange notes issued in a registered exchange offer pursuant to the Registration Rights Agreement by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Acquisition Consummation Date that provides a Subsidiary Guarantee on the Acquisition Consummation Date (and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with the Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Term Loan Facility” means the credit facility provided under the Term Loan Credit Agreement dated as of the Acquisition Consummation Date among the Company, the lenders party thereto from time to time in their capacities as lenders thereunder, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder (provided that such increase in borrowing is permitted under “Certain Covenants—Limitation on Indebtedness”) or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Total Assets” means, at any date, the total consolidated assets of the Company and its Consolidated Subsidiaries (but excluding Cornerstone), as shown on the most recent balance sheet of the Company available on such date.

“Transactions” means, collectively, the Acquisition, the offering of the Notes, the entering into of and the initial borrowings under the Senior Credit Facilities, the buyout of minority interests of certain Subsidiaries of RehabCare and the repayment of debt occurring on the Acquisition Consummation Date.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 1, 2014; provided, however, that if the period from the redemption date to June 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1)	Cornerstone, each Excluded Partnership that is a Subsidiary and each Specified Joint Venture;

(2)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Company in the manner provided below; and

(3)	any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries has not Guaranteed any Capital Stock or Indebtedness of or have any Investment in, the Company or any Restricted Subsidiary and does not hold any Liens on any property or assets of the Company or any Restricted Subsidiary;

(2)	(a) the aggregate fair market value of all outstanding Investments of the Company and its Restricted Subsidiaries in such Subsidiary complies with “Certain Covenants—Limitation on Restricted Payments” or constitutes a Permitted Investment and (b) the sum of (i) the total assets of such Subsidiary (or, if any such Subsidiary itself has Subsidiaries, the consolidated total assets of such Subsidiary and its Consolidated Subsidiaries) and the total assets of every other Unrestricted Subsidiary (other than Cornerstone, the Specified Joint Ventures and Excluded Partnerships that are Subsidiaries), in each case determined as of the date of the most recent designation of a Person as an Unrestricted Subsidiary and (ii) the amount of any Investments made in the Specified Joint Ventures after the Acquisition Consummation Date (determined as of the date of such designation in accordance with the definition of “Investment”), does not exceed 5% of the Total Assets of the Company and its Consolidated Subsidiaries;

(3)	such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	except as permitted by the covenant above under the caption “Certain Covenants—Limitation on Affiliate Transactions,” on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company or such Restricted Subsidiary, when taken as a whole, than those that would have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Company after the Issue Date shall be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Indebtedness of such Restricted Subsidiary would be permitted under “Certain Covenants—Limitation on Indebtedness” on a pro forma basis taking into account such designation assuming such Indebtedness was Incurred on the date of such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of that is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Ventas Company” means Ventas, Inc., a Delaware corporation, or any of its Subsidiaries.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

General

The New Notes will be issued in fully registered global form. The New Notes initially will be represented by one or more global certificates without interest coupons (the “global notes”). The global notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee for credit to the accounts of direct or indirect participants in DTC, as described below under “—Depositary Procedures.”

The global notes will be deposited on behalf of the acquirers of the New Notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct. Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for the New Notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participating organizations (collectively, the “participants”) and facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by DTC, ownership of interests in the global notes will be shown on, and the transfer of ownership of such interest will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes may hold their interests therein directly through DTC if they are participants in such system or indirectly through organizations that are participants or indirect participants in such system. All interests in the global notes will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have New Notes registered in their names, will not receive physical delivery of the New Notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of and premium, if any, and interest on the global notes registered in the name of DTC or its nominee will be payable by the Trustee (or the paying agent if other than the Trustee) to DTC in its capacity as the registered holder under the indenture. We and the Trustee will treat the persons in whose names the New Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the Trustee or any agent of ours or the Trustee has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the New Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Interests in the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

DTC has advised us that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such participant or participants has or have given such direction.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

If (i) DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, (ii) DTC has ceased to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (iii) we, at our option, notify the Trustee in writing that we elect to cause the issuance of the notes in the form of certificated notes, or (iv) an Event of Default has occurred and is continuing, upon request by the holders of the notes, we will issue notes in certificated form in exchange for global securities. The indenture permits us to determine at any time and in our sole discretion that notes shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global security at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the exchange offer and the ownership and disposition of the New Notes issued pursuant to the exchange offer that may be relevant to you as of the date hereof. This summary does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances. For example, it does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, tax-exempt investors, partnerships or other pass through entities controlled foreign corporations, passive foreign investment companies, or U.S. expatriates. It also does not discuss notes held as part of a hedge, straddle, conversion, “synthetic security” or other integrated transaction. This summary addresses only holders that purchased the Old Notes upon their original issue from the initial purchaser at the “issue price” (i.e., the first price at which a substantial amount of notes is sold for money, other than to bondhouses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) and that hold the notes as capital assets. It does not include any description of any alternative minimum tax consequences, any U.S. federal taxes other than income taxes (such as estate tax or gift taxes) consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the notes. You should consult your tax advisors as to the particular tax consequences to you of participating in the exchange offer and holding and disposing of the New Notes.

This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, IRS rulings and pronouncements and administrative and judicial decisions currently in effect, all of which are subject to change (possibly with retroactive effect) or possible differing interpretations, which may materially affect the tax consequences described herein.

If an entity treated as a partnership for U.S. federal income tax purposes is a holder, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such a partnership, should consult their own tax advisors regarding the tax consequences of the exchange offer and the ownership and disposition of the New Notes.

For the purposes of this summary, you are a “U.S. Holder” if you are a beneficial owner of the notes and, for U.S. federal income tax purposes: (i) you are an individual who is a citizen or resident of the United States; (ii) you are an entity taxable as a corporation under U.S. federal income tax laws that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) you are an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or (iv) you are a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or a trust that was in existence on August 20, 1996, was treated as a U.S. person prior to such date and has elected to continue to be treated as a U.S. person. You are a “Non-U.S. Holder” if you are a beneficial owner of the notes and are neither a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. Holder.

Tax Consequences to U.S. Holders who Participate in the Exchange Offer

Neither the registration of the exchange offer pursuant to our obligations under the Registration Rights Agreement nor your receipt of the New Notes in exchange for the Old Notes will constitute a taxable event for U.S. federal income tax purposes. You will retain the tax basis in the New Notes that you had in the Old Notes, and your holding period for the New Notes will include your holding period for the Old Notes before such Old Notes were registered.

Payments of Interest on the New Notes

Interest on a New Note will generally be taxable as ordinary income at the time it is paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Redemption, Retirement or Other Taxable Disposition of the New Notes

You must recognize taxable gain or loss on the sale, redemption, retirement or other taxable disposition of a New Note. The amount of such gain or loss will generally equal the difference between the amount received for the New Note in cash or other property valued at fair market value (less amounts attributable to accrued but unpaid stated interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the New Note. Your adjusted basis in a New Note generally will be the amount you paid for the Old Note that was exchanged for such New Note. Any such gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if such New Note was held for more than one year (including your holding period for the Old Note). Long-term capital gains of non-corporate holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

Payments of interest on the New Notes, and the proceeds of any sale, redemption, retirement or other taxable disposition of the New Notes generally will be subject to information reporting unless you are an exempt recipient. Backup withholding generally will apply to such amounts unless you provide a correct taxpayer identification number and certify that you are not subject to backup withholding on IRS Form W-9 (or an applicable substitute form), or if you are an exempt recipient. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against your U.S. federal income tax liability, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder.

Tax Consequences to Non-U.S. Holders who Participate in the Exchange Offer

Neither the registration of the exchange offer pursuant to our obligations under the Registration Rights Agreement nor the receipt of the New Notes in exchange for the Old Notes will be a taxable event for U.S. federal income tax purposes. You will recognize income in respect of the New Notes at the same time and in the same amounts as you would have recognized such income in respect of the Old Notes had the exchange offer not occurred.

Payments of Interest on the New Notes

You will not be subject to U.S. federal withholding tax on payments of interest on the New Notes, provided that you (a) do not actually or constructively own 10% or more of the combined voting power of all classes of our stock that are entitled to vote, (b) are not a controlled foreign corporation related to us through actual or constructive equity ownership, and (c) have provided a properly completed form W-8BEN or other applicable IRS Form W-8, signed under penalties of perjury, establishing your status as a Non-U.S. Holder. If the foregoing requirements are not met, payments of interest will be subject to 30% U.S. federal withholding tax, unless you provide (a) IRS Form W-8BEN, signed under penalties of perjury, claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or (b) IRS Form W-8ECI stating that interest paid on the New Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—Effectively connected income”).

Sale, Redemption, Retirement or Other Taxable Disposition of the New Notes

You generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale, redemption, retirement or other taxable disposition of the New Notes unless:

•	such gain is effectively connected with your conduct of a trade or business in the United States, in which case such gain will be taxed as described below; or

•

you are an individual holder present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to 30% (or a lower applicable treaty rate) U.S. federal income tax on such gain (net of certain U.S. source losses).

Any payment with respect to the sale, redemption, retirement or other taxable disposition that is attributable to accrued but unpaid interest will be subject to tax as described above under “—Payments of interest on the New Notes” above.

Effectively Connected Income

If the payment of interest or gain from the sale of the New Notes is effectively connected with your conduct of a U.S. trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment in the United States), you generally will be subject to U.S. federal income tax on the gain or income on a net income basis in the same manner as if you were a U.S. person. If you are a foreign corporation, you also may be subject to a “branch profits tax” equal to 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Backup Withholding Tax and Information Reporting

In general, payments of interest and the proceeds of the sale, redemption, retirement or other taxable disposition of the New Notes (and the amount of tax withheld with respect to such payments, if any) will be subject to information reporting unless you are an exempt recipient. Copies of the information returns reporting such payments (and withholding, if any) may also be made available to the tax authorities in your country of residence under the provisions of an applicable income tax treaty. Backup withholding generally will not apply to payments made unless you fail to provide the certification on IRS Form W-8BEN (or other applicable IRS Form W-8) or otherwise do not provide evidence of non-U.S. status. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against your U.S. federal income tax liability, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives the New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes, where such Old Notes were acquired as a result of market-making activities or other trading activities. For a period of 120 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of the New Notes by broker-dealers. The New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells the New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of the New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes, we will receive the Old Notes in like principal amount. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled.

LEGAL MATTERS

Certain legal matters with respect to the validity of the New Notes and the related guarantees will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York and Joseph L. Landenwich, Esq., Senior Vice President, Corporate Legal Affairs and Corporate Secretary of Kindred Healthcare, Inc. Mr. Landenwich owns shares of common stock, shares of restricted stock, performance-based stock units and options exercisable to purchase shares of common stock.

EXPERTS

The financial statements of Kindred Healthcare, Inc. incorporated in this prospectus by reference to our Current Report on Form 8-K as filed on October 4, 2011 and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the

Annual Report on Form 10-K of Kindred Healthcare, Inc. for the year ended December 31, 2010 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of RehabCare Group, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, incorporated in this prospectus by reference to Kindred Healthcare, Inc.’s Current Report on Form 8-K filed on October 4, 2011, have been incorporated by reference in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report appears in Kindred Healthcare, Inc.’s Current Report on Form 8-K dated October 4, 2011, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2010 consolidated financial statements of RehabCare Group, Inc. refers to the adoption of FASB Financial Accounting Standards No. 141(R), Business Combinations (included in FASB ASC Topic 805, Business Combinations), as of January 1, 2009.

Annex A

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional adviser.

LETTER OF TRANSMITTAL

Relating to

Kindred Healthcare, Inc.

Offer to Exchange

any and all of their outstanding unregistered 8.25% Senior Notes due 2019 (CUSIP Nos. 494578 AA5 and U4946D AA5) for $550,000,000 aggregate principal amount of its new 8.25% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

This document relates to the exchange offer (the “Exchange Offer”) made by Kindred Healthcare, Inc. (the “Issuer”) to exchange any and all of its unregistered $550,000,000 8.25% Senior Notes due 2019 (the “Old Notes”) for new 8.25% Senior Notes due 2019 (the “New Notes”) that have been registered under the Securities Act. The Exchange Offer is described in the Prospectus dated                     , 2011 (the “Prospectus”) and in this letter of transmittal (this “Letter of Transmittal”). All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the “terms and conditions.”

The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2011, unless extended by the Issuer (such date and time, as they may be extended, the “Expiration Date”). Tendered Old Notes may be withdrawn at any time prior to the expiration of the Exchange Offer.

Upon the satisfaction or waiver of the conditions to the acceptance of the Old Notes set forth in the Prospectus under “Description of the Exchange Offer—Conditions to the Exchange Offer,” the Issuer will accept for settlement the Old Notes that have been validly tendered (and not subsequently validly withdrawn). This acceptance date is referred to as the “Acceptance Date.” The Issuer will deliver the New Notes on a date (the “Settlement Date”) as soon as practicable after the Expiration Date.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

or

By Facsimile Transmission:

(612) 667-6282

Attention: Corporate Trust Operations

or

By Telephone:

(800) 344-5128

This Letter of Transmittal is to be used by holders of the Old Notes. Tender of the Old Notes is to be made using the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Description of the Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your Old Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Notes; and

•	You agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender the Old Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

The New Notes will be issued in full exchange for the Old Notes in the Exchange Offer, if consummated, on the Settlement Date and will be delivered in book-entry form.

Please read the accompanying instructions carefully.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer the aggregate principal amount of Old Notes credited by the undersigned to the Exchange Agent’s account at DTC using ATOP.

The undersigned understands that validly tendered Old Notes (or defectively tendered Old Notes with respect to which the Issuer has waived such defect or caused such defect to be waived) will be deemed to have been accepted by the Issuer if, as and when the Issuer gives oral or written notice thereof to the Exchange Agent. The undersigned understands that, subject to the terms and conditions, the Old Notes properly tendered and accepted (and not validly withdrawn) in accordance with the terms and conditions will be exchanged for the New Notes. The undersigned understands that, under certain circumstances, the Issuer may not be required to accept any of the Old Notes tendered (including any such Old Notes tendered after the Expiration Date). If any Old Notes are not accepted for exchange for any reason (or if the Old Notes are validly withdrawn), such Old Notes will be returned, without expense, to the undersigned’s account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, as promptly as practicable after the expiration or termination of the Exchange Offer.

By tendering the Old Notes in the Exchange Offer, the undersigned acknowledges that the Exchange Offer is being made based upon the Issuer’s understanding of an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) as set forth in no-action letters issued to other parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who acquires such New Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement with any person to participate in the distribution of such New Notes. If the undersigned is not a broker-dealer, the undersigned represents that it acquires the New Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of the New Notes and it has no arrangements or understandings with any person to participate in a distribution of the New Notes. If the undersigned is a broker-dealer that will receive the New Notes for its own account in exchange for the Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Upon agreement to the terms of this Letter of Transmittal pursuant to an agent’s message, the undersigned, or the beneficial holder of the Old Notes on behalf of which the undersigned has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offer generally, hereby:

•

irrevocably sell, assign and transfer to or upon the order of the Issuer or their nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Old Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Issuer or any fiduciary, trustee, fiscal agent or other person connected with the Old Notes arising under, from or in connection with such Old Notes;

•	waive any and all rights with respect to the Old Notes tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of such Old Notes; and

•

release and discharge the Issuer, the Guarantors and Wells Fargo Bank, National Association, as the trustee for the Old Notes from any and all claims the undersigned may have, now or in the future, arising out of or related to the Old Notes tendered hereby, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Old Notes tendered hereby, other than as expressly provided in the Prospectus and in this Letter of Transmittal, or to participate in any redemption or defeasance of the Old Notes tendered hereby.

The undersigned understands that tenders of the Old Notes pursuant to the procedures described in the Prospectus and in this Letter of Transmittal and acceptance of such Old Notes by the Issuer will, following such acceptance, constitute a binding agreement between the undersigned and the Issuer upon the terms and conditions.

By tendering the Old Notes in the Exchange Offer, the undersigned represents, warrants and agrees that:

•	it has received and reviewed the Prospectus;

•

it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered hereby, and it has full power and authority to execute this Letter of Transmittal;

•

the Old Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Issuer will acquire good, indefeasible and unencumbered title to such Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Issuer accepts the same;

•

it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered hereby from the date of this Letter of Transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•

in evaluating the Exchange Offer and in making its decision whether to participate in the Exchange Offer by tendering its Old Notes, the undersigned has made its own independent appraisal of the matters referred to in the Prospectus and this Letter of Transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to such holder by the Issuer or the Exchange Agent, other than those contained in the Prospectus, as amended or supplemented through the Expiration Date;

•

the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in the Prospectus;

•

the agreement to the terms of this Letter of Transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the Exchange Offer, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent and an irrevocable instruction to such attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Old Notes tendered hereby in favor of the Issuer or any other person or persons as the Issuer may direct and to deliver such forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of such Old Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in the Issuer or their nominees such Old Notes;

•	the terms and conditions of the Exchange Offer shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

•	it is acquiring the New Notes in the ordinary course of its business;

•

it is not participating in, and does not intend to participate in, a distribution of the New Notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the New Notes within the meaning of the Securities Act;

•	it is not a broker-dealer who acquired the Old Notes directly from the Issuer; and

•	it is not an “affiliate” of the Issuer, within the meaning of Rule 405 of the Securities Act.

The representations, warranties and agreements of a holder tendering the Old Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. For purposes of this Letter of Transmittal, the “beneficial owner” of any Old Notes means any holder that exercises investment discretion with respect to such Old Notes.

The undersigned understands that tenders may not be withdrawn at any time after the Expiration Date, except as set forth in the Prospectus, unless the Exchange Offer is amended with changes to the terms and conditions that are, in the reasonable judgment of the Issuer, materially adverse to the tendering holders, in which case tenders may be withdrawn under the conditions described in the extension.

If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will extend the Exchange Offer for a period of two to ten business days, depending on the significance of the amendment and the manner of disclosure to such holders, if the Exchange Offer would otherwise have expired during such two to ten business day period.

All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

Name:

Amount Tendered (if less than all):

Address:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the Old Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

INSTRUCTIONS FORMING PART OF

THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of the Old Notes tendered by book-entry transfer, as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the cover page of this Letter of Transmittal prior to the Expiration Date.

2.	Validity of Tenders

The Issuer will determine in their sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. The Issuer’s determination will be final and binding. The Issuer reserves the absolute right to reject any Old Notes not properly tendered or any acceptance of the Old Notes that would, in the opinion of its counsel, be unlawful. The Issuer also reserves the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Old Notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of the Old Notes, none of the Issuer, the Exchange Agent and any other person will incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder through the facilities of DTC as soon as practicable after the Expiration Date.

3.	Waiver of Conditions

The Issuer reserves the absolute right to waive, in whole or part, at any time or from time to time, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

4.	No Conditional Tender

No alternative, conditional, irregular or contingent tender of the Old Notes will be accepted.

5.	Request for Assistance

Requests for assistance regarding the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address, telephone numbers or fax number set forth on the cover page of this Letter of Transmittal. Holders may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offer.

6.	Withdrawal

Tenders of the Old Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled “Description of the Exchange Offer—Withdrawal of Tenders.”

7.	Transfer Taxes

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct the Issuer to register the New Notes in the name of, or request that the Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Old Notes.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER THE OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Kindred Healthcare, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The following summarizes the general effect of the relevant statutes, charter provisions, bylaws, contracts or other arrangements under which any controlling persons, directors or officers of the registrants are insured or indemnified in any manner against liability which they may incur in their capacity as such. These summaries are qualified in their entirety by reference to the complete text of the relevant statutes referred to below and the charters, bylaws or similar organizational documents of the registrants.

Delaware

Delaware Corporations:

Helian Health Group, Inc., HHS Healthcare Corp., Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc., Kindred Healthcare Services, Inc., Kindred Rehab Services, Inc., Kindred Systems, Inc., New Triumph HealthCare, Inc., PersonaCare of Georgia, Inc., PersonaCare of Huntsville, Inc., PersonaCare of Ohio, Inc., PersonaCare of Pompano East, Inc., PersonaCare of Reading, Inc., PersonaCare of Shreveport, Inc., PersonaCare of Warner Robins, Inc., PersonaCare of Wisconsin, Inc., PHH Acquisition Corp., RehabCare Group East, Inc., RehabCare Group Management Services, Inc., RehabCare Group, Inc., SCCI Health Services Corporation, SCCI Hospital – Easton, Inc., SCCI Hospital – El Paso, Inc., SCCI Hospital – Mansfield, Inc., SCCI Hospital Ventures, Inc., SCCI Hospitals of America, Inc., Specialty Healthcare Services, Inc. and Triumph HealthCare Holdings, Inc. (the “Delaware Corporation Registrants”) are incorporated under the laws of the state of Delaware.

Pursuant to Section 145(a) of the Delaware General Corporation Law (the “DGCL”), a Delaware corporation may indemnify any person who is or was a party or is threatened to be made a party to any proceeding (other than a derivative action) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against expenses and amounts actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Pursuant to Section 145(b) of the DGCL, in the case of proceedings brought by or in the right of the corporation, a Delaware corporation may indemnify any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the person in connection with such proceeding if the person acted in good faith and in a manner such person reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, but Section 145(b) requires court approval before a person can be indemnified where such person has been adjudged to be liable to the corporation. Additionally, a Delaware corporation must indemnify officers and directors of the corporation against expenses if such person is successful on the merits or in defense of any proceeding referred to above.

As permitted by Section 102(b)(7) of the DGCL, the certificate of incorporation in effect as of the date of this registration statement for each of the Delaware Corporation Registrants includes a provision eliminating the personal liability of such corporation’s directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or (iv) for transactions from which the director derives an improper personal benefit.

The indemnification of directors and officers authorized by the certificates of incorporation and bylaws of each of the Delaware Corporation Registrants is similar in scope to the provisions of the DGCL summarized above. However, the indemnification provisions of Kindred Healthcare, Inc.’s Amended and Restated bylaws are limited to (i) officers, directors, agents and employees who as of September 13, 1999, were employed by, or serving as directors of, Kindred Healthcare, Inc. and (ii) agents and employees who were no longer employed by Kindred Healthcare, Inc. as of September 13, 1999, other than such agents and employees who were Kindred Healthcare, Inc.’s officers and directors prior to September 13, 1999. Additionally, these bylaws require Kindred Healthcare, Inc. to indemnify directors, officers, members or employees that serve or served at the request of Kindred Healthcare, Inc. or any other enterprise as a director, officer, member or employee.

Pursuant to the Rehabcare Acquisition merger agreement, Kindred Healthcare, Inc. must, until June 1, 2017, indemnify and hold harmless each former director and officer of RehabCare against expenses and amounts paid in connection with any proceeding in respect of or arising out of acts or omissions occurring or alleged to have occurred at or prior to the date of the RehabCare Acquisition in connection with such person’s service as an officer or director of RehabCare.

Kindred Healthcare, Inc. has entered into indemnification agreements with its directors and certain officers. The indemnification agreements provide such directors and officers with indemnification to the fullest extent permitted by DCGL or other applicable law. The form of indemnification agreement between Kindred Healthcare, Inc. and certain of its officers is filed as Exhibit 10.31 to Ventas, Inc.’s Form 10-K filed with the SEC on March 29, 1996. The form of indemnification agreement between Kindred Healthcare, Inc. and each member of its board of directors is filed as Exhibit 10.21 to Kindred Healthcare, Inc.’s Form 10-K filed with the SEC on March 1, 2002.

Kindred Healthcare, Inc. maintains a directors’ and officers’ liability insurance policy. Pursuant to the Rehabcare Acquisition merger agreement, Kindred Healthcare, Inc. must, until June 1, 2017, also maintain a directors’ and officers’ insurance policy covering directors and officers of RehabCare covered as of the date of the RehabCare Acquisition.

Delaware Limited Liability Companies:

Avery Manor Nursing, L.L.C., Bayberry Care Center, L.L.C., Braintree Nursing, L.L.C., California Nursing Centers, L.L.C., Cannon & Associates, LLC, Care Center of Rossmoor, L.L.C., Clear Lake Rehabilitation Hospital, L.L.C., Country Estates Nursing, L.L.C., Forestview Nursing, L.L.C., Goddard Nursing, L.L.C., Greenbrae Care Center, L.L.C., Greens Nursing and Assisted Living, L.L.C., Harborlights Nursing, L.L.C., Haven Health, LLC, Highgate Nursing, L.L.C., Highlander Nursing, L.L.C., Homestead Health and Rehabilitation Center, L.L.C., Kindred Braintree Hospital, L.L.C., Kindred Development 4, L.L.C., Kindred Development 7, L.L.C., Kindred Development 8, L.L.C., Kindred Development 9, L.L.C., Kindred Development 10, L.L.C., Kindred Development 11, L.L.C., Kindred Development 12, L.L.C., Kindred Development 13, L.L.C., Kindred Development 15, L.L.C., Kindred Development 17, L.L.C., Kindred Development 27, L.L.C., Kindred Development 29, L.L.C., Kindred Development Holdings 3, L.L.C., Kindred Development Holdings 5, L.L.C., Kindred Hospice Services, L.L.C., Kindred Hospital Palm Beach, L.L.C., Kindred Hospital-Pittsburgh-North Shore, L.L.C., Kindred Hospitals East, L.L.C., Kindred Hospitals West, L.L.C., Kindred Hospital-Springfield, L.L.C., Kindred Hospital-Toledo, L.L.C., Kindred Nevada, L.L.C., Kindred Nursing Centers East, L.L.C., Kindred Nursing Centers North, L.L.C., Kindred Nursing Centers South, L.L.C., Kindred Nursing Centers West, L.L.C., KND Development 50, L.L.C., KND Development 51, L.L.C., KND Development 52, L.L.C., KND Development 53, L.L.C., KND Development 54, L.L.C., KND Development 55, L.L.C., KND Development 56, L.L.C., KND Development 57, L.L.C., KND Development 58, L.L.C., KND Development 59, L.L.C., KND Hospital Real Estate Holdings, L.L.C., KND Real Estate 1, L.L.C., KND Real Estate 2, L.L.C., KND Real Estate 3, L.L.C., KND Real Estate 4, L.L.C., KND Real Estate 5, L.L.C., KND Real Estate 6, L.L.C., KND Real Estate 7, L.L.C., KND Real Estate 8, L.L.C., KND Real Estate 9, L.L.C., KND Real Estate 10, L.L.C., KND Real Estate 11, L.L.C., KND Real Estate 12, L.L.C., KND Real Estate 13, L.L.C., KND Real Estate 14, L.L.C., KND Real Estate 15, L.L.C., KND Real Estate 16, L.L.C., KND Real Estate 17, L.L.C., KND Real Estate 18, L.L.C., KND Real Estate 19, L.L.C., KND Real Estate 20, L.L.C., KND Real Estate 21, L.L.C., KND Real Estate 22, L.L.C., KND Real Estate 23, L.L.C., KND Real Estate 24, L.L.C., KND Real Estate 25, L.L.C., KND

Real Estate 26, L.L.C., KND Real Estate 27, L.L.C., KND Real Estate 28, L.L.C., KND Real Estate 29, L.L.C., KND Real Estate 30, L.L.C., KND Real Estate 31, L.L.C., KND Real Estate 32, L.L.C., KND Real Estate 33, L.L.C., KND Real Estate 34, L.L.C., KND Real Estate 35, L.L.C., KND Real Estate 36, L.L.C., KND Real Estate 37, L.L.C., KND Real Estate 38, L.L.C., KND Real Estate 39, L.L.C., KND Real Estate 40, L.L.C., KND Real Estate 41, L.L.C., KND Real Estate 42, L.L.C., KND Real Estate 43, L.L.C., KND Real Estate 44, L.L.C., KND Real Estate 45, L.L.C., KND Real Estate Holdings, L.L.C., KND Rehab Real Estate Holdings, L.L.C., KND SNF Real Estate Holdings, L.L.C., Lafayette Specialty Hospital, L.L.C., Laurel Lake Health and Rehabilitation, L.L.C., Louisiana Specialty Hospital, L.L.C., Maine Assisted Living, L.L.C., Massachusetts Assisted Living, L.L.C., Meadows Nursing, L.L.C., Medical Hill Rehab Center, L.L.C., NP Plus, LLC, Pacific Coast Care Center, L.L.C., Pacific West Home Care, LLC, Peoplefirst HomeCare & Hospice of California, L.L.C., Peoplefirst HomeCare & Hospice of Colorado, L.L.C., Peoplefirst HomeCare & Hospice of Indiana, L.L.C., Peoplefirst HomeCare & Hospice of Massachusetts, L.L.C., Peoplefirst HomeCare & Hospice of Ohio, L.L.C., Peoplefirst HomeCare & Hospice of Utah, L.L.C., Peoplefirst HomeCare of Colorado, L.L.C., Peoplefirst Virginia, L.L.C., PF Development 5, L.L.C., PF Development 6, L.L.C., PF Development 7, L.L.C., PF Development 8, L.L.C., PF Development 9, L.L.C., PF Development 10, L.L.C., PF Development 15, L.L.C., Professional Healthcare, LLC, Rehab Staffing, L.L.C., RehabCare Group of California, LLC, RehabCare Hospital Holdings, L.L.C., Siena Care Center, L.L.C., Smith Ranch Care Center, L.L.C., Springfield Park View Hospital, L.L.C., Symphony Health Services, LLC, Tower Hill Nursing, L.L.C., Triumph HealthCare Second Holdings, LLC, Triumph HealthCare Third Holdings, LLC, Triumph Rehabilitation Hospital of Northeast Houston, LLC, Tulsa Specialty Hospital L.L.C., VTA Management Services, LLC, VTA Staffing Services, LLC and Ygnacio Valley Care Center, L.L.C. (the “Delaware LLC Registrants”) are organized under the laws of the state of Delaware.

Pursuant to Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”), a Delaware limited liability company may indemnify and hold harmless any member, manager or other person from any claims and demands, subject to any restrictions set forth in such limited liability company’s limited liability company agreement. Further, pursuant to Section 18-1101 of the DLLCA, unless otherwise authorized in the limited liability company agreement, a member, manager or other person is not liable to the limited liability company for a breach of a fiduciary duty for such person’s good faith reliance on the provisions of such limited liability company agreement.

The indemnification of members and managers authorized by the certificates of formation and the limited liability company agreements of each of the Delaware LLC Registrants is similar in scope to the provisions of the DLLCA summarized above.

However, the certificate of formation of RehabCare Group of California, LLC and the limited liability company agreements of Cannon & Associates, LLC, Clear Lake Rehabilitation Hospital, L.L.C., Lafayette Specialty Hospital, L.L.C., RehabCare Hospital Holdings, L.L.C., Symphony Health Services, LLC, Tulsa Specialty Hospital L.L.C., VTA Management Services, LLC, and VTA Staffing Services, LLC generally limit indemnification of members and managers of such limited liability company to the scope of indemnification permitted under the DCGL summarized above with regard to Delaware corporations. Further, the limited liability company agreement of Louisiana Specialty Hospital, L.L.C. does not permit indemnification for matters for which the manager or member has been adjudged liable of willful misconduct amounting to bad faith. Finally, the limited liability company agreement of Professional Healthcare, LLC does not permit indemnification of expenses or liabilities attributable to gross negligence, willful misconduct or knowing violation of the law.

Delaware Limited Partnerships:

Kindred Hospitals Limited Partnership, Kindred Nursing Centers Central Limited Partnership and Kindred Nursing Centers Limited Partnership (the “Delaware Limited Partnership Registrants”) are organized under the laws of the state of Delaware.

Pursuant to Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), a Delaware limited partnership may indemnify and hold harmless any partner or other person from any claims and demands, subject to any restrictions set forth in the limited partnership’s partnership agreement.

The indemnification of partners and officers authorized by the limited partnership agreement of each of the Delaware Limited Partnership Registrants is similar in scope to the provisions of the DRULPA summarized above, except that the partnership agreements of each of the Delaware Limited Partnership Registrants do not permit indemnification of expenses and amounts incurred that result solely from willful misfeasance, gross negligence or other bad faith by such person.

Arizona

Arizona Corporation:

Central Arizona Home Health Care, Inc. is incorporated under the laws of the state of Arizona.

Pursuant to Section 10-851 of the Arizona Revised Statutes (the “ARS”), an Arizona corporation may indemnify a person made a party to a proceeding because such person is or was a director against liability incurred in the proceeding if such person’s conduct was in good faith; the person reasonably believed in the case of conduct in an official capacity, that the conduct was in the corporation’s best interests and in all other cases, that the conduct was at least not opposed to the corporation’s best interests; and in the case of any criminal proceedings, the person had no reasonable cause to believe the conduct was unlawful. Further pursuant to Section 10-851 of ARS, an Arizona corporation in connection with a proceeding by or in the right of the corporation may indemnify a person who is or was a director against reasonable expenses incurred in connection with such proceeding. However, an Arizona corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation. Pursuant to Section 10-852 of the ARS, an Arizona corporation must indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which such person was a party because such person is or was a director of the corporation against reasonable expenses incurred in the proceeding. Pursuant to Section 10-856 of the ARS, an Arizona corporation may indemnify an officer who is or was a party to a proceeding to the same extent as a director.

The indemnification of directors and officers authorized by the articles of incorporation and bylaws of Central Arizona Home Health Care, Inc. is similar in scope to the provisions of the ARS summarized above, except that no director or officer may be indemnified for an expense incurred in connection with a claim or liability arising out of willful misconduct.

California

California Corporations:

Helian ASC of Northridge, Inc., MedEquities, Inc., Southern California Specialty Care, Inc. and THC – Orange County, Inc. (the “California Corporation Registrants”) are incorporated under the laws of the state of California.

Pursuant to Section 317 of the California General Corporation Law (the “CGCL”), a California corporation may indemnify any person who is or was a party to any proceeding (other than a derivative action) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. In addition, a California corporation may also indemnify any person who is or was a party to any proceeding by or in the right of the corporation by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the proceeding if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and the shareholders. Section 317 of the CGCL requires court approval before payment of any expenses to a person that has been adjudged liable to the corporation. Additionally, a California corporation must indemnify directors, officers, employees and agents of the corporation against expenses if such person is successful on the merits or in defense of any proceeding referred to above.

The indemnification of directors and officers authorized by the certificates of incorporation and bylaws of each of the California Corporation Registrants is similar in scope to the provisions of the CGCL summarized above, except that the certificates of incorporation of Helian ASC of Northridge, Inc., Southern California Specialty Care, Inc. and THC – Orange County, Inc. permit further indemnification of directors, officers, employees and agents of the corporation for a breach of a duty to the corporation and its stockholders, subject to certain exceptions.

California Limited Liability Companies:

American VitalCare, LLC and Professional Healthcare at Home, LLC are limited liability companies organized under the laws of the state of California.

Pursuant to Section 17003 of California’s Beverly-Killea Limited Liability Company Act, a California limited liability company has the power to indemnify or hold harmless any person.

The limited liability company agreement of American VitalCare, LLC authorizes indemnification of managers and members subject to the limits set forth in Section 317 of the CGCL. The limited liability company agreement of Professional Healthcare at Home, LLC generally authorizes indemnification of members and officers, except that officers cannot be indemnified for an act or omission attributable to gross negligence, willful misconduct or knowing violation of the law.

California Partnerships:

Foothill Nursing Company Partnership and Hillhaven–MSC Partnership (the “California Partnership Registrants”) are partnerships organized under the laws of the state of California.

Pursuant to the Section 16410 of the California Uniform Partnership Act of 1994 (the “CUPA”), a California partnership must reimburse a partner for payments made and indemnify a partner for liabilities incurred in the ordinary course of the business of the partnership or for the preservation of the partnership’s business or property.

The partnership agreements of the California Partnership Registrants do not have provisions specifically related to the indemnification of their respective partners and officers.

Connecticut

Connecticut Corporations:

Courtland Gardens Health Center, Inc. and PersonaCare of Connecticut, Inc. (the “Connecticut Corporation Registrants”) are incorporated under the laws of the state of Connecticut.

Pursuant to Section 33-771 of the Connecticut Business Corporation Act (the “CBCA”), a Connecticut corporation may indemnify a person who is or was a party to a proceeding because such person is or was a director against liability incurred in the proceeding if (a) such person conducted itself in good faith; (b) such person reasonably believed (i) in the case of conduct in such person’s official capacity, that such person’s conduct was in the best interests of the corporation and (ii) in all other cases, that such person’s conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. Additionally, in connection with a proceeding by or in the right of the corporation, a Connecticut corporation may indemnify a director for reasonable expenses incurred in connection with the proceeding only if such person meets the standard set forth in Section 33-771 of the CBCA. Pursuant to Section 33-772 of the CBCA, a Connecticut corporation must indemnify a director who was wholly successful in the defense of any proceeding to which such person was a party because such person was a director against reasonable expenses incurred in connection with the proceeding. Further, pursuant to Section 33-776 of the CBCA, a Connecticut corporation may indemnify an officer, employee or agent of the corporation who is or was party to a proceeding because such person is or was an officer, employee or agent to the same extent as a director.

The certificates of incorporation and bylaws of each of the Connecticut Corporation Registrants do not have provisions specifically related to the indemnification of its respective directors and officers.

Florida

Florida Corporation:

Transitional Hospitals Corporation of Tampa, Inc. is incorporated under the laws of the state of Florida.

Pursuant to Section 607.0850(1) of the Florida Business Corporation Act (the “FBCA”), a Florida corporation may indemnify any person who is or was a party to any proceeding (other than a derivative action), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against liability incurred in connection with the proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that such conduct was unlawful. Pursuant to 607.0850(2) of the FBCA, a Florida corporation may indemnify any person who is or was a party to any proceeding by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion and actual and reasonable expenses incurred in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Additionally, Section 607.0850 requires that court approval must be obtained before a Florida corporation can indemnify a director or officer when the person seeking indemnification has been found to be liable to the corporation. A Florida corporation must indemnify any director, officer, employee or agent of the corporation against expenses if such person is successful on the merits or otherwise in defense of any claim referred to above.

The certificate of incorporation and bylaws of Transitional Hospitals Corporation of Tampa, Inc. do not have provisions specifically related to the indemnification of its directors and officers.

Georgia

Georgia Corporations:

Lafayette Health Care Center, Inc. and Tucker Nursing Center, Inc. (the “Georgia Corporation Registrants”) are incorporated under the laws of the state of Georgia.

Pursuant to Section 14-2-851 of the Georgia Business Corporation Code (the “GBCC”), a Georgia corporation may indemnify a person who is or was a party to a proceeding because such person was a director against liability incurred in the proceeding if (1) such person conducted itself in good faith and (2) such person reasonably believed (A) in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, such person had no reasonable cause to believe such conduct was unlawful. Additionally, in connection with a proceeding by or in the right of the corporation, a

Georgia corporation may only indemnify a director for reasonable expenses incurred in connection with the proceeding if such person meets the standard set forth in Section 14-2-851 of the GBCC. Additionally, a Georgia corporation must indemnify any director of the corporation against expenses if such person was wholly successful on the merits or in defense of any proceeding because such person was a director of the corporation. Further, pursuant to Section 14-2-857 of the GBCC, a Georgia corporation may indemnify an officer of the corporation who is or was party to a proceeding because such person is or was an officer to the same extent as a director and if such person was not a director, to the further extent permitted by contract, articles of incorporation, bylaws or resolution of the board of directors, subject to certain exceptions.

The indemnification of directors and officers authorized by the articles of incorporation and bylaws of each of the Georgia Corporation Registrants is similar in scope to the provisions of the GBCC summarized above.

Illinois

Illinois Corporations:

THC – Chicago, Inc. and THC – North Shore, Inc. (the “Illinois Corporation Registrants”) are incorporated under the laws of the state of Illinois.

Pursuant to Section 8.75(a) of the Illinois Business Corporation Act of 1983 (the “IBCA”), an Illinois corporation may indemnify any person, who is or was made party to a proceeding (other than a derivative action), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful. Pursuant to Section 8.75(b) of the IBCA, an Illinois corporation may indemnify any person who is or was a party to any proceeding by or in the right of such corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. This Section also requires court approval before a corporation may indemnify a director, officer, employee or agent where such person has been found liable to the corporation. Further, an Illinois corporation must indemnify any director, officer, employee or agent of the corporation against expenses if such person was successful on the merits or otherwise in defense of proceeding referred to above.

The certificates of incorporation and bylaws of the Illinois Corporation Registrants do not have provisions specifically related to the indemnification of their respective directors and officers.

Indiana

Indiana Corporation:

Transitional Hospitals Corporation of Indiana, Inc. is incorporated under the laws of the state of Indiana.

Pursuant to Section 23-1-37-8 of the Indiana Code (the “IC”), an Indiana corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (1) the person’s conduct was in good faith and (2) the person reasonably believed, (A) in the case of conduct in the person’s official capacity with the corporation, that such conduct was in its best interests, (B) in all other cases, that such conduct was not at least opposed to its best interests and (C) in the case of any criminal proceeding, the person either had reasonable cause to believe such conduct was lawful or had no reasonable cause to believe such conduct was unlawful. Pursuant to Section 23-1-37-9 of the IC, unless limited by its articles of incorporation, an Indiana corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Further pursuant to Section 23-1-37-13 of the IC, an Indiana corporation, unless a corporation’s articles of incorporation provides otherwise, may indemnify an officer, employee or agent of the corporation whether or not a director, to the same extent as to a director.

The articles of incorporation and bylaws of the Transitional Hospitals Corporation of Indiana, Inc. do not have provisions specifically related to the indemnification of its directors and officers.

Indiana Limited Liability Company:

Triumph Rehabilitation Hospital Northern Indiana, LLC is a limited liability company organized under the laws of the state of Indiana.

Under Section 23-18-2-2 of the Indiana Limited Liability Company Act (the “ILLCA”), an Indiana limited liability company may indemnify and hold harmless any member, manager, agent, or employee against any claims, except in the case of an action or a failure to act by such person that constitutes willful misconduct or recklessness and as a result of any restrictions set forth in such limited liability company’s operating agreement.

The indemnification of members and managers authorized by the certificate of formation and the operating agreement of Triumph Rehabilitation Hospital Northern Indiana, LLC is similar in scope to the provisions of the ILLCA summarized above.

Louisiana

Louisiana Corporation:

Transitional Hospitals Corporation of Louisiana, Inc. is incorporated under the laws of the state of Louisiana.

Pursuant to Section 12.83 of the Louisiana Business Corporation Law (the “LBCL”), a Louisiana corporation may indemnify directors, officers, employees and agents to any proceeding, including any proceeding by or in the right of the corporation, against expenses actually and reasonably incurred in the defense of any lawsuit to which such person is made a party by reason of being a director, officer, employee or agent, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. In cases of proceedings by or in right of the corporation, the indemnity must be limited to the estimated expense of litigating the proceeding to conclusion, in the judgment of the board of directors, and the actual and reasonable expenses incurred in connection with such proceeding. Further, indemnification must not be made to a person who has been adjudged by a court to be liable for willful or intentional misconduct in the performance of such person’s duty to the corporation, unless a court determines that such person is fairly and reasonably entitled to expenses. Additionally, a Louisiana corporation must indemnify any director, officer or agent of the corporation against expenses if such person is successful on the merits or otherwise in defense of any proceeding referred to above.

The indemnification of directors and officers authorized by the certificate of incorporation and bylaws of Transitional Hospitals Corporation of Louisiana, Inc. is similar in scope to the provisions of the LBCL summarized above.

Massachusetts

Massachusetts Corporation:

J. B. Thomas Hospital, Inc. is incorporated under the laws of the state of Massachusetts.

Pursuant to Section 8.51 of the Massachusetts Business Corporation Act (the “MBCA”), a Massachusetts corporation may indemnify an individual who is or was a party to a proceeding because such person is or was a director against liability incurred in the proceeding if (i) such person conducted itself in good faith; (ii) such person reasonably believed that such conduct was in the best interests of the corporation or that such conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe such conduct was unlawful. Additionally, in connection with a proceeding by or in the right of the corporation, a Massachusetts corporation may only indemnify a director for reasonable expenses incurred in connection with the proceeding if such person meets the standard set forth in Section 8.51 of the MBCA. Pursuant to Section 8.52 of the MBCA, a Massachusetts corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because such person is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding. Further, pursuant to Section 8.56 of the MBCA, a Massachusetts corporation may indemnify an officer of the corporation who is or was party to a proceeding because such person is or was an officer to the same extent as a director.

The indemnification of directors and officers authorized by the articles of incorporation and bylaws of J. B. Thomas Hospital, Inc. is similar in scope to the provisions of the MBCA, except that the articles of incorporation of J. B. Thomas Hospital, Inc. permit additional indemnification for a director against monetary damages resulting from a director’s breach of a fiduciary duty, subject to certain exceptions.

Missouri

Missouri Corporation:

Triumph Hospital Northwest Indiana, Inc. is incorporated under the laws of the state of Missouri.

Pursuant to Section 351.355(1) of the General and Business Corporation Law of Missouri (the “GBCLM”), a Missouri corporation may indemnify any person, who is or was a party to any proceeding (other than a derivative action), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful. Pursuant to Section 351.355(2) of the GBCLM, a Missouri corporation may indemnify any person who is or was a party to any proceeding by or in the right of such corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses, amounts paid in settlement and amounts actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Further, this Section requires court approval before payment of any expenses to a person that has been adjudged liable to the corporation. Additionally, except as provided by its articles of incorporation or bylaws, a Missouri corporation must indemnify any director, officer, employee or agent of the corporation against expenses if such person is successful on the merits or otherwise in defense of any proceeding.

The indemnification of directors and officers authorized by the articles of incorporation and bylaws of Triumph Hospital Northwest Indiana, Inc. is similar in scope to the provisions of the GBCLM summarized above.

Nevada

Nevada Corporations:

Transitional Hospitals Corporation of Nevada, Inc. and Southern Nevada Home Health Care, Inc. (the “Nevada Corporation Registrants”) are incorporated under the laws of the state of Nevada.

Pursuant to Chapter 78.7502(1) of the Nevada Revised Statutes (the “NRS”), a Nevada corporation may indemnify any person who is or was a party to any proceeding (other than a derivative action), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation against expenses and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, provided that such person (i) is not liable for breaching such person’s duties as a director or officer of the corporation, where such breach involved intentional misconduct, fraud or a knowing violation of law or (ii) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to criminal proceedings, had no reasonable cause to believe such conduct was unlawful. Pursuant to Chapter 78.7502(2) of the NRS, a Nevada corporation may indemnify any person who is or was a party to any proceeding by or in the right of the corporation by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against expenses (including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person) if the person (i) is not liable for breaching such person’s duties as a director or officer of the corporation, where such breach involved intentional misconduct, fraud or a knowing violation of law or (ii) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests. Additionally, the corporation must indemnify any director, officer, employee or agent of the corporation against expenses if such person is successful on the merits or otherwise in defense of any proceeding referred to above.

The certificate of incorporation and bylaws of Transitional Hospitals Corporation of Nevada, Inc. do not have provisions specifically related to the indemnification of its directors and officers. The indemnification of directors and officers authorized by the articles of incorporation and bylaws of Southern Nevada Home Health Care, Inc. is similar in scope to the provisions of the NRS summarized above, except that no director or officer may be indemnified for an expense incurred in connection with a claim or liability arising out of willful misconduct.

New Mexico

New Mexico Corporation:

Transitional Hospitals Corporation of New Mexico, Inc. is incorporated under the laws of the state of New Mexico.

Pursuant to Section 53-11-4.1(B) of the New Mexico Business Corporation Act (the “NMBCA”), a New Mexico corporation may indemnify any person made a party to any proceeding by reason of the fact that the person was a director if (i) the person acted in good faith, (ii) the person reasonably believed the conduct (a) in the case of conduct in the person’s official capacity with the corporation, was in the corporation’s best interests and (b) in all other cases, that the person’s conduct was at least not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe that such conduct was unlawful, against reasonable expenses and amounts actually incurred by the person in connection with the proceeding; except that if the proceeding was by or in the right of the corporation, indemnification may be made only against such reasonable expenses and must not be made in any proceeding in which the person has been adjudged to be liable to the corporation. Further pursuant to Section 53-11-4.1(I) of NMBCA, unless limited by the articles of incorporation, an officer of the corporation must be indemnified to the same extent as a director, and a corporation has the power to indemnify an officer, employee or agent, who is or was not a director to such further extent as provided by articles of incorporation, bylaws, general or specific action of the board of directors or contract.

The articles of incorporation and bylaws of Transitional Hospitals Corporation of New Mexico, Inc. do not have provisions specifically related to the indemnification of its directors and officers.

Ohio

Ohio Corporation:

Specialty Hospital of Cleveland, Inc. is incorporated under the laws of the state of Ohio.

Pursuant to Section 1701.13(E)(1) of the Ohio General Corporation Law (the “OGCL”), an Ohio corporation may indemnify any person, who is or was a party to any proceeding (other than a derivative action), against expenses, including expenses and amounts actually and reasonably incurred by such person in connection with such proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful. Pursuant to Section 1701.13(E)(2) of the OGCL, an Ohio corporation may indemnify any person who is or was a party to any proceeding by or in the right of such corporation to procure a judgment by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Further this Section requires court approval before any person can be indemnified where such person seeking indemnification has been found to be liable to the corporation. Additionally, the corporation must indemnify any director, trustee, officer, employee, member, manager or agent of the corporation against expenses if such person is successful on the merits or otherwise in defense of any proceeding referred above.

The indemnification of directors and officers authorized by the certificate of incorporation and bylaws of Specialty Hospital of Cleveland, Inc. is similar in scope to the provisions of the OGCL summarized above.

Pennsylvania

Pennsylvania Corporation:

Specialty Hospital of Philadelphia, Inc. is incorporated under the laws of the state of Pennsylvania.

Pursuant to Section 1741 of the Pennsylvania Business Corporation Law (the “PABCL”), a Pennsylvania corporation may indemnify any person who is or was a party to any proceeding (other than a derivative action) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses and amounts actually and reasonably incurred by such person in connection with such proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal proceeding, if such person had no reasonable cause to believe such conduct was unlawful. Pursuant to Section 1742 of the PABCL, a Pennsylvania corporation may indemnify any person who is or was a party to any proceeding by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. Further, no indemnification may be made in respect of any proceeding as to which any person has been adjudged liable to the corporation unless the court determines upon application that in view of all circumstances, such person is fairly and reasonably entitled to indemnification for such expenses. Additionally, a Pennsylvania corporation must indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against such person by reason of the fact that the director or officer is or was a director or officer of the corporation.

The indemnification of directors and officers authorized by the certificate of incorporation and bylaws of Specialty Hospital of Philadelphia, Inc. is similar in scope to the provisions of the PABCL summarized above.

South Carolina

South Carolina Corporation:

Specialty Hospital of South Carolina, Inc. is incorporated under the laws of the state of South Carolina.

Pursuant to Section 33-8-510 of the 1976 Code of Laws of South Carolina as amended (the “CLSC”), a South Carolina corporation may indemnify a person made a party to a proceeding because such person is or was a director against liability incurred in the proceeding if (1) such person conducted itself in good faith; (2) such person reasonably believed (i) in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interest and (ii) in all other cases, that such conduct was at least not opposed to the corporation’s best interest; and (3) in the case of any criminal proceeding, such person had no reasonable cause to believe such conduct was unlawful. Pursuant to Section 33-8-520 of the CLSC, unless limited by its articles of incorporation, a South Carolina corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because such person is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding. Pursuant to Section 33-8-560 of the CLSC, unless limited by its articles of incorporation, a South Carolina corporation may indemnify an officer, employee or agent of the corporation who is or was not a director to the same extent as a director.

The indemnification of directors and officers authorized by the articles of incorporation and bylaws of Specialty Hospital of South Carolina, Inc. is similar in scope to the provisions of the CLSC summarized above.

Texas

Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the state of Texas, including corporations, limited liability partnerships and limited partnerships. Under Section 8.002 of the TBOC, unless a Texas limited liability company adopts the general indemnification provisions of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith, (ii) reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful and (iv) that the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

Texas Corporations:

THC – Houston, Inc. and Transitional Hospitals Corporation of Texas, Inc. (the “Texas Corporation Registrants”) are incorporated under the laws of the state of Texas.

The certificates of incorporation and bylaws of the Texas Corporation Registrants do not have provisions specifically related to the indemnification of their respective directors and officers.

Texas Limited Liability Companies:

New Triumph HealthCare of Texas, LLC and RehabCare Group of Texas, LLC (the “Texas LLC Registrants”) are organized under the laws of the state of Texas.

Pursuant to Section 101.402 of the TBOC, a Texas limited liability company may indemnify a member, manager or officer of a limited liability company, pay in advance or reimburse expenses incurred by a member, manager or officer and establish and maintain insurance or another arrangement to indemnify or hold harmless a member, manager or officer.

The certificates of formation and limited liability company agreements of the Texas LLC Registrants do not have provisions specifically related to the indemnification of their respective members, managers and officers.

Texas Limited Liability Partnership:

New Triumph HealthCare, LLP is a limited liability partnership organized under the laws of the state of Texas.

The indemnification of partners and officers authorized by the limited liability partnership agreement of New Triumph HealthCare, LLP is similar in scope to the provisions of the TBOC summarized above.

Texas Limited Partnerships:

RehabCare Group of Amarillo, LP, RehabCare Group of Arlington, LP, RehabCare Group of Midland, LP, and Triumph Hospital Medical Center, L.P. (the “Texas LP Registrants”) are organized under the laws of the state of Texas.

The indemnification of partners and officers authorized by the limited partnership agreement of each of Texas LP Registrants is similar in scope to the provisions of the TBOC summarized above, except that the Triumph Hospital Medical Center, L.P. limited partnership agreement states that the amount of indemnification provided is limited to the assets of the partnership.

Utah

Utah Corporations:

Home Health Services, Inc., Salt Lake Physical Therapy Associates, Inc., Southern Utah Home Health Care, Inc. and Southern Utah Home Oxygen & Medical Equipment, Inc. (the “Utah Corporation Registrants”) are incorporated under the laws of the state of Utah.

Pursuant to Section 902 of the Utah Revised Business Corporation Act (“URBCA”), a Utah corporation may indemnify a person who is or was a party in any proceeding because the person is or was a director of the corporation against liability incurred with respect to a proceeding if: (i) the conduct of the person was in good faith; (ii) the person reasonably believed that such conduct was in, or not opposed to, the best interests of the corporation; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Section 902 of the URBCA provides that indemnification of a director in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in the proceeding. In addition, the corporation may not indemnify a director in connection with a proceeding in which the director was adjudged liable to the corporation. Pursuant to Section 903 of the URBCA, a Utah corporation, unless limited by its articles of incorporation, must indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by such person in connection with the proceeding. Pursuant to Section 907 of the URBCA, unless a corporation’s articles of incorporation provide otherwise, a Utah corporation may indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

The indemnification of directors and officers authorized by the articles of incorporation and bylaws of each of the Utah Corporation Registrants is similar in scope to the provisions of the URBCA summarized above, except that the bylaws of Home Health Services, Inc., Southern Utah Home Health Care, Inc. and Southern Utah Home Oxygen & Medical Equipment, Inc. do not authorize directors or officers to be indemnified for expenses incurred in connection with a claim arising out of willful misconduct.

Washington

Washington Corporation:

THC–Seattle, Inc. is incorporated under the laws of the state of Washington.

Pursuant to Section 23B.08.510 of the Washington Business Corporation Act (the “WBCA”), a Washington corporation may indemnify a person made a party to a proceeding because the person is or was a director against reasonable expenses and amounts incurred in connection with proceeding (other than a derivative action), if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. With regard to a proceeding by or in the right of the corporation, the indemnification permitted pursuant to the WBCA only extends to expenses incurred in connection with such a proceeding, and the WBCA requires court approval before any indemnification where the person seeking indemnification has been found to be liable to the corporation. Pursuant to Section 23B.08.520 of the WBCA, a Washington corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceedings to which the director was a party against reasonable expenses incurred by the director in connection with the proceeding. Pursuant to Section 23B.08.570 of the WBCA, a Washington corporation may also indemnify an officer, employee or agent who is not a director to the same extent as a director.

The certificate of incorporation and bylaws of THC–Seattle, Inc. do not have provisions specifically related to the indemnification of its directors and officers.

Wisconsin

Wisconsin Corporation:

Transitional Hospitals Corporation of Wisconsin, Inc. is incorporated under the laws of the state of Wisconsin.

Pursuant to Section 180.0851(1) of the Wisconsin Business Corporation Law (the “WBCL”), a Wisconsin corporation must indemnify a director or officer, to the extent that such person has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer is or was a party because such person is or was a director or officer of the corporation. Pursuant to Section 180.0851(2) of the WBCL, if a director or officer has not been successful on the merits or otherwise in the defense of a proceeding, the corporation must indemnify the director or officer against liability in a proceeding to which such director or officer was a party because such person is or was a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that such person owes to the corporation and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of the criminal law, unless the director or officer had reasonable cause to believe that such conduct was lawful or no reasonable cause to believe that such conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

The certificate of incorporation and bylaws of Transitional Hospitals Corporation of Wisconsin, Inc. do not have provisions specifically related to the indemnification of its directors and officers.

Item 21.	Exhibits and Financial Statement Schedules.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(a)    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c)    That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(d)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

KINDRED HEALTHCARE, INC.

By:	/S/ PAUL J. DIAZ
Paul J. Diaz President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ PAUL J. DIAZ Paul J. Diaz	Chief Executive Officer, President and Director (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President and Chief Financial Officer (principal financial officer)

/S/ JOHN J. LUCCHESE John J. Lucchese	Senior Vice President and Corporate Controller (principal accounting officer)

/S/ EDWARD L. KUNTZ Edward L. Kuntz	Chairman of the Board of Directors

/S/ JOEL ACKERMAN Joel Ackerman	Director

/S/ ANN C. BERZIN Ann C. Berzin	Director

/S/ JONATHAN D. BLUM Jonathan D. Blum	Director

Name	Title

/S/ THOMAS P. COOPER, M.D. Thomas P. Cooper, M.D.	Director

/S/ CHRISTOPHER HJELM Christopher Hjelm	Director

/S/ ISAAC KAUFMAN Isaac Kaufman	Director

/S/ FREDERICK J. KLEISNER Frederick J. Kleisner	Director

/S/ EDDY J. ROGERS, JR. Eddy J. Rogers, Jr.	Director

/S/ JOHN SHORT John Short	Director

/S/ PHYLLIS R. YALE Phyllis R. Yale	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

AVERY MANOR NURSING, L.L.C.

BAYBERRY CARE CENTER, L.L.C.

BRAINTREE NURSING, L.L.C.

CALIFORNIA NURSING CENTERS, L.L.C.

CANNON & ASSOCIATES, LLC

CARE CENTER OF ROSSMOOR, L.L.C.

CLEAR LAKE REHABILITATION HOSPITAL, L.L.C.

COUNTRY ESTATES NURSING, L.L.C.

FORESTVIEW NURSING, L.L.C.

GODDARD NURSING, L.L.C.

GREENBRAE CARE CENTER, L.L.C.

GREENS NURSING AND ASSISTED LIVING, L.L.C.

HARBORLIGHTS NURSING, L.L.C.

HIGHGATE NURSING, L.L.C.

HIGHLANDER NURSING, L.L.C.

HOMESTEAD HEALTH AND REHABILITATION CENTER, L.L.C.

KINDRED BRAINTREE HOSPITAL, L.L.C.

KINDRED DEVELOPMENT 4, L.L.C.

KINDRED DEVELOPMENT 7, L.L.C.

KINDRED DEVELOPMENT 8, L.L.C.

KINDRED DEVELOPMENT 9, L.L.C.

KINDRED DEVELOPMENT 10, L.L.C.

KINDRED DEVELOPMENT 11, L.L.C.

KINDRED DEVELOPMENT 12, L.L.C.

KINDRED DEVELOPMENT 13, L.L.C.

KINDRED DEVELOPMENT 15, L.L.C.

KINDRED DEVELOPMENT 17, L.L.C.

KINDRED DEVELOPMENT HOLDINGS 3, L.L.C.

KINDRED DEVELOPMENT HOLDINGS 5, L.L.C.

KINDRED HOSPITAL PALM BEACH, L.L.C.

KINDRED HOSPITAL-PITTSBURGH-NORTH SHORE, L.L.C.

KINDRED HOSPITALS EAST, L.L.C.

KINDRED HOSPITALS WEST, L.L.C.

KINDRED HOSPITAL-SPRINGFIELD, L.L.C.

KINDRED HOSPITAL-TOLEDO, L.L.C.

KINDRED NEVADA, L.L.C.

KINDRED NURSING CENTERS EAST, L.L.C.

KINDRED NURSING CENTERS WEST, L.L.C.

KND DEVELOPMENT 52, L.L.C.

KND DEVELOPMENT 53, L.L.C.

KND DEVELOPMENT 54, L.L.C.

KND DEVELOPMENT 55, L.L.C.

LAFAYETTE SPECIALTY HOSPITAL, L.L.C.

LAUREL LAKE HEALTH AND REHABILITATION, L.L.C.

LOUISIANA SPECIALTY HOSPITAL, L.L.C.

MAINE ASSISTED LIVING, L.L.C.

MASSACHUSETTS ASSISTED LIVING, L.L.C.

MEADOWS NURSING, L.L.C.

MEDICAL HILL REHAB CENTER, L.L.C.

NEW TRIUMPH HEALTHCARE OF TEXAS, LLC

PACIFIC COAST CARE CENTER, L.L.C.

REHABCARE HOSPITAL HOLDINGS, L.L.C.

SIENA CARE CENTER, L.L.C.

SMITH RANCH CARE CENTER, L.L.C.

SPRINGFIELD PARK VIEW HOSPITAL, L.L.C.

TOWER HILL NURSING, L.L.C.

TRIUMPH REHABILITATION HOSPITAL NORTHERN INDIANA, LLC

TRIUMPH REHABILITATION HOSPITAL OF NORTHEAST HOUSTON, LLC

TULSA SPECIALTY HOSPITAL L.L.C.

YGNACIO VALLEY CARE CENTER, L.L.C.

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal financial officer and principal accounting officer)

/S/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

COURTLAND GARDENS HEALTH CENTER, INC.

HELIAN ASC OF NORTHRIDGE, INC.

J. B. THOMAS HOSPITAL, INC.

LAFAYETTE HEALTH CARE CENTER, INC.

MEDEQUITIES, INC.

NEW TRIUMPH HEALTHCARE, INC.

PERSONACARE OF CONNECTICUT, INC.

PERSONACARE OF GEORGIA, INC.

PERSONACARE OF HUNTSVILLE, INC.

PERSONACARE OF OHIO, INC.

PERSONACARE OF READING, INC.

PERSONACARE OF SHREVEPORT, INC.

PERSONACARE OF WARNER ROBINS, INC.

PERSONACARE OF WISCONSIN, INC.

SCCI HEALTH SERVICES CORPORATION

SCCI HOSPITAL – EASTON, INC.

SCCI HOSPITAL – EL PASO, INC.

SCCI HOSPITAL – MANSFIELD, INC.

SCCI HOSPITAL VENTURES, INC.

SCCI HOSPITALS OF AMERICA, INC.

SOUTHERN CALIFORNIA SPECIALTY CARE, INC.

SPECIALTY HEALTHCARE SERVICES, INC.

SPECIALTY HOSPITAL OF CLEVELAND, INC.

SPECIALTY HOSPITAL OF PHILADELPHIA, INC.

SPECIALTY HOSPITAL OF SOUTH CAROLINA, INC.

THC – CHICAGO, INC.

THC – HOUSTON, INC.

THC – NORTH SHORE, INC.

THC – ORANGE COUNTY, INC.

THC–SEATTLE, INC.

TRANSITIONAL HOSPITALS CORPORATION OF INDIANA, INC.

TRANSITIONAL HOSPITALS CORPORATION OF LOUISIANA, INC.

TRANSITIONAL HOSPITALS CORPORATION OF NEVADA, INC.

TRANSITIONAL HOSPITALS CORPORATION OF NEW MEXICO, INC.

TRANSITIONAL HOSPITALS CORPORATION OF TAMPA, INC.

TRANSITIONAL HOSPITALS CORPORATION OF TEXAS, INC.

TRANSITIONAL HOSPITALS CORPORATION OF WISCONSIN, INC.

TRIUMPH HEALTHCARE HOLDINGS, INC.

TRIUMPH HOSPITAL NORTHWEST INDIANA, INC.

TUCKER NURSING CENTER, INC.

By:	/s/ RICHARD A. LECHLEITER Richard A. Lechleiter
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/s/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/s/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Director (principal financial officer and principal accounting officer)

/s/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

AMERICAN VITALCARE, LLC

KINDRED HOSPICE SERVICES, L.L.C.

PEOPLEFIRST HOMECARE & HOSPICE OF CALIFORNIA, L.L.C.

PEOPLEFIRST HOMECARE & HOSPICE OF COLORADO, L.L.C.

PEOPLEFIRST HOMECARE & HOSPICE OF UTAH, L.L.C.

PEOPLEFIRST HOMECARE OF COLORADO, L.L.C.

PEOPLEFIRST VIRGINIA, L.L.C.

PF DEVELOPMENT 5, L.L.C.

PF DEVELOPMENT 6, L.L.C.

PF DEVELOPMENT 7, L.L.C.

PF DEVELOPMENT 8, L.L.C.

PF DEVELOPMENT 9, L.L.C.

PF DEVELOPMENT 15

REHAB STAFFING, L.L.C.

REHABCARE GROUP OF CALIFORNIA, LLC

REHABCARE GROUP OF TEXAS, LLC

SYMPHONY HEALTH SERVICES, LLC

VTA MANAGEMENT SERVICES, LLC

VTA STAFFING SERVICES, LLC

By:	/s/ RICHARD A. LECHLEITER Richard A. Lechleiter
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/s/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/s/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal financial officer)

/s/ JOHN J. LUCCHESE John J. Lucchese	Senior Vice President, Finance and Corporate Controller (principal accounting officer)

/s/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

KINDRED REHAB SERVICES, INC.

REHABCARE GROUP EAST, INC.

REHABCARE GROUP MANAGEMENT SERVICES, INC.

SALT LAKE PHYSICAL THERAPY ASSOCIATES, INC.

By:	/s/ RICHARD A. LECHLEITER Richard A. Lechleiter
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/s/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/s/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Director (principal financial officer)

/s/ JOHN J. LUCCHESE John J. Lucchese	Senior Vice President, Finance and Corporate Controller (principal accounting officer)

/s/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

HELIAN HEALTH GROUP, INC.
KINDRED HEALTHCARE OPERATING, INC.
KINDRED HEALTHCARE SERVICES, INC.
KINDRED SYSTEMS, INC.
PERSONACARE OF POMPANO EAST, INC.
REHABCARE GROUP, INC.

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Director (principal financial officer)

/S/ JOHN J. LUCCHESE John J. Lucchese	Senior Vice President and Corporate Controller (principal accounting officer)

/S/ RICHARD E. CHAPMAN Richard E. Chapman	Executive Vice President, Chief Administrative and Information Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

KINDRED NURSING CENTERS NORTH, L.L.C.

KINDRED NURSING CENTERS SOUTH, L.L.C.

KND DEVELOPMENT 50, L.L.C.

KND DEVELOPMENT 51, L.L.C.

KND DEVELOPMENT 56, L.L.C.

KND DEVELOPMENT 57, L.L.C.

KND DEVELOPMENT 58, L.L.C.

KND DEVELOPMENT 59, L.L.C.

KND HOSPITAL REAL ESTATE HOLDINGS, L.L.C.

KND REAL ESTATE 1, L.L.C.

KND REAL ESTATE 2, L.L.C.

KND REAL ESTATE 3, L.L.C.

KND REAL ESTATE 4, L.L.C.

KND REAL ESTATE 5, L.L.C.

KND REAL ESTATE 6, L.L.C.

KND REAL ESTATE 7, L.L.C.

KND REAL ESTATE 8, L.L.C.

KND REAL ESTATE 9, L.L.C.

KND REAL ESTATE 10, L.L.C.

KND REAL ESTATE 11, L.L.C.

KND REAL ESTATE 12, L.L.C.

KND REAL ESTATE 13, L.L.C.

KND REAL ESTATE 14, L.L.C.

KND REAL ESTATE 15, L.L.C.

KND REAL ESTATE 16, L.L.C.

KND REAL ESTATE 17, L.L.C.

KND REAL ESTATE 18, L.L.C.

KND REAL ESTATE 19, L.L.C.

KND REAL ESTATE 20, L.L.C.

KND REAL ESTATE 21, L.L.C.

KND REAL ESTATE 22, L.L.C.

KND REAL ESTATE 23, L.L.C.

KND REAL ESTATE 24, L.L.C.

KND REAL ESTATE 25, L.L.C.

KND REAL ESTATE 26, L.L.C.

KND REAL ESTATE 27, L.L.C.

KND REAL ESTATE 28, L.L.C.

KND REAL ESTATE 29, L.L.C.

KND REAL ESTATE 30, L.L.C.

KND REAL ESTATE 31, L.L.C.

KND REAL ESTATE 32, L.L.C.

KND REAL ESTATE 33, L.L.C.

KND REAL ESTATE 34, L.L.C.

KND REAL ESTATE 35, L.L.C.

KND REAL ESTATE 36, L.L.C.

KND REAL ESTATE 37, L.L.C.

KND REAL ESTATE 38, L.L.C.

KND REAL ESTATE 39, L.L.C.

KND REAL ESTATE 40, L.L.C.

KND REAL ESTATE 41, L.L.C.

KND REAL ESTATE 42, L.L.C.

KND REAL ESTATE 43, L.L.C.

KND REAL ESTATE 44, L.L.C.

KND REAL ESTATE 45, L.L.C.

KND REAL ESTATE HOLDINGS, L.L.C.

KND REHAB REAL ESTATE HOLDINGS, L.L.C.

KND SNF REAL ESTATE HOLDINGS, L.L.C.

TRIUMPH HEALTHCARE SECOND HOLDINGS, LLC

TRIUMPH HEALTHCARE THIRD HOLDINGS, LLC

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal financial officer)

/S/ JOHN J. LUCCHESE John J. Lucchese	Senior Vice President and Corporate Controller (principal accounting officer)

/S/ RICHARD E. CHAPMAN Richard E. Chapman	Executive Vice President, Chief Administrative and Information Officer and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

KINDRED DEVELOPMENT 27, L.L.C.

By:	/S/ DONALD H. ROBINSON
Donald H. Robinson
President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ DONALD H. ROBINSON Donald H. Robinson	President, Treasurer and Manager (principal executive officer, principal financial officer and principal accounting officer)

/S/ MICHAEL J. BEAN Michael J. Bean	Vice President, Secretary and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

KINDRED DEVELOPMENT 29, L.L.C.

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal executive officer, principal financial officer and principal accounting officer)

/S/ RICHARD E. CHAPMAN Richard E. Chapman	Executive Vice President, Chief Administrative and Information Officer and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

PF DEVELOPMENT 10, L.L.C.

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal financial officer and principal accounting officer)

/S/ RICHARD E. CHAPMAN Richard E. Chapman	Executive Vice President, Chief Administrative and Information Officer and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

PEOPLEFIRST HOMECARE & HOSPICE OF INDIANA, L.L.C.
PEOPLEFIRST HOMECARE & HOSPICE OF MASSACHUSETTS, L.L.C.

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President and Chief Financial Officer (principal financial officer)

/S/ JOHN J. LUCCHESE John J. Lucchese	Senior Vice President, Finance and Corporate Controller (principal accounting officer)

/S/ RICK GANDERSMAN Rick Gandersman	Senior Vice President, Hospice/Home Health, Peoplefirst Rehabilitation and Manager

/S/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

PEOPLEFIRST HOMECARE & HOSPICE OF OHIO, L.L.C.

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President and Chief Financial Officer (principal financial officer)

/S/ JOHN J. LUCCHESE John J. Lucchese	Senior Vice President, Finance and Corporate Controller (principal accounting officer)

/S/ RICK GANDERSMAN Rick Gandersman	Senior Vice President, Hospice/Home Health, Peoplefirst Rehabilitation and Manager

/S/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

NEW TRIUMPH HEALTHCARE, LLP By: New Triumph Healthcare, Inc. its General Partner

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Director (principal financial officer and principal accounting officer)

/S/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

REHABCARE GROUP OF AMARILLO, LP REHABCARE GROUP OF ARLINGTON, LP REHABCARE GROUP OF MIDLAND, LP By: RehabCare Group, Inc. its General Partner

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Director (principal financial officer)

/S/ JOHN J. LUCCHESE John J. Lucchese	Senior Vice President and Corporate Controller (principal accounting officer)

/S/ RICHARD E. CHAPMAN Richard E. Chapman	Executive Vice President, Chief Administrative and Information Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

TRIUMPH HOSPITAL MEDICAL CENTER, L.P. By: New Triumph Healthcare of Texas, LLC its General Partner

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal financial officer and principal accounting officer)

/S/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

FOOTHILL NURSING COMPANY PARTNERSHIP

KINDRED HOSPITALS LIMITED PARTNERSHIP

    By: Kindred Nursing Centers Limited Partnership

    its General Partner

            By: Kindred Nursing Centers East, L.L.C.

            its General Partner

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

and By: Kindred Nursing Centers West, L.L.C. its General Partner

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal financial officer and principal accounting officer)

/S/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

HILLHAVEN–MSC PARTNERSHIP By: Kindred Nursing Centers West, L.L.C. its General Partner

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

and
By: Kindred Hospitals West, L.L.C. its General Partner

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal financial officer and principal accounting officer)

/S/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

KINDRED NURSING CENTERS CENTRAL LIMITED PARTNERSHIP By: Kindred Nursing Centers Limited Partnership its General Partner By: Kindred Nursing Centers East, L.L.C. its General Partner

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

and
By: Kindred Healthcare Operating, Inc. its General Partner

By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities for Kindred Nursing Centers East, L.L.C. on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal financial officer and principal accounting officer)

/S/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Manager

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities for Kindred Healthcare Operating, Inc. on October 4, 2011.

/s/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/s/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Director (principal financial officer)

/s/ JOHN J. LUCCHESE John J. Lucchese	Senior Vice President and Corporate Controller (principal accounting officer)

/s/ RICHARD E. CHAPMAN Richard E. Chapman	Executive Vice President, Chief Administrative and Information Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

KINDRED NURSING CENTERS LIMITED PARTNERSHIP

By: Kindred Hospitals Limited Partnership its General Partner

By: Kindred Hospitals West, L.L.C. its General Partner

By:	/s/ RICHARD A. LECHLEITER Richard A. Lechleiter
Executive Vice President and Chief Financial Officer
and
By: Kindred Nursing Centers East, L.L.C. its General Partner

By:	/s/ RICHARD A. LECHLEITER Richard A. Lechleiter
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/S/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/S/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal financial officer and principal accounting officer)

/S/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

CENTRAL ARIZONA HOME HEALTH CARE, INC.
HHS HEALTHCARE CORP.
HOME HEALTH SERVICES, INC.
PHH ACQUISITION CORP.
SOUTHERN NEVADA HOME HEALTH CARE, INC.
SOUTHERN UTAH HOME HEALTH, INC.
SOUTHERN UTAH HOME OXYGEN & MEDICAL EQUIPMENT, INC.

By:	/s/ JOSEPH L. LANDENWICH Joseph L. Landenwich
Senior Vice President, Corporate Legal Affairs and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/s/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/s/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Director (principal financial officer)

/s/ JOHN J. LUCCHESE John J. Lucchese	Senior Vice President, Finance and Corporate Controller (principal accounting officer)

/s/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

HAVEN HEALTH, LLC
NP PLUS, LLC
PACIFIC WEST HOME CARE, LLC
PROFESSIONAL HEALTHCARE, LLC

By:	/s/ JOSEPH L. LANDENWICH Joseph L. Landenwich
Senior Vice President, Corporate Legal Affairs and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/s/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/s/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal financial officer)

/s/ JOHN J. LUCCHESE John J. Lucchese	Senior Vice President, Finance and Corporate Controller (principal accounting officer)

/s/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Kentucky on October 4, 2011.

PROFESSIONAL HEALTHCARE AT HOME, LLC

By:	/s/ JOSEPH L. LANDENWICH Joseph L. Landenwich
Senior Vice President, Corporate Legal Affairs and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Lechleiter and Joseph L. Landenwich, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on October 4, 2011.

Name	Title

/s/ BENJAMIN A. BREIER Benjamin A. Breier	Chief Operating Officer (principal executive officer)

/s/ RICHARD A. LECHLEITER Richard A. Lechleiter	Executive Vice President, Chief Financial Officer and Manager (principal financial officer and principal accounting officer)

/s/ JOSEPH L. LANDENWICH Joseph L. Landenwich	Senior Vice President, Corporate Legal Affairs, Corporate Secretary and Manager

EXHIBIT INDEX

Exhibit No	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of February 7, 2011, among Kindred Healthcare, Inc., Kindred Healthcare Development, Inc. and RehabCare Group, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated February 7, 2011 (Comm. File No. 001-14057)).

2.2	Amendment to Agreement and Plan of Merger, dated May 12, 2011, among Kindred Healthcare, Inc., Kindred Healthcare Development, Inc. and RehabCare Group, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated May 12, 2011 (Comm. File No. 001-14057)).

2.3	Certificate of Ownership and Merger merging Kindred Escrow Corp. into Kindred Healthcare, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 1, 2011 (Comm. File No. 001-14057)).

4.1	Indenture (including form of Note), dated as of June 1, 2011, between Kindred Escrow Corp. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 1, 2011 (Comm. File No. 001-14057)).

4.2	Form of notes (included in Exhibit 4.1).

4.3	Supplemental Indenture, dated as of June 1, 2011, among Kindred Healthcare, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated June 1, 2011 (Comm. File No. 001-14057)) .

4.4	Second Supplemental Indenture, dated as of September 28, 2011, among Kindred Healthcare, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 28, 2011 (Comm. File No. 001-14057)).

4.5	Registration Rights Agreement, dated as of June 1, 2011, between Kindred Escrow Corp. and J.P. Morgan Securities LLC (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated June 1, 2011 (Comm. File No. 001-14057)).

4.6	Joinder Agreement to Registration Rights Agreement, dated as of June 1, 2011, among Kindred Healthcare, Inc. and the Subsidiary Guarantors party thereto (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated June 1, 2011 (Comm. File No. 001-14057)).

4.7	Second Joinder Agreement to the Registration Rights Agreement, dated as of September 28, 2011, among the Subsidiary Guarantors party thereto (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 28, 2011 (Comm. File No. 001-14057)).

4.8	ABL Credit Agreement, dated as of June 1, 2011, among Kindred Healthcare, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent and the arrangers and agents party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 1, 2011 (Comm. File No. 001-14057)) .

4.9	Term Loan Credit Agreement, dated as of June 1, 2011, among Kindred Healthcare, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent and the arrangers and other agents party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated June 1, 2011 (Comm. File No. 001-14057)).

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

5.2*	Opinion of Joseph L. Landenwich, Esq., Senior Vice President, Corporate Legal Affairs of Kindred Healthcare, Inc.

Exhibit No	Description of Exhibits

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.2*	Consent of Joseph L. Landenwich, Esq., Senior Vice President, Corporate Legal Affairs of Kindred Healthcare, Inc. (included in Exhibit 5.2).

23.3*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.4*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1*	Powers of Attorney (included on signature page hereof).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee under the Indenture.

*	Filed herewith.